================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          360 COMMUNICATIONS COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         [LOGO OF 360 APPEARS HERE]


                                                                   May 11, 1998

Dear 360 Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of 360 Communications Company ("360") to be held on June 23, 1998, beginning promptly at 10:00 a.m. local time, at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois.

  At the Special Meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of March 16, 1998 (the "Merger Agreement"), among ALLTEL Corporation ("ALLTEL"), Pinnacle Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of ALLTEL, and 360, and the transactions contemplated thereby.

  Pursuant to the Merger Agreement:

  . Merger Sub will be merged with and into 360 (the "Merger"), and 360 will become a wholly-owned subsidiary of ALLTEL; and

  . each outstanding share of 360 Common Stock will be converted into the right to receive .74 of a share of ALLTEL Common Stock.

  A detailed description of the Merger Agreement and the Merger is set forth in the accompanying Joint Proxy/Prospectus, which you should read carefully.

  After careful consideration, 360's Board of Directors has determined that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of 360. Accordingly, the Board has unanimously approved the Merger Agreement and recommends that all 360 stockholders vote for its approval. I firmly believe--as do your Board of Directors--that the geographic fit and complementary strategies of ALLTEL and 360 will allow the combined company to realize significant competitive benefits and operational synergy, better positioning it to meet the challenges of an increasingly competitive telecommunications industry.

  Your vote is important. Failure to vote your shares will have the same effect as a vote against the Merger. Therefore, whether or not you plan to attend the Special Meeting in person, I urge you to either complete, date, sign and return the accompanying proxy card in the provided prepaid envelope or vote your shares by telephone as soon as possible. You may, of course, attend the Special Meeting and vote in person, even if you have previously voted your shares.

                                          Sincerely,

                                          /s/ DENNIS E. FOSTER

                                          Dennis E. Foster
                                          President and Chief Executive
                                           Officer

                          360 COMMUNICATIONS COMPANY

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23, 1998

To the Stockholders of 360 Communications Company:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of 360 Communications Company, a Delaware corporation ("360"), will be held on June 23, 1998, beginning promptly at 10:00 a.m. local time, at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois, for the following purposes:

    1. To approve and adopt the Agreement and Plan of Merger, dated as of March 16, 1998 (the "Merger Agreement"), among ALLTEL Corporation, a Delaware corporation ("ALLTEL"), Pinnacle Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of ALLTEL, and 360, and the transactions contemplated thereby (the "360 Proposal"). The Merger Agreement contemplates, among other things, that (a) Merger Sub will be merged with and into 360, and 360 will become a wholly-owned subsidiary of ALLTEL, and (b) each outstanding share of 360 common stock, $0.01 par value, will be converted into the right to receive .74 of a share of ALLTEL common stock, par value $1.00 per share.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice.

  The Board of Directors has fixed the close of business on May 5, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. In the event that there are not sufficient votes to approve the 360 Proposal, it is expected that the Special Meeting will be postponed or adjourned in order to permit further solicitation of proxies by 360.

                                          By Order of the Board of Directors

                                          /s/ KEVIN C. GALLAGHER

                                          Kevin C. Gallagher
                                          Senior Vice President,
                                          General Counsel and Secretary

Chicago, Illinois
May 11, 1998

                            YOUR VOTE IS IMPORTANT

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE PROVIDED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) OR VOTE YOUR SHARES BY TELEPHONE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, WHETHER BY MAIL OR BY TELEPHONE, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

                           JOINT PROXY STATEMENT OF
                              ALLTEL CORPORATION
                                      AND
                          360 COMMUNICATIONS COMPANY

                                --------------

                                 PROSPECTUS OF
                              ALLTEL CORPORATION

  This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to the holders of common stock, par value $1.00 per share ("ALLTEL Common Stock"), of ALLTEL Corporation, a Delaware corporation ("ALLTEL"), and each series of ALLTEL voting cumulative preferred stock, par value $25 per share ("ALLTEL Voting Preferred Stock" and, together with ALLTEL Common Stock, "ALLTEL Voting Stock"), in connection with the solicitation of proxies by the Board of Directors of ALLTEL ("ALLTEL Board") for use at the Special Meeting of Stockholders of ALLTEL (including any and all adjournments, postponements or continuations thereof, the "ALLTEL Special Meeting") to be held on June 23, 1998. This Joint Proxy Statement/Prospectus is also being furnished to the holders of common stock, $0.01 par value ("360 Common Stock"), of 360 Communications Company, a Delaware corporation ("360"), in connection with the solicitation of proxies by the Board of Directors of 360 ("360 Board") for use at the Special Meeting of Stockholders of 360 (including any and all adjournments, postponements or continuations thereof, the "360 Special Meeting") to be held on June 23, 1998. The ALLTEL Special Meeting and the 360 Special Meeting are referred to collectively herein as the "Special Meetings."

  On March 16, 1998, ALLTEL, Pinnacle Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ALLTEL ("Merger Sub"), and 360 entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for, among other things, the merger (the "Merger") of Merger Sub into 360 with 360 becoming a wholly-owned subsidiary of ALLTEL. Upon the terms and subject to the conditions set forth in the Merger Agreement, each share of 360 Common Stock outstanding immediately prior to the Effective Time (defined below) of the Merger will be converted into the right to receive .74 of a share of ALLTEL Common Stock (the "Conversion Fraction"). Cash will be paid in lieu of any fractional shares of ALLTEL Common Stock. Each share of ALLTEL Common Stock issued pursuant to the Merger Agreement will be accompanied by one Right (defined below) to purchase 1/1,000 of a share of Series K Stock (defined below). See "DESCRIPTION OF ALLTEL COMMON STOCK--Rights Agreement."

  At the ALLTEL Special Meeting, holders of ALLTEL Voting Stock are being asked to approve the issuance of up to approximately 92,092,338 shares of ALLTEL Common Stock pursuant to the Merger Agreement (the "Issuance of ALLTEL Common Stock"). Those shares are expected to be issued (i) pursuant to the Merger Agreement and (ii) upon exercise of existing options to purchase 360 Common Stock to be assumed by ALLTEL as contemplated by the Merger Agreement. The holders of ALLTEL Voting Stock are also being asked to approve separate proposals to (i) amend the Amended and Restated Certificate of Incorporation of ALLTEL (the "ALLTEL Certificate") to increase from 500,000,000 to 1,000,000,000 the number of shares of ALLTEL Common Stock authorized to be issued by ALLTEL (the "Certificate Amendment"), and (ii) approve the ALLTEL 1998 Equity Incentive Plan (the "Equity Incentive Plan"). The approval of the Issuance of ALLTEL Common Stock and the approval of the Equity Incentive Plan each requires the affirmative vote by holders of record at the close of business on May 4, 1998 (the "ALLTEL Record Date") of a majority of shares of ALLTEL Voting Stock (voting together as a single class) present, in person or by proxy and entitled to vote at the ALLTEL Special Meeting (assuming a quorum is present). The approval of the Certificate Amendment requires the affirmative vote of holders of record of a majority of the shares of ALLTEL Voting Stock (voting together as a single class) outstanding on the ALLTEL Record Date.

 At the 360 Special Meeting, holders of 360 Common Stock are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (the "360 Proposal"). The affirmative vote by holders of record at the close of business on May 5, 1998 (the "360 Record Date") of a majority of outstanding shares of 360 Common Stock is required to approve the 360 Proposal.

  This Joint Proxy Statement/Prospectus also constitutes the Prospectus of ALLTEL filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of ALLTEL Common Stock to be issued in the Merger.

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT STOCKHOLDERS SHOULD CONSIDER PRIOR TO VOTING AT THE SPECIAL MEETINGS.

  ALLTEL Common Stock and 360 Common Stock are each listed for trading on the New York Stock Exchange ("NYSE") and the Pacific Exchange under the symbols "AT" and "XO," respectively. The 360 Common Stock is also listed for trading on the Chicago Stock Exchange. On March 13, 1998, the last trading day prior to the execution of the Merger Agreement, the last reported sale price of ALLTEL Common Stock, as reported by the NYSE Composite Transactions Tape, was $45.81 per share and the last reported sale price of 360 Common Stock, as reported on the NYSE Composite Transactions Tape, was $35.62 per share. On May 6, 1998, the last reported sale price of ALLTEL Common Stock, as reported on the NYSE Composite Transactions Tape, was $41.25 per share and the last reported sale price of 360 Common Stock, as reported on the NYSE Composite Transactions Tape was $29.51563 per share. It is expected that the shares of ALLTEL Common Stock to be issued to 360 stockholders pursuant to the Merger Agreement will be listed on the NYSE and the Pacific Exchange.

 This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of ALLTEL and 360 on or about May 11, 1998.

  THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS MAY 11, 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER ALLTEL OR 360. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALLTEL OR 360 SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  ALLTEL and 360 are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. Copies of such materials relating to ALLTEL and 360 can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104. Copies of such materials relating to 360 can also be inspected at the offices of the Chicago Stock Exchange, Incorporated, 440 LaSalle Street, Chicago, Illinois 60605.

  This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following ALLTEL documents are incorporated herein by reference:

    (1) ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 24, 1998 ("ALLTEL 1997 Form 10-K");

    (2) The description of ALLTEL Common Stock contained in ALLTEL's Registration Statement on Form 8-A (Commission file No. 1-4996);

    (3) The description of the Rights Agreement (defined below) contained in ALLTEL's Registration Statement on Form 8-A dated February 3, 1997; and

    (4) ALLTEL's Current Reports on Form 8-K dated March 16, 1998 and April 21, 1998.

  The following 360 documents are incorporated herein by reference:

    (1) 360's Annual Report on Form 10-K for the year ended December 31, 1997 ("360 1997 Form 10-K");

    (2) 360's Current Reports on Form 8-K dated November 1, 1996,
  January 24, 1997, March 16, 1998 and April 15, 1998; and

    (3) 360's Current Report on Form 8-K/A dated March 16, 1998.

  All reports and other documents filed with the SEC by either ALLTEL or 360 pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the Effective Time of the Merger shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to ALLTEL has been supplied by ALLTEL, and all such information relating to 360 has been supplied by 360.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS
THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF 360 COMMON STOCK TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO ALLTEL, TO ALLTEL CORPORATION, ONE ALLIED DRIVE, LITTLE ROCK, ARKANSAS 72202, ATTENTION: SECRETARY, TELEPHONE NUMBER (501) 905-8000, AND, IN THE CASE OF DOCUMENTS RELATING TO 360, TO 360 COMMUNICATIONS COMPANY, 8725 W. HIGGINS ROAD, CHICAGO, ILLINOIS 60631-2702, ATTENTION: INVESTOR RELATIONS, TELEPHONE NUMBER (773) 399-2150. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST FOR DOCUMENTS RELATING TO ALLTEL SHOULD BE MADE BY JUNE 16, 1998 AND ANY REQUEST FOR DOCUMENTS RELATING TO 360 SHOULD BE MADE BY JUNE 16, 1998.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................  ii
INCORPORATION OF DOCUMENTS BY REFERENCE...................................  ii
QUESTIONS AND ANSWERS ABOUT THE MERGER.................................... vii
SUMMARY...................................................................   1
  Recent Events...........................................................   1
  The Companies...........................................................   1
  The Special Meetings....................................................   2
  The Merger..............................................................   3
  Market Prices and Dividends.............................................   7
  Comparative Per Share Data..............................................   9
  Selected Historical Financial Data......................................  10
  Selected Unaudited Pro Forma Financial Information......................  12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................  13
RISK FACTORS..............................................................  14
THE SPECIAL MEETINGS......................................................  16
  General.................................................................  16
  Date, Time and Place....................................................  16
  Matters to be Considered at the Special Meetings........................  16
  Stock Entitled to Vote; Quorum..........................................  16
  Votes Required..........................................................  17
  Share Ownership of Management...........................................  17
  Voting of Proxies.......................................................  17
  Revocability of Proxies.................................................  18
  Solicitation of Proxies.................................................  18
THE MERGER................................................................  20
  General.................................................................  20
  Conversion of Shares; Procedures for Exchange of Certificates...........  20
  Background of the Merger................................................  21
  ALLTEL's Reasons for the Merger; Recommendation of the ALLTEL Board.....  24
  Opinion of Financial Advisors to ALLTEL.................................  26
  360's Reasons for the Merger; Recommendation of the 360 Board...........  32
  Opinion of 360's Financial Advisor......................................  33
  Ownership of 360 Common Stock; Stock Options; Company Awards............  38
  Executive Severance; Retention..........................................  38
  Director and Officer Indemnification and Insurance......................  39
  Board of Directors; Management..........................................  39
  Certain United States Federal Income Tax Consequences of the Merger.....  39
  Anticipated Accounting Treatment........................................  41
  Percentage Ownership Interest of 360 Stockholders after the
   Merger.................................................................  41
  Appraisal Rights........................................................  41
  NYSE Listing............................................................  41
  Delisting and Deregistration of 360 Common Stock........................  42
  Conduct of the Business of 360 and ALLTEL if the Merger Is Not
   Consummated............................................................  42
  Resales of ALLTEL Common Stock..........................................  42

                                                                           PAGE
                                                                           ----
OTHER TERMS OF THE MERGER AGREEMENT.......................................  43
  Certain Representations and Warranties..................................  43
  Conduct of Business by 360 Pending the Merger...........................  43
  Employee Stock Options; Incentive and Benefit Plans.....................  44
  No Solicitation.........................................................  45
  Indemnification and Insurance...........................................  45
  Conditions to Consummation of the Merger................................  45
  Termination.............................................................  46
  Termination Fee.........................................................  47
  Expenses................................................................  47
  Amendment and Modification..............................................  48
  Waiver..................................................................  48
  Change of Control Provisions Contained in Certain of 360's Senior
   Debt Instruments.......................................................  48
  Option Agreement........................................................  48
CERTAIN REGULATORY FILINGS AND APPROVALS..................................  50
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..............  50
INFORMATION CONCERNING ALLTEL.............................................  57
  Security Ownership of Certain Beneficial Owners and Management..........  57
  Compensation of Directors...............................................  58
  Compensation of Named Executive Officers................................  60
  Option Grants in 1997...................................................  61
  Option Exercises in 1997 and 1997 Year-End Option Values................  61
  Long-Term Incentive Plan Awards in 1997.................................  62
  Executive Compensation Agreement........................................  62
  Change in Control Agreements............................................  62
  Defined Benefit Pension Plan............................................  63
  Benefit Restoration Plan................................................  63
  Supplemental Executive Retirement Plan..................................  63
  Grantor Trust...........................................................  64
DIRECTORS AND MANAGEMENT OF ALLTEL FOLLOWING THE MERGER...................  64
  Directors...............................................................  64
  Executive Officers......................................................  65
APPROVAL OF THE CERTIFICATE AMENDMENT.....................................  66
  Introduction............................................................  66
  Vote Required...........................................................  66
  Purpose.................................................................  66
APPROVAL OF THE 1998 EQUITY INCENTIVE PLAN................................  67
  Introduction............................................................  67
  Vote Required...........................................................  67
  Summary of the 1998 Equity Incentive Plan...............................  67
  Tax Aspects of the Equity Incentive Plan................................  69
  Equity Incentive Plan Benefits..........................................  70
CERTAIN RELATED TRANSACTIONS..............................................  70
DESCRIPTION OF ALLTEL CAPITAL STOCK.......................................  70
  General.................................................................  70
  ALLTEL Common Stock.....................................................  71
  Rights Agreement........................................................  71
  ALLTEL Preferred Stock..................................................  73

                                                                            PAGE
                                                                            ----
COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF ALLTEL AND 360.................  73
  Dividend Rights..........................................................  74
  Voting Rights............................................................  74
  Directors................................................................  74
  Call of Special Meetings.................................................  75
  Action by Stockholders Without a Meeting.................................  75
  Stockholder Proposals....................................................  75
  Vote on Extraordinary Corporate Transactions.............................  76
  Rights Plan..............................................................  76
  Business Combination Restrictions........................................  78
  Rights of Appraisal......................................................  79
  Special Redemption Provisions............................................  80
  Preemptive Rights........................................................  80
  Limitation of Liability..................................................  80
  Indemnification of Officers and Directors................................  80
  Liquidation Rights.......................................................  81
  Amendment to Certificate of Incorporation................................  81
  Amendment to By-laws.....................................................  81
CERTAIN PENDING LITIGATION.................................................  81
LEGAL MATTERS..............................................................  82
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................  82
EXPERTS....................................................................  82

ANNEX A--Agreement and Plan of Merger

ANNEX B--Stock Option Agreement

ANNEX C--Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

ANNEX D--Opinion of Stephens Inc.

ANNEX E--Opinion of Lazard Freres & Co. LLC

ANNEX F--Form of Amendment No. 1 to Amended and Restated Certificate of Incorporation of ALLTEL

ANNEX G--1998 Equity Incentive Plan

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL STOCKHOLDERS
   BENEFIT?

A. In a press release, dated March 16, 1998, announcing the Merger, Joe T. Ford, ALLTEL's Chairman and Chief Executive Officer said:

  The [Merger] . . . creates a new, formidable competitor ideally positioned as one of the leading growth companies in the communications industry. The companies share a unique vision of the communications industry and what it will take to succeed in the future. The names of both companies are synonymous with quality, convenience, innovation and value. Our combination of people, products, networks, technology, and geographic footprint provides the perfect foundation for the communications company of the future.

In the same press release, Dennis E. Foster, 360 President and
Chief Executive Officer said:

  ALLTEL and 360 share a strategic objective to offer bundled communications services through tightly-focused geographic markets. This merger is a natural extension of that strategy. Both companies have focused their efforts on developing strong distribution channels and local presence in their operating areas. In addition, both companies primarily serve mid-sized cities and smaller communities. The combined company will have more than 3,000 points of distribution including 250 retail stores, 450 kiosks and 2,500 sales personnel, in addition to a strong agent and dealer network.

Q. EXPLAIN WHAT STOCKHOLDERS WILL RECEIVE IN THE MERGER.

A. ALLTEL Stockholders. After the Merger, each share of ALLTEL Common Stock will remain outstanding. Holders of ALLTEL Common Stock will continue to hold their same shares after the Merger.

  360 Stockholders. In the Merger, each share of 360 Common Stock will be cancelled in exchange for the right to receive .74 of a share of ALLTEL Common Stock. ALLTEL will not issue fractional shares of ALLTEL Common Stock. 360 stockholders will instead be paid cash equal to the market value on the Merger date of any fractional shares of ALLTEL Common Stock that would have otherwise been received.

Q. WILL ALLTEL PAY DIVIDENDS ON ITS COMMON STOCK?

A. ALLTEL historically has paid a quarterly dividend to its common stockholders and intends to continue paying a quarterly dividend. For a comparison of the dividends historically paid by ALLTEL and 360, see "SUMMARY--Market Prices and Dividends."

Q. WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS OF THE MERGER?

A. The Merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the Merger qualifies as a reorganization within the meaning of the Code, holders of 360 Common Stock who exchange their 360 Common Stock for ALLTEL Common Stock pursuant to the Merger will not recognize gain or loss for United States federal income tax purposes, except with respect to any cash they receive in lieu of fractional shares of ALLTEL Common Stock. For a more detailed description of tax consequences see "SUMMARY--The Merger," and "THE MERGER-- Certain United States Federal Income Tax Consequences of the Merger."

Q. WHAT WILL 360 STOCKHOLDERS' TAX BASIS BE IN THE ALLTEL COMMON STOCK THEY RECEIVE IN THE MERGER?

A. The tax basis of a 360 stockholder in the shares of ALLTEL Common Stock received in the Merger will equal such stockholder's current tax basis in its 360 Common Stock reduced by an amount allocable to a fractional share interest for which cash, if any, is received.

Q. WHAT REGULATORY APPROVALS ARE NEEDED?

A. The Merger must be approved by the Federal Communications Commission. See "CERTAIN REGULATORY FILINGS AND APPROVALS".

Q. SHOULD ALLTEL STOCKHOLDERS NOT ATTENDING THE ALLTEL SPECIAL MEETING IN PERSON RETURN THEIR PROXY CARD?

A. Yes. After considering the information contained in this Joint Proxy Statement/Prospectus, please fill out and sign your proxy card. Then, return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the ALLTEL Special Meeting.

Q. SHOULD 360 STOCKHOLDERS NOT ATTENDING THE 360 SPECIAL MEETING IN PERSON RETURN THEIR PROXY CARD?

A. Yes. After considering the information contained in this Joint Proxy Statement/Prospectus, please complete, date, sign and return the accompanying proxy card in the provided envelope (which is postage prepaid if mailed in the United States) or, if you wish, vote your shares by telephone using the toll-free number set forth on the accompanying proxy card. If you vote your shares by telephone, there is no need to send in the proxy card. Failure to vote your shares will have the same effect as a vote against the Merger.

Q. SHOULD 360 STOCKHOLDERS SEND STOCK CERTIFICATES NOW?

A. No. After the Merger is completed, First Union National Bank of North Carolina, Charlotte, North Carolina, the exchange agent appointed by ALLTEL, will send 360 stockholders written instructions for exchanging stock certificates.

  ALLTEL stockholders will not exchange any stock certificates.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. The Merger is expected to be completed in the third quarter of 1998.

  For additional questions about the Merger please contact:

  ALLTEL STOCKHOLDERS

                                          360 STOCKHOLDERS

  ALLTEL Corporation                      360 Communications Company
  Investor Relations Department           8725 W. Higgins Road
  One Allied Drive                        Chicago, Illinois 60631-2702
  Little Rock, Arkansas 72202             Attn: Investor Relations
  Telephone (501) 905-8000                Telephone (773) 399-2150
  ALLTEL Web Site:                        360 Web Site: http//www.360.com

  http//www.alltel.com

                                    SUMMARY

  This section summarizes information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. It is qualified in its entirety by the more detailed information contained or incorporated by reference in this Joint Proxy Statement/Prospectus and the Annexes hereto. Capitalized terms not defined in this Joint Proxy Statement/Prospectus have the respective meanings specified in the Merger Agreement.

  Stockholders of ALLTEL and stockholders of 360 are urged to read this Joint Proxy Statement/Prospectus and the Annexes hereto and consider the information set forth below under the caption "RISK FACTORS."

RECENT EVENTS

  On April 21, 1998, ALLTEL announced first quarter 1998 results from its current businesses. Revenues and earnings per share were $847 million and 55 cents per share, respectively, or 13% and 12% over the first quarter of 1997. Operating income from current businesses for the first quarter of 1998 was $191 million, or 6% over the first quarter of 1997. On April 23, 1998, the ALLTEL Board declared a $.29 per share regular quarterly dividend on ALLTEL Common Stock. The dividend will be payable on July 3, 1998 to stockholders of record on June 5, 1998. Regular quarterly dividends were also declared on all series of ALLTEL Preferred Stock.

  On April 15, 1998, 360 announced operating results for the first quarter of 1998. 360 reported net income of $44.1 million, or $0.36 per share, for the three months ended March 31, 1998, compared with $9.4 million, or $0.08 per share, for the three months ended March 31, 1997. Net income for the first quarter of 1998 included an after-tax gain of $18.1 million, or $0.15 per share, from the sale of 360's 28% interest in the Omaha, Nebraska cellular market. Excluding the Omaha transaction, net income would have been $26 million. 360 also reported total operating revenues of $355 million during the first quarter of 1998, up 15.6% from $307 million in the same period last year.

THE COMPANIES

  ALLTEL. ALLTEL is a customer-focused information technology company that provides wireline and wireless communications and information services. ALLTEL owns subsidiaries that provide wireline local, long-distance, network access and internet services, wireless communications, wide-area paging service and information processing management services and advanced applications software. Telecommunications products are warehoused and sold by ALLTEL's distribution subsidiary. A subsidiary also publishes telephone directories for affiliates and other independent telephone companies. Merger Sub is a wholly-owned subsidiary of ALLTEL and was formed by ALLTEL solely for the purpose of effecting the Merger. ALLTEL's principal executive offices are located at One Allied Drive, Little Rock, Arkansas 72202, and its telephone number is (501) 905-8000. For further information concerning ALLTEL, see "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

  360. 360 is one of the leading and most established wireless communications companies in the United States, serving approximately 2.6 million customers in more than 100 markets in 15 states. 360's interests in these markets represent, as of December 31, 1997, approximately 21.4 million Net POPs. "Net POPs" refers to the estimated population with respect to a given service area multiplied by the percentage interest that 360 owns in the entity licensed by the Federal Communications Commission ("FCC") to operate a cellular communications system within that service area. 360 also owns, as of December 31, 1997, minority interests in 60 additional cellular telephone markets representing approximately
4.7 million Net POPs, including markets located in New York, New York; Chicago, Illinois; Houston, Texas; and Orlando, Florida. 360 sells and markets wireless voice and data services and related products, as well as residential long distance and paging services, through a distribution network consisting of nationally recognized and local dealers, full service retail stores and a direct sales force. 360 operates in four regions in the United States: Mid-Atlantic, Midwest, Southeast and

West. 360 controlled markets comprising each region include a number of geographic operating clusters which are primarily located in mid-sized communities. 360 principal executive offices are located at 8725 W. Higgins Road, Chicago, Illinois 60631-2702, and its telephone number is (773) 399-2500. For further information concerning 360, see "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

THE SPECIAL MEETINGS

  ALLTEL. The ALLTEL Special Meeting will be held at One Allied Drive, Building III, Little Rock, Arkansas on June 23, 1998, at 11:00 a.m., local time. At the ALLTEL Special Meeting, holders of ALLTEL Voting Stock are being asked to approve (i) the Issuance of ALLTEL Common Stock, (ii) the Certificate Amendment, and (iii) the Equity Incentive Plan. See "THE SPECIAL MEETINGS--Matters to be Considered at the Special Meetings." The close of business on May 4, 1998 (the "ALLTEL Record Date") is the record date for determining which holders of ALLTEL Voting Stock are entitled to vote at the ALLTEL Special Meeting. See "THE SPECIAL MEETINGS--Stock Entitled to Vote; Quorum." The approval of the Issuance of ALLTEL Common Stock and the approval of the Equity Incentive Plan each requires the affirmative vote of holders of record of a majority of the shares of ALLTEL Voting Stock (voting together as a single class) present in person or by proxy and entitled to vote at the ALLTEL Special Meeting (assuming a quorum is present). The approval of the Certificate Amendment requires the affirmative vote of holders of record of a majority of shares of ALLTEL Voting Stock outstanding on the ALLTEL Record Date. See "THE SPECIAL MEETINGS--Votes Required." Stockholders of ALLTEL will have one vote for each share of ALLTEL Common Stock and one vote for each share of ALLTEL Voting Preferred Stock owned on the ALLTEL Record Date. See "THE SPECIAL MEETINGS--Votes Required."

  On May 1, 1998, directors and executive officers of ALLTEL and their affiliates beneficially owned 977,318 shares of ALLTEL Common Stock (exclusive of shares that may be acquired through the exercise of options), which represented approximately .5% of the total shares of ALLTEL Voting Stock outstanding on such date. Each such director and executive officer has indicated his or her present intention to vote the ALLTEL Common Stock owned by him or her for the approval of each of the Issuance of ALLTEL Common Stock, the Certificate Amendment, and the Equity Incentive Plan. On May 1, 1998, no directors, officers, or affiliates of ALLTEL owned ALLTEL Voting Preferred Stock.

  360. The 360 Special Meeting will be held at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois, on June 23, 1998, at 10:00 a.m. local time. At the 360 Special Meeting, holders of 360 Common Stock are being asked to approve the 360 Proposal. See "THE SPECIAL MEETINGS--Matters to be Considered at the Special Meetings." Holders of record of 360 Common Stock at the close of business on May 5, 1998 (the "360 Record Date") have the right to receive notice of and to vote at the 360 Special Meeting. The approval of the 360 Proposal requires the affirmative vote of holders of record of a majority of the shares of 360 Common Stock outstanding on the 360 Record Date. 360 stockholders will have one vote for each share of 360 Common Stock owned on the 360 Record Date. See "THE SPECIAL MEETINGS--Votes Required."

  On May 1, 1998, directors and executive officers of 360 and their affiliates beneficially owned 6,746,868 shares of 360 Common Stock (exclusive of shares that may be acquired through the exercise of options), which represented approximately 5.56% of the shares of 360 Common Stock outstanding on such date. Each such director and executive officer has indicated his or her present intention to vote the 360 Common Stock beneficially owned by him or her for the approval of the 360 Proposal. See "THE SPECIAL MEETINGS--Share Ownership of Management."

THE MERGER

  General. At the Effective Time (defined below) of the Merger, Merger Sub will merge into 360, and 360 will become a wholly-owned subsidiary of ALLTEL. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and 360 will succeed to all the rights and be responsible for all the obligations of Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL"). Subject to the terms and conditions of the Merger Agreement, each share of 360 Common Stock outstanding immediately prior to the Effective Time (other than shares owned by 360, ALLTEL or any of their subsidiaries) will be converted into the right to receive .74 of a share of ALLTEL Common Stock. See "DESCRIPTION OF ALLTEL CAPITAL STOCK--ALLTEL Common Stock." For a description of the certain differences between the rights the holders of 360 Common Stock currently have and those they will have as holders of ALLTEL Common Stock, see "COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF 360 AND ALLTEL." Cash will be paid in lieu of any fractional share of ALLTEL Common Stock in an amount determined by multiplying any such fraction by the closing price of ALLTEL Common Stock as reported on the NYSE Composite Transactions Tape on the day of the Effective Time. A copy of the Merger Agreement is set forth as Annex A to this Joint Proxy Statement/Prospectus. See "THE MERGER--General."

  The Merger will become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such subsequent time as ALLTEL and 360 may agree and is specified in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger will occur as soon as practicable following the closing of the Merger, which will occur on the second business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement, unless otherwise agreed by the parties.

  Board Recommendations. The Board of Directors of ALLTEL (the "ALLTEL Board") has unanimously determined that the Merger and the Issuance of ALLTEL Common Stock to 360 stockholders pursuant to the Merger Agreement are in the best interests of ALLTEL and its stockholders and has unanimously approved the Merger Agreement. The ALLTEL Board has also unanimously determined that each of the Certificate Amendment and the Equity Incentive Plan is in the best interests of ALLTEL and its stockholders. The ALLTEL Board recommends that the ALLTEL stockholders vote in favor of the Issuance of ALLTEL Common Stock, the Certificate Amendment and the Equity Incentive Plan at the ALLTEL Special Meeting. See "THE MERGER--ALLTEL's Reasons for the Merger; Recommendation of the ALLTEL Board."

  The Board of Directors of 360 (the "360 Board") has unanimously determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of 360 and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. The 360 Board recommends that the stockholders of 360 vote to approve the 360 Proposal. See "THE MERGER--360's Reasons for the Merger; Recommendation of the 360 Board."

  Opinions of Financial Advisors to ALLTEL. On March 15, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered its oral opinion (which was subsequently confirmed in writing on March 16, 1998) to the ALLTEL Board that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction was fair from a financial point of view to ALLTEL. Merrill Lynch subsequently confirmed its opinion by delivering to the ALLTEL Board its written opinion, dated as of the date of this Joint Proxy Statement/Prospectus, that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction is fair from a financial point of view to ALLTEL. A copy of the written opinion of Merrill Lynch, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and the scope of review undertaken in connection therewith, is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated herein by reference. Stockholders of ALLTEL should read the Merrill Lynch opinion in its entirety. See "THE MERGER--Opinions of Financial Advisors to ALLTEL" and Annex C.

  On March 15, 1998, Stephens Inc. ("Stephens") delivered its oral opinion (which was subsequently confirmed in writing on March 16, 1998) to the ALLTEL Board that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction was fair from a financial point of view to ALLTEL. Stephens subsequently confirmed its opinion by delivering to the ALLTEL Board its written opinion, dated as of the date of this Joint Proxy Statement/Prospectus, that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction is fair from a financial point of view to ALLTEL. A copy of the written opinion of Stephens dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and the scope of review undertaken in connection therewith, is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated herein by reference. Stockholders of ALLTEL should read the Stephens opinion in its entirety. See "THE MERGER--Opinion of Financial Advisors to ALLTEL" and Annex D.

  Opinion of 360's Financial Advisor. Lazard Freres & Co. LLC ("Lazard Freres") delivered its written opinion (the "Lazard Opinion") dated as of March 15, 1998 to the 360 Board, to the effect that, as of such date, the Conversion Fraction was fair to 360 and its stockholders from a financial point of view. Lazard Freres subsequently reconfirmed its opinion by delivering to the 360 Board its written opinion, dated as of May 6, 1998, to the effect that, as of such date, the Conversion Fraction was fair to 360 and its stockholders from a financial point of view. See "THE MERGER--Opinion of 360's Financial Advisor." A copy of the reconfirmed Lazard Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review by Lazard Freres in rendering such opinion, is attached as Annex E to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The Lazard Opinion and the reconfirmed Lazard Opinion address only the fairness of the Conversion Fraction pursuant to the Merger Agreement from a financial point of view as of the respective dates of the Lazard Opinion and the reconfirmed Lazard Opinion, as the case may be, and do not address any other aspect of the Merger or constitute a recommendation to any holder of 360 Common Stock as to how to vote with respect to the Merger. The summary of the Lazard Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full extent of the reconfirmed Lazard Opinion. 360 STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE RECONFIRMED LAZARD OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS.

  Forward-Looking Statements. ALLTEL and 360 have made forward-looking statements in this document that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of 360 and ALLTEL as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," or similar expressions. Certain important factors, in addition to those discussed elsewhere in this document and in the documents incorporated by reference, could affect the future results of ALLTEL and could cause those results to differ materially from those expressed in the forward-looking statements. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS."

  Certain Possible Risks of the Merger. In determining whether to vote for the 360 Proposal and the Issuance of ALLTEL Common Stock, there are certain risks that should be considered. These risks relate to the integration of ALLTEL and 360, the accounting treatment for the Merger, dilution of the existing voting power of ALLTEL stockholders, certain industry risks with respect to competition and regulation and technological changes, risks related to regulatory approvals, and risks related to a fixed Conversion Fraction. See "RISK FACTORS".

  Directors and Management of ALLTEL following the Merger. In the Merger Agreement the parties have agreed that the ALLTEL Board will be expanded from eleven members to fifteen members, with Frank E. Reed, Dennis E. Foster and Michael Hooker, each a current director of 360, and Charles H. Goodman being elected to fill such newly created directorships. In addition, pursuant to the Merger Agreement, Dennis E. Foster, President and Chief Executive Officer of 360, will become Vice-Chairman of ALLTEL. Michael J. Small, Executive Vice President and Chief Financial Officer of 360, will become Senior Vice President--Corporate Development of

ALLTEL and Kevin L. Beebe, Executive Vice President--Operations of 360, will become a member of the office of the President of ALLTEL's Communications Group.

  Interests of Certain Persons in the Merger. In considering the 360 Board's recommendation to the 360 stockholders to vote to approve the 360 Proposal, stockholders should be aware that a number of 360 officers, including Dennis E. Foster who is also a director, have employment agreements, retention incentives or benefit plans that give them interests in the Merger that are different from 360 stockholders. See "THE MERGER--Executive Severance; Retention;" and "-- Director and Officer Indemnification and Insurance;" and "OTHER TERMS OF THE MERGER AGREEMENT--Employee Stock Options; Incentive and Benefit Plans;" and "-- Indemnification and Insurance." The 360 Board recognized these interests and determined that they neither supported nor detracted from the fairness of the Merger to the 360 stockholders.

  Stock Exchange Listing. It is a condition to the closing that the shares of ALLTEL Common Stock to be issued to the 360 stockholders pursuant to the Merger Agreement have been approved for listing on the NYSE upon official notice of issuance.

  Certain United States Federal Income Tax Consequences of the Merger. No ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") as to the anticipated United States federal income tax consequences of the Merger. It is a condition to the consummation of the Merger that 360 receive an opinion from its special tax counsel, Sonnenschein Nath & Rosenthal, and that ALLTEL receive an opinion from its special tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, substantially to the effect that, based upon certain facts, representations and assumptions, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The issuance of such opinions is conditioned on, among other things, such tax counsels' receipt of representation letters from each of ALLTEL, Merger Sub and 360, in each case, in form and substance reasonably satisfactory to each such counsel. Assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for United States federal income tax purposes by a holder of 360 Common Stock with respect to the exchange of 360 Common Stock for ALLTEL Common Stock pursuant to the Merger Agreement (except with respect to cash, if any, received in lieu of a fractional share of ALLTEL Common Stock). See "THE MERGER--Certain United States Federal Income Tax Consequences of the Merger" and "OTHER TERMS OF THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

  Anticipated Accounting Treatment. The Merger is expected to be accounted for by the pooling-of-interests method of accounting. Under this method of accounting, ALLTEL will restate its consolidated financial statements at the Effective Time to include the assets, liabilities, stockholders' equity and results of operations of 360. It is a condition to the obligations of each of ALLTEL and 360 to effect the Merger that they receive a letter from ALLTEL's independent auditors to the effect that such auditors concur that the Merger will qualify for pooling-of-interests accounting treatment. Also, ALLTEL expects to incur substantial expenses relating to the Merger and the integration of 360's operations after the Merger. See "THE MERGER--Anticipated Accounting Treatment."

  Appraisal Rights. Under the DGCL, the holders of 360 Common Stock are not entitled to appraisal or dissenter's rights in connection with the approval of the Merger Agreement and the transactions contemplated thereby. The transactions contemplated by the Merger Agreement, the Issuance of ALLTEL Common Stock and the Certificate Amendment, and the approval of the Equity Incentive Plan, do not give rise to any appraisal or dissenter's rights to the holders of ALLTEL Voting Stock. See "THE MERGER--Appraisal Rights."

  Conditions to the Merger. ALLTEL and 360 will not complete the Merger unless a number of conditions are satisfied or waived by them. These include, among others:

    (a) approval of the 360 Proposal by the stockholders of 360;

    (b) approval of the Issuance of ALLTEL Common Stock by stockholders of ALLTEL;

    (c) no statute, rule, order or injunction prohibiting the Merger;

    (d) the representations and warranties in the Merger Agreement being materially correct;

    (e) approval of the Merger by the FCC;

    (f) clearance from federal antitrust agencies;

    (g) receipt of a letter from ALLTEL's independent public accountants that the Merger may be accounted for as a pooling-of-interests; and

    (h) receipt of opinions from counsel to ALLTEL and to 360 to the effect that the Merger will qualify as a tax-free reorganization.

  The closing of the Merger is not subject to approval by the stockholders of ALLTEL of either the Certificate Amendment or the Equity Incentive Plan. See "OTHER TERMS OF THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

  Termination of the Merger Agreement. ALLTEL and 360 can mutually agree to terminate the Merger Agreement at any time. Either ALLTEL or 360 can terminate the Merger Agreement if:

    (a) the Merger is not completed by November 30, 1998, except that if on November 30, 1998 all conditions to the parties' obligations have been satisfied or waived other than receipt of approval by the FCC, then either ALLTEL or 360 may extend the termination date to February 28, 1999;

    (b) a governmental authority, such as a court, permanently prohibits the Merger or refuses to grant an approval that is required;

    (c) the ALLTEL stockholders fail to approve the Issuance of ALLTEL Common Stock;

    (d) the 360 stockholders fail to approve the 360 Proposal; or

    (e) the 360 Board reasonably determines that a Takeover Proposal (defined below) constitutes a Superior Proposal (defined below) (except that 360 may not terminate the Merger Agreement until it shall first have notified ALLTEL of the Takeover Proposal and, subject to applicable legal duties, afforded ALLTEL an opportunity to modify the terms of the Merger Agreement so that the Merger may be effected).

  ALLTEL can terminate the Merger Agreement if:

    (a) the 360 Board withdraws its approval or recommendation of the Merger (or modifies its recommendation in a manner that is adverse to ALLTEL);

    (b) the 360 Board approves a Takeover Proposal; or

    (c) a tender or exchange offer for 360 is commenced by a third party and the 360 Board fails to recommend against acceptance of the tender or exchange offer.

  A "Takeover Proposal" is defined in the Merger Agreement as a third party proposal or offer made prior to the 360 Special Meeting for a merger or other combination involving the purchase of all or substantially all of the assets of 360 or more than 50% of 360's voting securities. A "Superior Proposal" is defined in the Merger Agreement as a Takeover Proposal that a majority of the members of 360's Board determines in good faith to be more favorable than the Merger to 360 and its stockholders, and for which financing is fully committed. See "OTHER TERMS OF THE MERGER AGREEMENT--Termination."

  Termination Fee. 360 is required to pay ALLTEL a termination fee of $100,000,000 if:

    (a) 360 or ALLTEL terminates the Merger Agreement because the 360 Board has determined that a Takeover Proposal constitutes a Superior Proposal;

    (b) ALLTEL terminates the Merger Agreement because the 360 Board has withdrawn or adversely modified its approval of the Merger, or approved or recommended any Takeover Proposal;

    (c) Prior to termination of the Merger Agreement, (i) a Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (ii) the Merger Agreement is thereafter terminated by 360 due to the failure or nonoccurrence of conditions at November 30, 1998 (or February 28, 1999 under certain circumstances set forth above) or is terminated by ALLTEL or 360 due to the failure of 360's stockholders to approve the Merger, and (iii) within 12 months after such termination a Takeover Proposal is consummated.

See "OTHER TERMS OF THE MERGER AGREEMENT--Termination Fee."

  Stock Option. As an inducement to ALLTEL to enter into the Merger Agreement, 360 (as issuer) and ALLTEL (as grantee) entered into the Stock Option Agreement, dated as of March 16, 1998 (the "Option Agreement"), pursuant to which 360 granted ALLTEL an irrevocable option (the "Option") to purchase from 360 up to approximately 24,140,553 shares, subject to certain adjustments (the "Option Shares"), of 360 Common Stock at a price of $33.90 per share (the "Option Purchase Price"). The number of Option Shares represents 19.9% of the shares of 360 Common Stock outstanding on the date of the Option Agreement. The closing sale price of 360 Common Stock on the last trading day preceding the execution of the Merger Agreement was $35.62 per share. ALLTEL may exercise the Option only under certain limited and specifically defined circumstances (principally related to a Takeover Proposal). The Option Agreement gives ALLTEL a right to receive cash upon exercise of the Option in an amount equal to the difference between the average closing price of the Option Shares (as reported on the NYSE Composite Transactions Tape) during a ten day period prior to the closing of the exercise and the Option Purchase Price, except that 360's obligation to pay such cash amount is limited to a maximum of $2.00 per share for each Option Share exercised. The Option Agreement provides 360 with an option to repurchase any Option Shares acquired by ALLTEL pursuant to an exercise of the Option at a purchase price per share equal to the Option Purchase Price plus $2.00.

  Certain aspects of the Option Agreement may have the effect of discouraging parties who might now be interested in acquiring all of or a significant interest in 360 from considering or proposing such an acquisition, even if such persons, in the case of an acquisition with respect to 360 were prepared to offer to pay consideration to 360 stockholders that had a higher current market price than the shares of ALLTEL Common Stock to be received for each share of 360 Common Stock pursuant to the Merger Agreement. See "OTHER TERMS OF THE MERGER AGREEMENT--Option Agreement."

  Regulatory Approvals. The Merger cannot be completed unless the FCC approves the transfer of control of 360 to ALLTEL. On March 26, 1998, 360 and ALLTEL jointly filed FCC applications, seeking the requisite FCC approvals. The FCC will consider whether ALLTEL is qualified to control 360's FCC licenses and authorizations and whether the public interest, convenience, and necessity will be served by the transfer of control to ALLTEL. 360 and ALLTEL believe that the joint applications demonstrate compliance with these standards.

  Federal antitrust laws prohibit 360 and ALLTEL from completing the Merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") and specified waiting period requirements have been satisfied. 360 and ALLTEL each filed notification and report forms with the DOJ and the FTC on April 14, 1998. On April 29, 1998 ALLTEL and 360 each received notice from the FTC that early termination of the specified waiting period had been granted.

MARKET PRICES AND DIVIDENDS

  ALLTEL Common Stock and 360 Common Stock are each traded on the NYSE and the Pacific Exchange under the symbols "AT" and "XO", respectively. 360 Common Stock is also traded on the Chicago Stock

Exchange. The following table sets forth the dividends declared on the ALLTEL Common Stock and the high and low intra-day sales prices per share for the ALLTEL Common Stock and the 360 Common Stock, each as reported on the NYSE Composite Transactions Tape for the periods indicated. No cash dividends have ever been paid on the 360 Common Stock. The per share information presented below and elsewhere in this Joint Proxy Statement/Prospectus has been adjusted to reflect all stock splits and stock dividends of ALLTEL and 360.

                                          ALLTEL                360 COMMON
                                       COMMON STOCK                STOCK
                                --------------------------- --------------------
FISCAL YEAR                       HIGH     LOW    DIVIDENDS    HIGH       LOW
-----------                     -------- -------- --------- ---------- ---------
1996
First Quarter.................  35 5/8   28 1/4     .26     27         21 1/2
Second Quarter................  33 1/8   29 1/4     .26     25 1/8     22 1/8
Third Quarter.................  30 7/8   26 5/8     .26     24 3/4     22
Fourth Quarter................  32 3/4   27 1/2     .275    25 7/8     22 1/4
1997
First Quarter.................  36 3/4   30 5/8     .275    24 3/8     16 7/8
Second Quarter................  34 3/8   29 3/4     .275    19 5/8     13 7/8
Third Quarter.................  35 1/2   30 15/16   .275    22         16 5/8
Fourth Quarter................  41 5/8   33 3/16    .29     22 3/8     18 5/8
1998
First Quarter.................  48 13/16 39 9/16    .29     36 1/4     18 1/8
Second Quarter (through May 6,
 1998)........................  46 1/4   40 15/16   .29     33 3/16    29 1/8

  Set forth below are the last reported sale prices of ALLTEL Common Stock and 360 Common Stock on March 13, 1998, the last trading day prior to the execution of the Merger Agreement, as reported on the NYSE Composite Transactions Tape, and the equivalent pro forma sale price of 360 Common Stock on such date, as determined by multiplying such last reported sale price of ALLTEL Common Stock by the Conversion Fraction of .74:

       360 Common Stock.............................................. $  35.625
       ALLTEL Common Stock........................................... $ 45.8125
       360 Equivalent................................................ $33.90125

  On May 6, 1998, the last reported sale prices of 360 Common Stock and ALLTEL Common Stock, as reported on the NYSE Composite Transactions Tape, were $29.51563 per share and $41.25 per share, respectively and the equivalent pro forma sale price of 360 Common Stock on such date was $30.525 per share.

  NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF ALLTEL COMMON STOCK OR 360 COMMON STOCK AT THE CLOSING OF THE MERGER. BECAUSE THE CONVERSION FRACTION IS FIXED IN THE MERGER AGREEMENT, THE MARKET VALUE OF THE SHARES OF ALLTEL COMMON STOCK THAT HOLDERS OF 360 COMMON STOCK WILL RECEIVE AT THE EFFECTIVE TIME MAY VARY SIGNIFICANTLY FROM THE MARKET VALUE OF THE SHARES OF ALLTEL COMMON STOCK THAT HOLDERS OF 360 COMMON STOCK WOULD HAVE RECEIVED IF THE MERGER WERE CONSUMMATED ON THE DATE OF THE MERGER AGREEMENT OR ON THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

COMPARATIVE PER SHARE DATA

  The following table shows actual ("historical") per share information and unaudited information as if ALLTEL and 360 had been combined for the periods shown ("pro forma combined"), calculated based on a Conversion Fraction of .74 of a share of ALLTEL Common Stock for each share of 360 Common Stock and assuming that the Merger is accounted for as a pooling-of-interests transaction. No cash dividends have ever been paid on the 360 Common Stock. The historical data are based on the historical consolidated financial statements and related notes of each of ALLTEL and 360 incorporated by reference in this document. This table should be read together with the historical financial statements of ALLTEL and 360 and related notes thereto. The data presented do not indicate ALLTEL's future results of operations or the actual results that would have occurred if the Merger had occurred at the beginning of the periods indicated. No adjustments have been included for any anticipated costs savings or other synergies.

                                    FOR THE YEARS ENDED AND AS OF DECEMBER 31,
                                    --------------------------------------------
                                        1997          1996          1995(1)
                                    ------------- ------------- ----------------
ALLTEL HISTORICAL
Basic earnings per common share...  $        2.72 $        1.53 $         1.87
Diluted earnings per common
 share............................           2.70          1.52           1.85
Book value per share..............          11.97         11.15          10.18
Cash dividends per share..........          1.115         1.055            .98
360 HISTORICAL
Basic earnings (loss) per common
 share............................  $         .67 $         .50 $         (.01)
Diluted earnings (loss) per common
 share............................            .67           .50           (.01)
Book value per share..............           4.20          3.75            .02
Cash dividends per share..........            --            --             --
PRO FORMA COMBINED
Basic earnings per common share...  $        2.13 $        1.27 $         1.28
Diluted earnings per common
 share............................           2.11          1.26           1.27
Book value per share..............           9.52          9.16           7.00
Cash dividends per share..........            .75           .72            .67
360 PRO FORMA PER SHARE
 EQUIVALENTS
Basic earnings per common share...  $        1.57 $         .94 $          .95
Diluted earnings per common
 share............................           1.56           .93            .94
Book value per share..............           7.05          6.78           5.18
Cash dividends per share..........            .56           .54            .50

--------
(1) 360 per share information for 1995 has been calculated based upon the number of Sprint Corporation weighted average shares outstanding, adjusted for a conversion ratio of one share of 360 Common Stock to three shares of Sprint Corporation common stock.

                       SELECTED HISTORICAL FINANCIAL DATA

  The summary below sets forth selected historical financial data for ALLTEL and 360. These data should be read together with the historical financial statements and notes thereto contained in the ALLTEL 1997 Form 10-K and the 360 1997 Form 10-K, incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

  Selected Historical Financial Data of ALLTEL. The selected historical financial data of ALLTEL set forth below come from financial statements of ALLTEL as they appeared in ALLTEL's Annual Reports on Form 10-K filed with the SEC for each of the five fiscal years in the period ended December 31, 1997.

                                             FOR THE YEARS ENDED AND AS OF DECEMBER 31,
                                       ------------------------------------------------------
                                          1997       1996       1995       1994       1993
(IN THOUSANDS, EXCEPT PER SHARE DATA)  ---------- ---------- ---------- ---------- ----------
Total revenues and sales..             $3,263,563 $3,192,418 $3,109,725 $2,927,676 $2,321,890
Operating income..........             $  747,024 $  591,625 $  683,978 $  633,866 $  519,046
Net income................             $  507,886 $  291,737 $  354,616 $  271,753 $  262,017
Earnings per common share:
  Basic...................                  $2.72      $1.53      $1.87      $1.44      $1.40
  Diluted.................                  $2.70      $1.52      $1.85      $1.42      $1.38
Dividends per common
 share....................                 $1.115     $1.055      $ .98      $ .90      $ .82
Total assets..............             $5,633,445 $5,359,183 $5,073,105 $4,713,878 $4,270,458
Shareholders' equity......             $2,208,506 $2,097,107 $1,935,565 $1,625,369 $1,554,708
Long-term debt and
 redeemable preferred
 stock....................             $1,879,797 $1,762,597 $1,768,682 $1,853,979 $1,604,659

--------
(a) Net income for 1997 includes pretax gains of $206.6 million from the sale of certain investments and the sale of ALLTEL's healthcare operations. These gains increased net income by $119.9 million or $.64 per share. Net income for 1997 also includes a pretax write-down of $16.9 million to reflect the fair value less cost to sell ALLTEL's wire and cable operations. This write-down decreased net income $11.7 million or $.06 per share.
(b) Net income for 1996 includes pretax write-downs of $120.3 million to adjust the carrying value of certain software and other assets. The write-downs decreased net income $72.7 million or $.38 per share.
(c) Net income for 1995 includes a net pretax gain of $30.8 million primarily from the sale of certain wireline properties. The net gain increased net income by $19.8 million or $.10 per share.
(d) Net income for 1994 includes a pretax write-down of $54.2 million to reflect the estimated net realizable value of ALLTEL's community banking and check processing operations. The write-down decreased net income by $32.2 million or $.17 per share.
(e) On November 1, 1993, ALLTEL purchased substantially all of the assets of the wireline operations of GTE Corporation in the State of Georgia ("GTE Georgia"). This acquisition was accounted for as a purchase, and, accordingly, GTE Georgia's results have been included in the consolidated financial statements from the date of acquisition.

  Selected Historical Financial Data of 360. Set forth below are selected historical financial data of 360 which has been derived from and should be read in conjunction with 360's audited consolidated financial statements, including the notes thereto.

                                               FOR THE YEARS ENDED AND AS OF DECEMBER 31,
                                       ------------------------------------------------------------
                                          1997      1996(A)      1995         1994         1993
(IN THOUSANDS, EXCEPT PER SHARE DATA)  ---------- ----------- -----------  -----------  -----------
Total revenues and sales..             $1,347,172 $ 1,095,872 $   834,415  $   626,475  $   410,480
Operating income..........             $  273,842 $   219,845 $   145,388  $    85,578  $    19,802
Net income (loss).........             $   81,495 $    59,519 $    (1,695) $   (19,757) $   (51,484)
Earnings (loss) per common
 share:(b)
  Basic...................                   $.67        $.50       $(.01)       $(.17)       $(.45)
  Diluted.................                   $.67        $.50       $(.01)       $(.17)       $(.45)
Dividends per common
 share....................                    --          --          --           --           --
Total assets..............             $2,941,924 $ 2,812,069 $ 1,973,246  $ 1,728,344  $ 1,505,221
Shareholders' equity......             $  509,301 $   462,500 $     2,068  $     3,763  $    23,520
Long-term debt(c).........             $1,825,347 $ 1,699,778 $ 1,517,729  $ 1,354,116  $ 1,246,822

--------
(a) On March 7, 1996, the spinoff from Sprint Corporation ("Sprint") was consummated. Additionally, on November 1, 1996, 360 completed its acquisition of Independent Cellular Network, Inc. and affiliated companies. See Notes to Consolidated Financial Statements contained in the 360 1997 Form 10-K for more information regarding these events.
(b) In 1995 and prior years, Earnings (loss) per common share has been calculated based upon the number of Sprint weighted average shares outstanding for each respective period, adjusted for a conversion ratio of one share of 360 Common Stock to three shares of Sprint common stock.
(c) Represents advances from and notes to affiliates for 1995 and prior years.

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following table sets forth certain selected unaudited pro forma financial data for ALLTEL after giving effect to the Merger for the periods indicated.
The Merger is expected to be treated as a pooling-of-interests for financial accounting purposes. The following table should be read together with the consolidated financial statements and accompanying notes of ALLTEL and of 360 included in the documents described under "AVAILABLE INFORMATION" and the unaudited pro forma condensed combined financial statements and accompanying discussion and notes set forth under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" included herein. The pro forma amounts in the table below are presented for information and do not indicate what the financial position or the results of operations of ALLTEL would have been had the Merger occurred as of the dates or for the periods presented. The pro forma amounts also do not indicate what the financial position or future results of operations of ALLTEL will be. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                                         FISCAL YEAR ENDED AND AS OF DECEMBER 31,
                                         -----------------------------------------
                                             1997          1996          1995
(IN THOUSANDS, EXCEPT PER SHARE DATA)    ------------- ------------- -------------
Total revenues and sales...............  $   4,575,597 $   4,255,756 $   3,912,705
Operating income.......................  $   1,020,866 $     811,470 $     829,366
Net income.............................  $     589,381 $     351,256 $     352,921
Earnings per common share:
  Basic................................          $2.13         $1.27         $1.28
  Diluted..............................          $2.11         $1.26         $1.27
Average number of common shares
 outstanding...........................    276,590,000   276,637,000   275,232,000
Total assets...........................  $   8,575,369 $   8,171,252 $   7,046,351
Long-term debt and redeemable preferred
 stock.................................  $   3,705,144 $   3,462,375 $   3,286,411
Shareholders' equity...................  $   2,612,807 $   2,559,607 $   1,937,633
Dividends per common share.............           $.75          $.72          $.67
Book value per common share............          $9.52         $9.16         $7.00

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"):

    Certain statements, including possible or assumed future results of operations of ALLTEL and 360 contained in "RISK FACTORS," "THE MERGER-- Background of the Merger," "THE MERGER--ALLTEL's Reasons for the Merger; Recommendation of the ALLTEL Board," "THE MERGER--360's Reasons for the Merger; Recommendation of the 360 Board," "THE MERGER--Opinion of Financial Advisors to ALLTEL" and "THE MERGER--Opinion of 360's Financial Advisor," including (i) any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to therein, and certain statements incorporated by reference from documents filed with the SEC by ALLTEL and 360 including any statements contained herein or therein regarding the development or possible or assumed future results of operations of ALLTEL's and 360's businesses, the markets for ALLTEL's and 360's services and products, anticipated capital expenditures, regulatory developments, competition or the effects of the Merger, (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "seeks," "estimates," "should," "plans" and variations of these words and similar expressions, and (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS." ALLTEL and 360 stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

  All subsequent written and oral forward-looking statements attributable to ALLTEL or 360 or persons acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in the foregoing paragraphs. Neither ALLTEL nor 360 undertakes any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                 RISK FACTORS

  Stockholders of 360 and of ALLTEL should consider all of the information contained in this Joint Proxy Statement/Prospectus ("Joint Proxy
Statement/Prospectus"), including the following factors:

  Integration and Operation of the Companies. ALLTEL and 360 expect certain benefits to arise from the Merger, including revenue and market penetration improvements, and certain operating efficiencies and synergies. See "THE MERGER--ALLTEL's Reason for the Merger; Recommendations of the ALLTEL Board." Achievement of these benefits in the amounts and time periods expected will depend in part upon how and when the businesses of ALLTEL and 360 are integrated. Although ALLTEL and 360 in the past have completed significant acquisitions and successfully combined the acquired operations, the Merger is substantially larger than any acquisition previously completed by either ALLTEL or 360 and thus will present challenges to management requiring increased time and resources. There can be no assurances that the operations of ALLTEL and 360 will be successfully combined, that such combination will occur in the time period anticipated or that the anticipated benefits will be fully achieved.

  Anticipated Accounting Treatment. The Merger is expected to be accounted for under the pooling-of-interests method of accounting. Under this method of accounting, the recorded assets and liabilities of ALLTEL and 360 will be carried forward to ALLTEL at their historical recorded amounts (after addressing any conformity issues); net income of ALLTEL after the Merger will include the net income of ALLTEL and 360 for the entire fiscal year in which the Merger occurs, and the historical reported net income of ALLTEL and 360 for prior periods will be combined and restated as net income of ALLTEL after addressing any conformity issues. It is a condition to the obligations of each of ALLTEL and 360 to effect the Merger that they receive a letter from ALLTEL's independent auditors to the effect that such auditors concur that the Merger will qualify for pooling-of-interests accounting treatment. No assurance can be given, however, that ALLTEL or 360 would waive the foregoing condition and effect the Merger if pooling-of-interests accounting were not available. If pooling-of-interests accounting treatment were not available, the purchase method of accounting would be applicable. Under purchase method accounting, the book value of 360 assets and liabilities would be adjusted to their fair values and the excess of the purchase price over the fair value of 360 assets would be capitalized and expensed, which would materially and adversely affect ALLTEL's earnings.

  ALLTEL expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $120,000,000 ($105,000,000 after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, retention compensation expenses, relocation expenses, and similar expenses. Although ALLTEL believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is concluded, which is currently estimated to occur in the third quarter of 1998.

  In addition, ALLTEL is developing a plan to integrate the operations of 360 after the Merger. In connection with that plan, ALLTEL anticipates that certain non-recurring charges will be incurred in connection with such integration. ALLTEL cannot identify the timing, nature and amount of such charges as of the date of this Joint Proxy Statement/Prospectus. However, any such charge could affect ALLTEL's results of operations in the period in which such charges are recorded.

  Dilution of Voting Interests of ALLTEL Stockholders. Holders of ALLTEL Common Stock and ALLTEL Voting Preferred Stock will own in the aggregate 68.7% of the voting power of the outstanding shares of ALLTEL Voting Stock on a fully-diluted basis following consummation of the Merger. Thus, existing holders of ALLTEL Voting Stock will experience substantial dilution of their voting power. Further, if the Certificate Amendment is approved, the ALLTEL Certificate would permit the issuance of up to an additional 500,000,000 shares of ALLTEL Common Stock, which issuance would further dilute the voting power of the existing holders of ALLTEL Common Stock.

  Industry Risks; Regulatory Matters and Approvals. The communications industry in which ALLTEL and 360 operate is highly competitive, and competition can be expected to intensify. Moreover, ALLTEL's and 360's operations are subject to substantial regulation. For a more complete description of ALLTEL's and 360's competition and regulatory environments, see ALLTEL's 1997 Form 10-K and 360's 1997 Form 10-K. See "INCORPORATION OF DOCUMENTS BY REFERENCE." Consummation of the Merger is conditioned upon, among other things, the approval of the FCC. There can be no assurance that this approval will be granted in a timely fashion, or if granted, will not contain conditions or restrictions that would impair the ability of ALLTEL to fully realize the benefits of the Merger. See "CERTAIN REGULATORY FILINGS AND APPROVALS."

  Rapid Technology Change. The communications industry is subject to rapid and significant changes in technology. The effect of technological changes, including changes relating to emerging wireline and wireless transmission and switching technologies, on the business of ALLTEL after the Merger cannot be predicted.

  Fixed Conversion Fraction Despite Changes in Relative Stock Prices. The number of shares of ALLTEL Common Stock to be received by holders of 360 Common Stock in the Merger is fixed at the Conversion Fraction of .74 of a share of ALLTEL Common Stock for each share of 360 Common Stock. Such number will not be adjusted in the event of any increase or decrease in the price of either ALLTEL Common Stock or 360 Common Stock. The price of ALLTEL Common Stock may be different at the Effective Time from its price at the date of this Joint Proxy Statement/Prospectus and at the date of the ALLTEL Special Meeting and the 360 Special Meeting. The difference may be the result of changes in the business, operations, or prospects of ALLTEL or 360, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions, and other factors. There can be no assurance that the price of ALLTEL Common Stock on the date of the ALLTEL Special Meeting or the 360 Special Meeting will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the ALLTEL Special Meeting and the 360 Special Meeting and the satisfaction or waiver of the other conditions set forth in the Merger Agreement.

                             THE SPECIAL MEETINGS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of 360 Common Stock and ALLTEL Voting Stock in connection with the solicitation by the 360 Board and the ALLTEL Board, respectively, for use at the 360 Special Meeting and the ALLTEL Special Meeting, respectively.

DATE, TIME AND PLACE

  ALLTEL. The ALLTEL Special Meeting will be held at One Allied Drive, Building III, Little Rock, Arkansas 72202, on June 23, 1998 at 11:00 a.m. local time.

  360. The 360 Special Meeting will be held at the offices of The Northern Trust Company, 6th Floor, Assembly Room, 50 S. LaSalle Street, Chicago, Illinois, on June 23, 1998, at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

  ALLTEL. At the ALLTEL Special Meeting, holders of record of ALLTEL Voting Stock are being asked to approve (i) the Issuance of ALLTEL Common Stock, (ii) the Certificate Amendment, and (iii) the Equity Incentive Plan. See "THE MERGER--General," "APPROVAL OF THE CERTIFICATE AMENDMENT," and "APPROVAL OF 1998 EQUITY INCENTIVE PLAN."

  The ALLTEL Board has unanimously determined that the Merger and the Issuance of ALLTEL Common Stock to 360 stockholders pursuant to the Merger Agreement are in the best interests of ALLTEL and its stockholders and has unanimously approved the Merger Agreement and the Issuance of ALLTEL Common Stock. The ALLTEL Board has also unanimously determined that each of the Certificate Amendment and the Equity Incentive Plan is in the best interests of ALLTEL and its stockholders. THE ALLTEL BOARD RECOMMENDS THAT THE ALLTEL STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF ALLTEL COMMON STOCK, THE CERTIFICATE AMENDMENT AND THE EQUITY INCENTIVE PLAN AT THE ALLTEL SPECIAL MEETING.

  360. At the 360 Special Meeting, holders of record of 360 Common Stock are being asked to approve the 360 Proposal. See "THE MERGER--General." The 360 Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of 360 and its stockholders, and has unanimously approved the Merger Agreement and the transactions contemplated thereby. THE 360 BOARD RECOMMENDS THAT THE 360 STOCKHOLDERS VOTE "FOR" THE 360 PROPOSAL.

STOCK ENTITLED TO VOTE; QUORUM

  ALLTEL. As of the ALLTEL Record Date, there were outstanding and entitled to vote at the ALLTEL Special Meeting 184,327,921 shares of ALLTEL Common Stock and 340,792 shares of outstanding ALLTEL Voting Preferred Stock; up to 21,222 additional shares of ALLTEL Common Stock would be entitled to vote in the event unexchanged stock certificates of companies previously acquired by ALLTEL were exchanged for ALLTEL certificates by June 23, 1998. The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of ALLTEL Common Stock and ALLTEL Voting Preferred Stock (considered as a single class) is necessary to constitute a quorum at the ALLTEL Special Meeting. In the event that a quorum is not present at the ALLTEL Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of ALLTEL Voting Stock on the ALLTEL Record Date are entitled to one vote per share on each matter to be voted on at the ALLTEL Special Meeting.

  360. As of the 360 Record Date, there were 121,416,327 shares of 360 Common Stock issued and outstanding and entitled to vote at the 360 Special Meeting. The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of 360 Common Stock is necessary to constitute a quorum at the 360 Special Meeting. In the event that a quorum is not present at the 360 Special

Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of 360 Common Stock on the 360 Record Date are each entitled to one vote per share on each matter to be voted on at the 360 Special Meeting.

VOTES REQUIRED

  ALLTEL. The approval of the Issuance of ALLTEL Common Stock and the approval of the Equity Incentive Plan each requires the affirmative vote by holders of record of a majority of the shares of ALLTEL Voting Stock (voting together as a single class) present in person or by proxy, and entitled to vote on such proposals at the ALLTEL Special Meeting (assuming a quorum is present). The approval of the Certificate Amendment requires the affirmative vote by holders of record of a majority of shares of ALLTEL Voting Stock (voting together as a single class) outstanding on the ALLTEL Record Date. The approval of the Issuance of ALLTEL Common Stock is a condition to the closing of the Merger. Neither the approval of the Certificate Amendment nor the approval of the Equity Incentive Plan is a condition to the Issuance of ALLTEL Common Stock or the closing of the Merger. Neither the approval of the Issuance of Common Stock nor the closing of the Merger is a condition to either the Certificate Amendment or the Equity Incentive Plan.

  360. The approval of the 360 Proposal requires the affirmative vote by holders of record of a majority of the shares of the 360 Common Stock outstanding on the 360 Record Date. The approval of the 360 Proposal is a condition to the closing of the Merger.

SHARE OWNERSHIP OF MANAGEMENT

  On May 1, 1998, directors and executive officers of ALLTEL and their affiliates beneficially owned 977,318 shares of ALLTEL Common Stock (exclusive of shares that may be acquired through the exercise of options), which represented approximately .5% of the total shares of ALLTEL Voting Stock outstanding on such date. Each such director and executive officer has indicated his or her present intention to vote the ALLTEL Common Stock owned by him or her for the approval of the Issuance of ALLTEL Common Stock, the Certificate Amendment and the Equity Incentive Plan. On May 1, 1998, no directors or officers of ALLTEL owned ALLTEL Voting Preferred Stock.

  On May 1, 1998, directors and executive officers of 360 and their affiliates beneficially owned 6,746,868 shares of 360 Common Stock (exclusive of shares that may be acquired through the exercise of options), which represented approximately 5.56% of the shares of 360 Common Stock outstanding on such date. Each such director and executive officer has indicated his or her present intention to vote the 360 Common Stock beneficially owned by him or her for the approval of the 360 Proposal.

VOTING OF PROXIES

  Shares represented by all properly executed proxies received in time for the Special Meetings will be voted at such Special Meetings in the manner specified by the holders thereof. At the ALLTEL Special Meeting, properly executed proxies that do not contain voting instructions will be voted in favor of the Issuance of ALLTEL Common Stock and the approval of the Certificate Amendment and the Equity Incentive Plan. At the 360 Special Meeting, properly executed proxies that do not contain voting instructions will be voted in favor of the approval of the 360 Proposal.

  Shares of ALLTEL Voting Stock or 360 Common Stock represented at the applicable Special Meeting but not voting, including (i) shares of ALLTEL Common Stock or 360 Common Stock, as the case may be, for which proxies have been received, but with respect to which holders of shares have abstained on any matter, and (ii) broker nonvotes (defined below), will be treated as present at the applicable Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

  For voting purposes at the Special Meetings, only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such proposal. The failure of a stockholder of 360 to submit a proxy (or to vote in person) or an abstention from voting at the 360 Special Meeting will have the same effect as a vote against the 360 Proposal. The failure of a stockholder of ALLTEL to submit a proxy (or to vote in person) at the ALLTEL Special Meeting will have the effect of a vote against the Certificate Amendment, but will have no effect on the vote to approve the Issuance of ALLTEL Common Stock or the Equity Incentive Plan. An abstention from voting at the ALLTEL Special Meeting will have the same effect as a vote against the Certificate Amendment, Issuance of ALLTEL Common Stock and the Equity Incentive Plan.

  Under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares on "non-routine" matters in the absence of specific instructions from such customers ("broker nonvotes"). With respect to the 360 Special Meeting, the 360 Proposal will be deemed a non-routine matter, and with respect to the ALLTEL Special Meeting, the proposals relating to the Issuance of ALLTEL Common Stock and the Certificate Amendment will each be deemed non-routine matters. Because the approval of the 360 Proposal at the 360 Special Meeting requires the affirmative vote of majority of shares of 360 Common Stock outstanding, a broker nonvote will have the same effect as an abstention (i.e., a vote against the proposal). However, because the proposal to approve the Issuance of ALLTEL Common Stock and the Certificate Amendment of the ALLTEL Special Meeting requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the ALLTEL Special Meeting, broker nonvotes (although relevant for quorum purposes) will have no effect on whether such proposals are adopted. The proposal to approve the Equity Incentive Plan at the ALLTEL Special Meeting is considered a "routine" matter under NYSE rules and, accordingly, broker nonvotes are not relevant to the determination of whether such proposal is adopted by ALLTEL stockholders.

  The persons named as proxies by an ALLTEL or 360 stockholder may propose and vote for one or more adjournments or postponements of the applicable Special Meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy that is voted against a proposal will be voted in favor of any such adjournment or postponement.

  The ALLTEL Board, with respect to the ALLTEL Special Meeting, and the 360 Board, with respect to the 360 Special Meeting, are not aware of any business to be brought before the applicable Special Meeting other than as described herein. If, however, other matters are properly brought before either Special Meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of ALLTEL or 360, as applicable.

REVOCABILITY OF PROXIES

  The grant of a proxy on the accompanying ALLTEL or 360 proxy card does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by (i) filing with the Secretary of ALLTEL (in the case of an ALLTEL stockholder) or the Secretary of 360 (in the case of a 360 stockholder) at ALLTEL's or 360's principal executive offices, as the case may be, a duly executed revocation of proxy, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the applicable Special Meeting and voting in person at such Special Meeting. Attendance at a Special Meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

  ALLTEL and 360 will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus and the fees associated with the filing of this Joint Proxy Statement/Prospectus with the SEC. Except for the fees and costs discussed in the preceding sentence, each of ALLTEL and 360 will bear its own costs in connection with the solicitation of proxies (including the fees and expenses of the proxy solicitors discussed below). In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from stockholders of such company by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by those persons. ALLTEL and 360 will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition, ALLTEL and 360 have retained Georgeson & Company, Inc. and ChaseMellon Shareholder Services, L.L.C., respectively, to assist in the solicitation of proxies from their respective stockholders. The fees to be paid to such firms for such services by each of ALLTEL and 360 are not expected to exceed $15,000 and $12,500, respectively, plus in each case reasonable out-of-pocket expenses.

  HOLDERS OF ALLTEL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD.

  HOLDERS OF 360 COMMON STOCK ARE REQUESTED EITHER TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE PROVIDED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) OR VOTE THEIR SHARES BY TELEPHONE USING THE INSTRUCTIONS SET FORTH ON THE ACCOMPANYING PROXY CARD. PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD.

                                  THE MERGER

  The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus describes the material terms of the Merger Agreement but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.

GENERAL

  At the Effective Time of the Merger, Merger Sub will be merged into 360, and 360 will become a wholly-owned subsidiary of ALLTEL. As a result of the Merger, the separate corporate existence of Merger Sub will cease and 360 will succeed to all the rights and be responsible for all the obligations of Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL"). Subject to the terms and conditions of the Merger Agreement, each share of 360 Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive .74 of a share of ALLTEL Common Stock. Cash will be paid in lieu of any fractional share of ALLTEL Common Stock in an amount determined by multiplying any such fraction by the closing price for shares of ALLTEL Common Stock as reported on the NYSE Composite Transactions Tape on the day of the Effective Time.

  The Merger will become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such subsequent time as ALLTEL and 360 may agree and is specified in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger will occur as soon as practicable following the closing of the Merger, which will occur on the second business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement, unless otherwise agreed by the parties (the "Closing Date"). Consummation of the Merger, however, is dependent on the receipt of the requisite approvals and authorizations for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Communications Act of 1934 (the "Communications Act"), and other applicable federal, state or other applicable regulatory laws. Although on April 29, 1998 ALLTEL and 360 were notified that authorization under the HSR Act had been obtained, there can be no assurance as to (i) if or when such other approvals will be obtained or that, if obtained, whether such approvals will satisfy the conditions to the consummation of the Merger set forth in the Merger Agreement or (ii) whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. If the Merger is not effected on or before November 30, 1998, the Merger Agreement can be terminated by either 360 or ALLTEL, unless as of November 30, 1998, all conditions have been satisfied or waived other than the receipt of the approval of the FCC, in which case the termination date may be extended by either ALLTEL or 360 to February 28, 1999. See "OTHER TERMS OF THE MERGER AGREEMENT--Conditions to Consummation of the Merger" and "--Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

  The conversion, at the Conversion Fraction, of 360 Common Stock into the right to receive ALLTEL Common Stock will occur automatically at the Effective Time.

  On the date of the Effective Time, ALLTEL will instruct First Union National Bank of North Carolina or such other bank or trust company which may be designated in accordance with the Merger Agreement (the "Exchange Agent") to mail to each holder of record of 360 Common Stock within three business days a transmittal letter and instructions for use in effecting the surrender of certificates which represented shares of 360 Common Stock. Upon receipt of such certificates, the Exchange Agent will deliver full shares of ALLTEL Common Stock to such stockholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder is entitled, without interest.

  If any issuance of shares of ALLTEL Common Stock upon conversion of shares of 360 Common Stock is to be made to a person other than the holder of 360 Common Stock in whose name the certificate is registered at the Effective Time, it will be a condition of such conversion that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the holder of 360 Common Stock requesting such issuance either pay any transfer or other tax required or established to the satisfaction of ALLTEL that such tax has been paid or is not payable.

  After the Effective Time, there will be no further transfers of 360 Common Stock on the stock transfer books of 360. If a certificate representing 360 Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of ALLTEL Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor, without interest.

  After the Effective Time and until surrendered, shares of 360 Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of ALLTEL Common Stock into which such shares of 360 Common Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of ALLTEL Common Stock will be paid to the holders of any certificates for shares of 360 Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions payable after the Effective Time will be paid to the holder of record of the full shares of ALLTEL Common Stock represented by the certificate issued in exchange therefor, without interest.

  HOLDERS OF 360 COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. HOLDERS OF 360 COMMON STOCK SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ACCOMPANYING PROXY CARD.

BACKGROUND OF THE MERGER

  The action of the 360 Board to approve the Merger Agreement and the transactions contemplated thereby was the outcome of a process which began in the fall of 1997 in which management of 360 and the 360 Board, in consultation with its financial and legal advisors, commenced consideration of strategic alternatives available to 360 and its stockholders. It was also a result of an evolution of 360's historical growth strategy.

  360's growth strategy has been to maintain its strong revenue growth and improvement in operating margins by continuing to add customers and increase minutes of use per customer. In addition, a key part of 360's growth strategy has been to pursue favorable opportunities to expand its regional market clusters and to develop new strategic market clusters through acquisitions, trades or alliances with other cellular carriers. 360's external growth strategy has historically been designed to reinforce its position in its existing markets by increasing its customer base and to improve operating margins by achieving significant economies. To this end, 360 entered into transactions such as (i) the November 1996 acquisition of Independent Cellular Network, Inc. and affiliated companies and (ii) the 1997 agreements with BellSouth Corporation ("BellSouth") to combine ownership interests in two cellular partnerships in which 360 had a noncontrolling interest and BellSouth had a controlling interest, as well as other transactions completed in the past two years. Additionally, 360 has sold, traded and considered selling or trading operations in non-clustered markets in order to expand and grow its clustered markets. 360's ability to issue stock in connection with or as consideration to fund acquisitions, however, was limited because of the terms of an agreement with Sprint Corporation ("Sprint"), entered into in connection with 360's 1996 spinoff from Sprint. This agreement with Sprint, which expired March 7, 1998, barred 360 from, among other things, issuing any preferred stock or more than a limited number of additional shares of 360 Common Stock.

  As part of this growth strategy, in April 1996, 360 and ALLTEL created a marketing and technology alliance in North Carolina and South Carolina which (i) enabled the companies to offer their customers an expanded coverage area in North Carolina, South Carolina and parts of Georgia, (ii) included an agreement to work together to enhance services, share technologies and develop new features and (iii) provided for joint marketing activities and cooperation to obtain distribution agreements with third party vendors in that region. In addition, on August 26, 1997, representatives of 360 had exploratory discussions with representatives for ALLTEL regarding a possible business combination between 360 and the stock or assets of one or more of ALLTEL's subsidiaries which provide wireless telephone services. In connection with those discussions, 360 and ALLTEL entered into a Confidentiality and Standstill Agreement, pursuant to which, among other things, each of the companies agreed that for one year it would not (unless approved in writing by the board of directors of the other company), among other things, attempt to acquire control of the other company. Although those discussions involved a variety of possible strategic transactions and while there were follow-up discussions on October 7, 1997, October 24, 1997 and November 21, 1997 which included discussions regarding a potential combination of the two companies, the parties did not then reach an agreement.

  On October 10, 1997, the Executive Committee of the ALLTEL Board met to discuss various potential strategic transactions between ALLTEL and 360. At this meeting, members of ALLTEL management identified certain strategic options, including a potential business combination with 360, and presented to the Executive Committee certain information regarding 360. The Executive Committee authorized the ALLTEL management to discuss a range of potential strategic transactions with 360 and requested that the ALLTEL management make a full presentation regarding those potential transactions to the ALLTEL Board at its next meeting to be held on October 22, 1997.

  At the ALLTEL Board's October 22, 1997 meeting, the ALLTEL management made a presentation regarding a potential merger with 360 that included an overview of significant financial and operating characteristics of 360 and an overview of the strategic and financial consequences of a potential merger. After extensive discussion, the ALLTEL Board authorized the ALLTEL management to conduct further discussions with 360, subject to the limitation that no agreement or committment be made with respect to any potential transaction until further authorization from the ALLTEL Board.

  At the regularly scheduled 360 Board meeting on December 9, 1997, management of 360 and the 360 Board considered, as part of the agenda of the meeting, evolving challenges in the telecommunications industry, and the wireless industry in particular, and the means by which 360 could be best positioned to meet these challenges. In addition, the 360 Board had a wide-ranging discussion of strategic alternatives. Specifically, the 360 Board and management of 360 addressed concerns that 360 needed to react quickly to the increased consolidation of the wireless market and the growing competition from full service companies offering bundled services. Alternatives considered included acquisitions, joint ventures, mergers and sales of assets. At that meeting, it was concluded that 360's management should continue to investigate strategic alternatives and opportunities and that the 360 Board should discuss the topic further.

  From December 1997 through February 1998, management of 360 continued to evaluate strategic alternatives and to update 360's strategic plan with a goal of assisting the 360 Board in evaluating strategic alternatives. In this regard, during this time 360 was in contact with Lazard Freres & Co. LLC ("Lazard Freres").

  On February 17, 1998, the 360 Board met with 360's management and representatives of Lazard Freres. At that meeting, the 360 Board concluded that although 360's fundamental business is strong, with good operations and management in a growing industry, 360 should consider strategic alternatives to enhance 360's competitive position and prospects for growth in light of the changing landscape of the telecommunications market and the trend towards bundled source offerings. The 360 Board's evaluation of these alternatives included consideration of the fact that market consolidation had decreased the number of attractive acquisition candidates in the wireless industry, and increased the costs to acquire those candidates. Furthermore, the 360 Board considered that diversification would entail significant capital risks. Alternatively, because of these same market forces, 360 would be an attractive merger partner, and may well be able to merge with a partner on favorable terms because of its market position and presence. Based upon these conclusions and discussions, the 360 Board instructed management to continue discussions with ALLTEL and authorized the retention of Lazard Freres as 360's financial advisor.

  At a special Board meeting on February 19, 1998, the ALLTEL management updated the ALLTEL Board on discussions between the managements of ALLTEL and of 360. The ALLTEL management advised the ALLTEL Board that no specific proposal had been made by ALLTEL management, nor had the 360 management submitted a specific proposal. The ALLTEL management reviewed with the ALLTEL Board a package of financial information prepared by one of ALLTEL's financial advisors. The ALLTEL Board took no action at this meeting with respect to a potential transaction with 360. The ALLTEL management advised the ALLTEL Board that discussions with 360 could progress during the ensuing several weeks and that a meeting of the ALLTEL Board might be necessary during that period to consider a specific proposal.

  On February 20, 1998, representatives of 360 and ALLTEL met to discuss the merits of a merger, including the strategic implications, the competitive position of the combined wireless operations and the financial implications of a prospective transaction, as well as preliminary discussions regarding management integration. On February 25, 1998, further discussions were held between the companies' representatives, including discussions regarding the potential timing of a transaction. 360 was also in contact with two additional potential strategic partners that entered into confidentiality and standstill agreements.

  During the week of March 3, 1998, ALLTEL distributed a draft merger agreement, not including any financial terms, to 360. On March 8, 1998, representatives of ALLTEL and 360 again met to discuss the terms of the proposed merger, timing for completion of negotiations of the transaction and issues regarding the structure of the combined entity and its regional operating units. On March 10, 1998, one of the two additional strategic partners informed 360's financial advisor that, after conducting due diligence, it did not intend to submit a proposal regarding a strategic transaction with 360. On March 10, 1998, the 360 Board met with 360's management and legal and financial advisors for an update regarding recent developments. The 360 Board was informed that ALLTEL had emerged as the principal potential strategic partner. The 360 Board was also informed of the status of contacts with the two other potential strategic partners, including the potential partner that declined to further explore a potential transaction. Based upon this information, the 360 Board determined to proceed with negotiations with ALLTEL, but on a non-exclusive basis.

  From March 11 to March 15, 1998, the management of ALLTEL and 360 negotiated the terms of the proposed transaction, with principal issues including financial terms, break-up fees and whether an option to purchase 360 Common Stock should be granted by 360 to ALLTEL. On March 13, 1998, in the face of market rumors concerning a possible ALLTEL/360 transaction, ALLTEL informed 360 that it did not intend to continue negotiating beyond March 15, 1998, and accordingly, that if there were not a final agreement on or before that date, ALLTEL would cease further negotiations regarding the proposed transaction.

  On March 13, 1998, the 360 Board again met with 360's management and 360's legal and financial advisors to discuss the status of the negotiations. At that meeting, the 360 Board was informed of ALLTEL's March 15 deadline, as well as the status of communications from the other potential strategic partner. The 360 Board encouraged 360's management and 360's financial advisor to attempt to obtain a proposal, at least in preliminary form, from the one other potential strategic partner before the March 15 deadline, but that absent receipt of such a proposal, negotiations with ALLTEL should continue with a goal of reaching final agreement on or before March 15, 1998.

  On March 15, 1998, management of both ALLTEL and 360 reached an understanding as to the proposed terms of the Merger Agreement. A special meeting of the 360 Board was called for the evening of March 15, 1998 to consider the Merger Agreement, the Option Agreement, and the transactions contemplated thereby, including the financial terms, the proposed amendments to the 360 Rights Plan (defined below), and certain employee benefit arrangements. At the time of the 360 Board meeting, no alternative proposal had been received from the other potential strategic partner.

  At the March 15, 1998 meeting of the 360 Board, 360's legal and financial advisors made presentations to the 360 Board and discussed with the 360 Board their views and analyses of various aspects of the proposed transaction. The 360 Board reviewed and considered the matters described below under "--360's Reasons for the Merger; Recommendation of the 360 Board." 360's financial advisor delivered its opinion to the 360 Board with respect to the fairness, as of such date, of the Conversion Fraction to the 360 stockholders (see "--Opinion of 360's Financial Advisor"). After deliberation, including with respect to the terms, conditions and timing of ALLTEL's merger proposal, the 360 Board approved the Merger Agreement and the Option Agreement, approved amendments to the 360 Rights Plan and certain employee benefit arrangements and authorized the execution and delivery of the Merger Agreement and the Option Agreement.

  A special meeting of the ALLTEL Board was convened on March 15, 1998, to consider the proposed terms of the Merger Agreement and the Option Agreement. The ALLTEL Board reviewed and considered matters described under "--ALLTEL's Reasons for the Merger; Recommendations of the ALLTEL Board" set forth below. The Board also considered a presentation by ALLTEL's financial advisors with respect to the fairness to ALLTEL of the proposed Conversion Fraction from a financial point of view and a presentation from ALLTEL's counsel concerning the legal aspects of the Merger Agreement and the Option Agreement. See "-- Opinion of Financial Advisors to ALLTEL" set forth below. After these presentations, the ALLTEL Board determined the Merger Agreement and the Option Agreement, including the financial terms thereof, to be in the best interest of ALLTEL and approved the Merger Agreement and the Issuance of ALLTEL Common Stock.

ALLTEL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE ALLTEL BOARD

  THE ALLTEL BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE ISSUANCE OF ALLTEL COMMON STOCK TO 360 STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT ARE IN THE BEST INTEREST OF ALLTEL AND ITS STOCKHOLDERS, AND HAS APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF ALLTEL COMMON STOCK. THE ALLTEL BOARD UNANIMOUSLY RECOMMENDS THAT THE ALLTEL STOCKHOLDERS VOTE IN FAVOR OF THE ISSUANCE OF ALLTEL COMMON STOCK.

  The ALLTEL Board believes that the Merger will result in the creation of a communications company positioned for future growth. As a result of the Merger, the combined company is expected to have annual revenues of $4.5 billion and total assets of $8.6 billion and would be one of the largest wireless communications service providers in the United States, serving more than 3.5 million customers and 33 million managed cellular POPs with average market penetration of 10.7%. Markets potentially served by ALLTEL and 360 provide ALLTEL with approximately 50 million potential communications customers.

  Because, like ALLTEL, 360 has emphasized the development of multiple distribution channels for its wireless products and services (such as dealer locations, retail stores, retail kiosks and via direct sales representatives) the Merger also is expected to enhance ALLTEL's wireless product and service distribution channels.

  Many of 360's wireless operations are contiguous to those of ALLTEL's. Thus, the Merger would expand ALLTEL's wireless coverage, a factor favorably distinguishing ALLTEL's network to wireless customers.

  ALLTEL is completing its 6,800 mile fiber-optic network. This network is expected to provide a cost-effective backbone for delivering value-added communications services as well as voice and data traffic. ALLTEL intends to connect 360's contiguous markets (primarily in the Southeastern United States) to this network. Once completed, this total network is expected to substantially reduce transport costs while permitting substantial additional traffic volume.

 Finally, the Merger presents opportunities for significant cost savings and operating efficiencies. Set forth below are certain synergies estimated to be obtainable as a result of the Merger.

  Cost Synergy Estimates. This section contains information regarding certain operating efficiencies, or "synergies," estimated to be reasonably obtainable as a result of the Merger. These estimates are based in part upon assumptions with respect to future economic and industry conditions, including assumptions regarding general economic conditions in ALLTEL's current and prospective market areas, competition, regulation, technology (both availability and cost) and the condition of financial markets. These conditions are difficult to predict, if at all, and are beyond ALLTEL's or 360's control. Moreover, this information does not reflect any future changes to ALLTEL's business or any other transaction or event that has occurred or may occur the effect of which is not anticipated. These estimates also assume that the operations of ALLTEL and 360 are successfully integrated, and that the anticipated benefits of integration are fully realized. Accordingly, there can be no assurances that these synergies will be achieved in the time and amounts set forth below. They should not be viewed and are not intended as forecasts or predictions of future results. Stockholders should not place undue reliance upon the information contained herein in connection with their decision to approve the 360 Proposal or the Issuance of ALLTEL Common Stock. Neither ALLTEL nor 360 undertakes any duty to update or supplement this information. This section contains "forward-looking statements" within the meaning of the PSLRA. The following information is not intended to comply with guidelines of the SEC regarding forward-looking statements. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS".

                                                            FISCAL YEAR ENDED
                                                              DECEMBER 31,
                                                            ------------------
                                                            1998  1999  2000
                                                            ----- ----- ------
                                                              (IN MILLIONS)
     Total estimated pre-tax cash operating synergies...... $  20 $  80 $  100

  Estimated synergies would be derived primarily from the increased scale of ALLTEL's operations after the Merger. Opportunities are expected to arise from this scale through avoidance of duplicative or redundant activities and through the adoption of "best practices" cost management throughout the combined company resulting in reduced sales, general and administrative expenses. ALLTEL's increased size can also be expected to result in improved purchasing power and reduction of certain variable network and other costs. These efficiencies can only be achieved if the combined company fully adopts "best practices" cost management. In addition, the combined company must eliminate duplicative or redundant activities and coordinate purchasing activities to ensure that purchasing economies are achieved.

  The ALLTEL Board believes that the Merger and the Issuance of ALLTEL Common Stock are in the best interests of ALLTEL and its stockholders. In reaching its determination to approve the Merger Agreement and recommend approval of the Issuance of ALLTEL Common Stock, the ALLTEL Board considered, among other things, (i) the judgment, advice and analysis of its management, (ii) the judgment, advice and analyses of Stephens and Merrill Lynch, (iii) the financial condition, results of operations, business operations and prospects of 360, (iv) the cost efficiencies and synergies expected to arise as a result of the Merger,
(v) the strategic benefits and opportunities expected to occur as a result of the Merger, (vi) current industry conditions, particularly the competitive nature of the industry in which ALLTEL and 360 operate and the advantages of scale and network ubiquity, (vii) the terms and conditions of the Merger Agreement and related agreements, including the Option Agreement, (viii) the percentage ownership in ALLTEL to be owned by ALLTEL stockholders after the Merger, (ix) the likelihood that the Merger would receive the requisite regulatory approvals, and (x) the expectation that the Merger would constitute a "reorganization" under Section 368(a) of the Code that would be accounted for as a "pooling-of-interests" for accounting and financial reporting purposes.

  The foregoing discussion of the information and factors considered by the ALLTEL Board is not intended to be exhaustive but is believed to include all material factors considered by the ALLTEL Board. In reaching its determination, the ALLTEL Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement and the Option Agreement, and considering, among other things, the matters discussed above, the ALLTEL Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of ALLTEL and the ALLTEL stockholders.

OPINION OF FINANCIAL ADVISORS TO ALLTEL

  Opinion of Merrill Lynch. On March 15, 1998, Merrill Lynch delivered its oral opinion (which was subsequently confirmed in writing on March 16, 1998) to the ALLTEL Board that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction was fair from a financial point of view to ALLTEL. Merrill Lynch subsequently confirmed its opinion by delivering to the ALLTEL Board its written opinion, dated as of the date of this Joint Proxy Statement/Prospectus, that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction is fair from a financial point of view to ALLTEL.

  THE FULL TEXT OF THE OPINION OF MERRILL LYNCH DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE,
MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. MERRILL LYNCH'S OPINION IS NECESSARILY BASED ON ECONOMIC, MARKET
AND OTHER CONDITIONS IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE TO IT AS OF, THE DATE THEREOF. SUBSEQUENT DEVELOPMENTS MAY AFFECT SUCH OPINION. HOLDERS OF ALLTEL VOTING STOCK SHOULD READ THE MERRILL LYNCH OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL
TEXT OF SUCH OPINION. THE OPINION OF MERRILL LYNCH WAS PROVIDED TO THE ALLTEL BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONVERSION FRACTION TO ALLTEL AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ALLTEL TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ALLTEL AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER OR ANY MATTER RELATED THERETO.

  In arriving at its opinion, Merrill Lynch: (1) reviewed certain publicly available business and financial information relating to 360 and ALLTEL that Merrill Lynch deemed to be relevant; (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of 360 and ALLTEL, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to Merrill Lynch by 360 and ALLTEL;
(3) conducted discussions with members of senior management of 360 and ALLTEL concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (4) reviewed the market prices and valuation multiples for the 360 Common Stock and the ALLTEL Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (5) reviewed the results of operations of 360 and ALLTEL and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (6) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (7) participated in certain discussions and negotiations among representatives of 360 and ALLTEL and their financial and legal advisors; (8) reviewed the potential pro forma impact of the Merger; (9) reviewed the Merger Agreement and the Option Agreement; and (10) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

  Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information, did not undertake an independent evaluation or appraisal of any of the assets or liabilities of 360 or ALLTEL and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of 360 or ALLTEL. With respect to the financial forecast information, including the amount and timing of the Expected Synergies, furnished to or discussed with Merrill Lynch by 360 or ALLTEL, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgments of 360's or ALLTEL's management as to the expected future financial performance of 360 or ALLTEL, as the case may be, and the Expected Synergies. Merrill Lynch further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch did not express any opinion as to the prices at which the ALLTEL Common Stock will trade following the announcement or consummation of the Merger.

  In arriving at its opinion, Merrill Lynch performed a variety of financial analyses, the material portions of which are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Merrill Lynch. In addition, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses. Merrill Lynch did not draw any specific conclusions from or with regard to any one method of analysis. The matters considered by Merrill Lynch in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond 360's and ALLTEL's control. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. No public company utilized as a comparison is identical to 360 or ALLTEL. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

  Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of such opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Merger. The ALLTEL Board did not impose any limitations on the scope of Merrill Lynch's analyses.

  The ALLTEL Board retained Merrill Lynch as an independent contractor to act as financial advisor with respect to the Merger. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has in the past provided financial advisory and financing services to ALLTEL and financing services to 360 and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of their businesses, Merrill Lynch and its affiliates may actively trade in 360 Common Stock and other securities of 360, as well as ALLTEL Common Stock and other securities of ALLTEL for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  In consideration for Merrill Lynch's services as financial advisor to ALLTEL, ALLTEL has agreed to pay to Merrill Lynch a fee equal to $4,750,000, a significant portion of which is payable upon consummation of such business combination. ALLTEL has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, incurred in connection with its activities as financial advisor to ALLTEL, and to indemnify Merrill Lynch and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

  Opinion of Stephens. On March 15, 1998, Stephens delivered its oral opinion (which was subsequently confirmed in writing on March 16, 1998) to the ALLTEL Board that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction was fair from a financial point of view to ALLTEL. Stephens subsequently confirmed its opinion by delivering to the ALLTEL Board its written opinion, dated as of the date of this Joint Proxy Statement/Prospectus, that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Conversion Fraction is fair from a financial point of view to ALLTEL.

  THE FULL TEXT OF THE OPINION OF STEPHENS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. STEPHENS' OPINION IS NECESSARILY BASED ON ECONOMIC, MARKET AND OTHER CONDITIONS IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE TO IT AS OF, THE DATE THEREOF. SUBSEQUENT DEVELOPMENTS MAY AFFECT SUCH OPINION. HOLDERS OF ALLTEL VOTING STOCK SHOULD READ THE STEPHENS OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE OPINION OF STEPHENS WAS PROVIDED TO THE ALLTEL BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONVERSION FRACTION TO ALLTEL AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ALLTEL TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ALLTEL AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSED MERGER OR ANY MATTER RELATED THERETO.

  In connection with rendering its opinion, Stephens: (1) analyzed certain publicly available financial statements and reports regarding 360 and ALLTEL;
(2) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning 360 and ALLTEL, as well as the amount and timing of the Expected Synergies, prepared by managements of 360 and ALLTEL; (3) analyzed, on a pro forma basis, the effect of the Merger;
(4) reviewed the reported prices and trading activity for 360 Common Stock and ALLTEL Common Stock; (5) compared the financial performance of 360 and ALLTEL and the prices and trading activity of 360 Common Stock and ALLTEL Common Stock with that of certain other comparable publicly-traded companies and their securities; (6) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (7) reviewed the Merger Agreement and related documents; (8) discussed with managements of 360 and ALLTEL the operations of and future business prospects for 360 and ALLTEL and the anticipated financial consequences of the Merger; (9) assisted in deliberations regarding the material terms of the Merger and negotiations with 360; and (10) performed such other analyses and provided such other services as Stephens deemed appropriate.

  Stephens relied on the accuracy and completeness of the information and financial data provided to it by 360 and ALLTEL, and Stephens' opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that Stephens rendered only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by managements of 360 and ALLTEL, including the Expected Synergies, Stephens assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of 360 and ALLTEL as to the expected future financial performance of 360 and ALLTEL. Stephens did not express any opinion as to the prices at which the ALLTEL Common Stock will trade following the announcement or consummation of the Merger.

  In arriving at its opinion, Stephens performed a variety of financial analyses, the material portions of which are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Stephens. In addition, Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses. Stephens did not draw any specific conclusions from or with regard to any one method of analysis. The matters considered by Stephens in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond 360's and ALLTEL's control. Any estimates incorporated in the analyses performed by Stephens are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. No public company utilized as a comparison is identical to 360 or ALLTEL. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

  The Stephens opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of, the date of such opinion. Stephens assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Merger. The ALLTEL Board did not impose any limitations on the scope of Stephens' analyses.

  The ALLTEL Board retained Stephens as an independent contractor to act as financial advisor with respect to the Merger. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of its investment banking business, is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with ALLTEL and 360 and regularly provides investment banking services to ALLTEL and issues periodic research reports regarding its business activities and prospects. In the ordinary course of their businesses, Stephens and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of ALLTEL and 360. Certain affiliates of Stephens collectively own approximately 9.02% of the outstanding shares of ALLTEL Common Stock. See "INFORMATION REGARDING ALLTEL--Security Ownership of Certain Beneficial Owners and Management."

  In consideration for Stephens' services as financial advisor to ALLTEL, ALLTEL has agreed to pay to Stephens a fee equal to $4,750,000, a significant portion of which is payable upon consummation of such business combination. ALLTEL has also agreed to reimburse Stephens for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, incurred in connection with its activities as financial advisor to ALLTEL, and to indemnify Stephens and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

  Financial Analyses. The following is a summary of the material financial analyses used by Merrill Lynch and Stephens in connection with their joint presentation to the ALLTEL Board on March 15, 1998, and the preparation of their opinions delivered to the ALLTEL Board.

  Historical Stock Price Analysis. Merrill Lynch and Stephens reviewed the performance of the per share closing market prices of 360 Common Stock and ALLTEL Common Stock over the period from March 7, 1996, the date of 360's spinoff from Sprint Corporation, through March 12, 1998. Merrill Lynch and Stephens then compared the movement of such closing prices for 360 Common Stock with the movement of a composite index of certain cellular companies whose properties are predominantly MSA-based (Metropolitan Statistical Area), specifically, AirTouch Communications, Inc. and Vanguard Cellular Systems, Inc. and with the movement of a composite index of certain cellular companies whose properties are predominantly RSA-based (Rural Statistical Area), specifically, Centennial Cellular Corp., PriCellular Corp. and United States Cellular Corporation. Merrill

Lynch and Stephens also compared the movement of the closing prices for ALLTEL Common Stock over the period from April 1, 1996, through March 12, 1998, with the movement of the Standard and Poor's 500 Index and with a composite index of certain independent local exchange carrier companies, specifically, Aliant Communications Co., Century Telephone Enterprises, Inc., Cincinnati Bell Inc., Telephone & Data Systems Inc. and GTE Corporation.

  Merrill Lynch and Stephens also reviewed the historical ratios of the closing market prices of 360 Common Stock to ALLTEL Common Stock over the period from March 7, 1996 through March 12, 1998 and compared such ratios with the Conversion Fraction of 0.740x. Merrill Lynch and Stephens noted that the ratio of the closing market prices of 360 Common Stock to ALLTEL Common Stock over that period ranged from a high of 0.872x on September 5, 1996, to a low of 0.447x on January 8, 1998. Merrill Lynch and Stephens also noted that the current ratio of the closing market prices of 360 Common Stock to ALLTEL Common Stock was 0.622x as of March 12, 1998 and that, as of that date, the average ratios over the previous 30, 60, 90, 180 and 365 day periods and since March 7, 1996, were 0.555x, 0.519x, 0.523x, 0.549x, 0.549x and 0.648x, respectively.

  Selected Comparable Companies Analysis. Merrill Lynch and Stephens compared certain publicly available financial and operating data and projected financial performance (based on Wall Street consensus estimates) of four publicly traded corporations in the cellular industry, specifically, Centennial Cellular Corp., United States Cellular Corporation, AirTouch Communications, Inc. and Vanguard Cellular Systems, Inc. (collectively, the "360 Selected Comparable Companies") with corresponding financial and operating data and projected financial performance of 360. Such analysis indicated, among other things, (a) the ratio of the market capitalization, as of March 12, 1998, of cellular assets (i.e., market value of common equity plus liquidation value of redeemable preferred stock, minority interest and total debt less cash and cash equivalents and less the value of non-domestic cellular assets, where applicable (such value as estimated by Merrill Lynch)) (the "Market Capitalization") to the latest twelve months' earnings before interest, taxes, depreciation and amortization ("EBITDA") as of December 31, 1997 (November 30, 1997 in the case of Centennial) was 12.3x for 360 compared to maximum, mean and minimum values for the 360 Selected Comparable Companies of 14.5x, 12.6x and 11.5x, respectively, (b) the ratio of the Market Capitalization to estimated 1998 EBITDA was 10.0x for 360 compared to maximum, mean and minimum values for the 360 Selected Comparable Companies of 11.1x, 9.9x and 8.6x, respectively, (c) the ratio of the Market Capitalization to estimated 1999 EBITDA was 8.6x for 360 compared to maximum, mean and minimum values for the 360 Selected Comparable Companies of 9.6x, 8.6x and 7.0x, respectively, and (d) the ratio of the Market Capitalization to Net POPs was $233 for 360 compared to maximum, mean and minimum values for the 360 Selected Comparable Companies of $288, $191 and $133, respectively.

  Merrill Lynch and Stephens compared certain publicly available financial and operating data and projected financial performance (based on Wall Street consensus estimates and data reported by First Call) of four publicly traded independent local exchange carrier companies, specifically, Aliant Communications Co., Cincinnati Bell Inc., Century Telephone Enterprises, Inc. and GTE Corporation (collectively, the "ALLTEL Selected Comparable Companies") with corresponding financial and operating data and projected financial performance of ALLTEL. Such analysis indicated, among other things, (a) the ratio of the Market Capitalization as of March 12, 1998, to the latest twelve months' EBITDA as of December 31, 1997 was 9.0x for ALLTEL compared to maximum, mean and minimum values for the ALLTEL Selected Comparable Companies of 9.5x, 8.7x and 7.8x, respectively, (b) the ratio of Market Capitalization to estimated 1998 EBITDA was 8.3x for ALLTEL compared to maximum, mean and minimum values for the ALLTEL Selected Comparable Companies of 9.3x, 8.1x and 7.4x, respectively,
(c) the ratio of the price of common equity, as of March 12, 1998, to the earnings per share for 1997 was 22.4x for ALLTEL compared to maximum, mean and minimum values for the ALLTEL Selected Comparable Companies of 24.5x, 21.6x and 18.4x, respectively, and (d) the ratio of the price of common equity, as of March 12, 1998, to the estimated earnings per share for 1998 was 20.5x for ALLTEL compared to maximum, mean and minimum values for the ALLTEL Selected Comparable Companies of 24.7x, 20.4x and 16.3x, respectively.

  Selected Comparable Transaction Analysis. Merrill Lynch and Stephens analyzed the financial terms, to the extent publicly available, of twelve transactions involving domestic cellular assets which were announced between April 6, 1996 and March 9, 1998 (the "Selected Comparable Transactions"). The Selected Comparable Transactions included American Cellular Corp./PriCellular Corp., Rural Cellular Corp./Atlantic Cellular Co. L.P., AirTouch Communications, Inc./U S WEST Media Group's domestic wireless operations, Blackstone Capital Partners L.P./CommNet Cellular Inc., Price Communications Corp./Palmer Wireless Inc., Western Wireless Corp./Triad Cellular Corp., Century Telephone Enterprises Inc./Pacific Telecom Inc., Rural Cellular Corp./InterCel Inc., Dobson Communications Corp./Horizon Cellular Telephone Co., Sygnet Wireless Inc./Horizon Cellular Telephone Co., 360 Communications/Independent Cellular Network Inc. and AirTouch Communications, Inc./Cellular Communications Inc. Merrill Lynch and Stephens estimated the price paid for domestic cellular assets in such transactions (the "Transaction Value"), as a multiple of the latest twelve months' EBITDA, one year projected EBITDA, two year projected EBITDA and Net POPs. Transaction Value is defined as fully diluted (on a treasury stock basis) shares outstanding for the target company multiplied by the offer price per share plus net debt, liquidation value of redeemable preferred stock and minority interest. Such analysis indicated, among other things, (a) the ratio of the Transaction Value of the Merger, based on the market price of ALLTEL Common Stock as of March 12, 1998 (the "Merger Transaction Value"), to 1997 EBITDA is 13.8x, compared to maximum, mean, median and minimum values of the ratio of the Transaction Value to the last twelve months' EBITDA for the Selected Comparable Transactions of 21.4x, 15.6x, 15.3x and 10.6x, respectively, (b) the ratio of the Merger Transaction Value to estimated 1998 EBITDA is 11.3x, compared to maximum, mean, median and minimum values of the ratio of the Transaction Value to the one year projected EBITDA for the Selected Comparable Transactions of 13.6x, 11.9x, 11.6x and 9.5x, respectively, (c) the ratio of the Merger Transaction Value to estimated 1999 EBITDA is 9.7x compared to maximum, mean, median and minimum values of the ratio of the Transaction Value to the two year projected EBITDA for the Selected Comparable Transactions of 10.7x, 9.6x, 9.9x and 8.6x, respectively, and (d) the ratio of the Merger Transaction Value to Net POPs is $262 compared to the maximum, mean, median and minimum values of the ratio of the Transaction Value to the Net POPs for the Selected Comparable Transactions of $331, $211, $208 and $121, respectively.

  Discounted Cash Flow Analysis. Merrill Lynch and Stephens performed a discounted cash flow analysis of 360 based upon estimates of projected financial performance prepared by the managements of 360 and ALLTEL. Utilizing these projections, Merrill Lynch and Stephens calculated a range of implied per share equity values based upon the discounted net present value of the sum of the projected stream of unlevered free cash flows from 1998 to the year 2002 and the projected terminal value at 2002 based upon a range of multiples of projected EBITDA less net debt at December 31, 1997 and divided by the number of 360 fully diluted shares outstanding. Merrill Lynch and Stephens applied several discount rates (ranging from 9.5% to 11.5%) and multiples of EBITDA (ranging from 9.5x to 10.5x). Utilizing this methodology, the implied present value per share of 360 Common Stock ranged from $28.23 to $36.72.

  Relative Valuation Analysis. Merrill Lynch and Stephens reviewed the relative valuations of 360 and ALLTEL using relative comparable public companies analysis, relative contribution analysis and relative discounted cash flow analysis, with and without Expected Synergies, and compared such ratios with the Conversion Fraction of 0.740x. Such analysis indicated, among other things, (a) the range of implied exchange ratios based on the relative comparable public companies analysis (i.e. the ratios of the equity values per fully diluted share of 360 Common Stock, implied by the estimated 1998 EBITDA, estimated 1999 EBITDA and Net POPs of 360, divided by the share price of ALLTEL Common Stock as of March 12, 1998) was 0.48x to 0.69x without synergies and 0.57x to 0.80x with synergies, and (b) the range of implied exchange ratios based on the relative contribution analysis (i.e. the ratio of the estimated 1998, 1999 and 2000 net income of 360 per fully-diluted 360 shares outstanding divided by the estimated 1998, 1999 and 2000 net income of ALLTEL per fully-diluted ALLTEL shares) was 0.40x to 0.58x without synergies and 0.45x to 0.76x with synergies. Merrill Lynch and Stephens also observed that the 0.740x Conversion Fraction was within the range implied by the relative discounted cash flow analysis with synergies of 0.55x to 0.87x.

  Merger Consequences Analysis. Merrill Lynch and Stephens examined the pro forma impact of the Merger on ALLTEL's earnings per share based upon estimates of 360 projected financial performance prepared by the managements of 360 and of ALLTEL, and estimates of ALLTEL projected financial performance and Expected Synergies prepared by the management of ALLTEL. This analysis indicated that, compared to consensus analyst earnings estimates for ALLTEL, the Merger would be dilutive in fiscal year 1998, earnings neutral in 1999 and accretive to ALLTEL's earnings per share in each of fiscal years 2000 to 2002.

360'S REASONS FOR THE MERGER; RECOMMENDATION OF THE 360 BOARD

  THE 360 BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF 360 AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE 360 BOARD RECOMMENDS THAT THE STOCKHOLDERS OF 360 VOTE TO APPROVE THE 360 PROPOSAL.

  360 believes that the ALLTEL transaction fulfills its fundamental objectives of: (i) expanding 360's existing market clusters, especially in the Southeast and Midwest, into powerful regional competitors; (ii) providing 360 with the additional scale and resources necessary to compete more effectively in the rapidly consolidating telecommunications industry; and (iii) allowing 360 to expand its bundled service offering to include a broader range of telecommunications services.

  360 sought out strategic alternatives which would capitalize upon its strengths, while allowing its stockholders to benefit from the development and future growth of the telecommunications industry. 360 sought out a transaction which would allow it to diversify while maintaining its core competence and furthering its principal goals. The criteria 360 used in considering potential candidates included size, geographic coverage and compatibility, combined company revenue and cost synergies, market segments covered and regulatory issues.

  The combined company will be a diversified, full service provider with a strong regional presence in the Southeast and Midwest. The transaction will allow the combined company to grow in size in the increasingly competitive wireless market by providing greater financial, technological, marketing and sales resources. The two companies serve smaller metropolitan and rural markets and are generally powerful in the same regions but without significant overlap of service areas. The geographic fit and complimentary strategies of 360 and ALLTEL should permit the combined company to realize significant competitive benefits and operational synergies. By leveraging economies of scale in purchasing, network operations, information technology and administration, management anticipates that the combined company will be able to achieve significant annual cost savings.

  360 has recognized the increasing efforts by telecommunications carriers, including incumbent local exchange and long distance carriers with substantially greater financial resources, to offer comprehensive packages of services so that a customer would be able to obtain most or all of its telecommunications services from a single provider. Companies which offer "bundled" services have the potential to increase customer loyalty, reduce churn and more fully utilize distribution channels.

  The 360 Board has determined by the unanimous vote of the directors that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of 360 and its stockholders. In reaching its decision, the 360 Board considered among other things, the following factors: (i) its knowledge of the business, operations, financial condition and operating results of 360; (ii) its knowledge of the strategic objective of 360; (iii) various presentations by 360's management and by its financial advisor with respect to the national and world wide telecommunications industry, 360's strategic objectives and growth strategies and the strategic fit with those of ALLTEL and other potential merger partners; (iv) the relatively greater financial, technological, marketing and sales resources of the combined company and the likelihood that such resources would enable the combined entity to accelerate its long-term growth strategy and to compete more effectively in its targeted markets; (v) the rapid consolidation underway in the telecommunications industry; (vi) the relationship of the Conversion Fraction to the historical market prices for 360 Common Stock and ALLTEL Common Stock, including the fact that the Conversion Fraction should provide a premium to 360's stockholders based on historical trading prices; (vii) the terms of the Merger Agreement which were the product of extensive arms-length negotiations; (viii) the opportunity of 360's stockholders to participate as equity holders of ALLTEL on a tax-free basis (see "THE MERGER--Certain Federal Income Tax Consequences of the Merger"); (ix) the Lazard Opinion as to the fairness from a financial point of view of the consideration to be received by the stockholders of 360 in the Merger; (x) the ability to account for the Merger as a pooling-of-interests; (xi) the likelihood that required regulatory approvals should be obtainable in view of the absence of overlapping market clusters; and (xii) the analysis by 360's management, with the assistance of 360's financial advisor, of potential merger partners. The 360 Board recognized that (i) other potential merger partners might seek to make proposals; (ii) on March 13, 1998, in response to rumors regarding a potential transaction, 360's stock price dramatically increased and ALLTEL's stock price decreased, and that, because the Conversion Fraction is fixed, there is the possibility that the value of the consideration that would be received by 360's stockholders in the Merger may further diminish prior to the closing of the Merger if the market value of ALLTEL Common Stock further declines; and (iii) consummation of the Merger requires regulatory approvals.

  The foregoing discussion of the information and factors considered by the 360 Board is not intended to be exhaustive but is believed to include all material facts considered by the 360 Board. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, the 360 Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPINION OF 360'S FINANCIAL ADVISOR

  360 has retained Lazard Freres to act as its financial advisor in connection with the Merger. Lazard Freres was selected by the 360 Board based on Lazard Freres' qualifications, expertise and reputation in transactions similar to the Merger and its knowledge of the national and worldwide telecommunications industry and business and affairs of 360. At the meeting of the 360 Board on March 15, 1998, Lazard Freres rendered its opinion (the "Lazard Opinion") that as of such date, based upon and subject to the various considerations set forth therein, the Conversion Fraction was fair to 360 and its stockholders from a financial point of view. Lazard Freres subsequently reconfirmed its opinion by delivering to the 360 Board its written opinion, dated as of May 6, 1998, to the effect that, as of such date, the Conversion Fraction was fair to 360 and its stockholders from a financial point of view.

  THE FULL TEXT OF THE RECONFIRMED LAZARD OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY LAZARD FRERES IN RENDERING SUCH OPINION, IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE LAZARD OPINION AND THE RECONFIRMED LAZARD OPINION ADDRESS ONLY THE FAIRNESS OF SUCH CONVERSION FRACTION PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE RESPECTIVE DATES OF THE LAZARD OPINION AND THE RECONFIRMED LAZARD OPINION, AS THE CASE MAY BE, AND DO NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF 360 COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE LAZARD OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RECONFIRMED LAZARD OPINION. 360 STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE RECONFIRMED LAZARD OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS.

  In connection with rendering the Lazard Opinion, Lazard Freres: (i) reviewed the financial terms and conditions of the Merger Agreement; (ii) analyzed certain publicly available historical business and financial information relating to 360 and ALLTEL; (iii) reviewed various internal financial forecasts and other financial and operating data provided to Lazard Freres by 360 and ALLTEL relating to their respective businesses; (iv) held discussions with certain members of the senior managements of 360 and ALLTEL with respect to the past and current business operations and financial condition and the prospects of 360 and ALLTEL, respectively, the strategic objectives of each, and certain possible strategic, financial and operational benefits that might be realized following the Merger; (v) reviewed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of 360 and ALLTEL, respectively; (vi) reviewed public information with respect to certain other companies in lines of businesses Lazard Freres believed to be generally comparable to the businesses of 360 and ALLTEL; (vii) reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of businesses Lazard Freres believed to be generally comparable to those of 360 and ALLTEL's; (viii) reviewed the historical stock prices and trading volumes of 360 and ALLTEL's common stock;
(ix) compared the financial performance of 360 and ALLTEL and the prices and trading activity of 360 and ALLTEL's common stock, respectively, with that of certain other comparable publicly traded companies and their securities; (x) participated in discussions and negotiations among representatives of 360 and ALLTEL and their financial and legal advisors; and (xi) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate. In connection with its reconfirmation dated as of May 6, 1998 of the Lazard Opinion, Lazard Freres also (a) reviewed a draft of this Joint Proxy Statement/Prospectus in the form to be provided to the stockholders of 360 and ALLTEL in connection with their consideration of the Merger and other matters described therein, (b) received oral reconfirmation from certain members of the senior managements of 360 and ALLTEL with respect to the information described in item (iii) above and (c) held additional discussions with certain members of the senior managements of 360 and ALLTEL with respect to the matters described in item (iv) above.

  Lazard Freres relied with 360 consent upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information, nor did Lazard Freres make any independent valuation or appraisal of any of the assets, liabilities or technologies of 360 or ALLTEL, or concerning the solvency or fair value of either of the foregoing entities, nor was Lazard Freres furnished with such valuations or appraisals. Lazard Freres relied upon, without independent verification, the assessment by the managements of 360 and ALLTEL of 360 and ALLTEL's services and products, the timing and risks associated with the integration of 360 with ALLTEL, and the validity of, and risk associated with, 360 and ALLTEL's existing and future services and products. With respect to internal financial forecasts and any financial or operating information furnished by, or disclosed during discussions with, the managements of 360 or ALLTEL, including estimates of the strategic, financial and operational benefits that might be realized following the Merger, Lazard Freres assumed that such forecasts and information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of 360 and ALLTEL as to the competitive, operating and regulatory environments and the related financial performance of 360 and ALLTEL, respectively, for the relevant periods. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or assessments or the assumptions on which they are based. Further, the Lazard Opinion and the reconfirmed Lazard Opinion were necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard Freres as of, the respective dates of the Lazard Opinion and the reconfirmed Lazard Opinion.

  In rendering and reconfirming the Lazard Opinion, Lazard Freres assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by 360 or ALLTEL and that obtaining the necessary regulatory approvals for the Merger would not materially affect 360 or ALLTEL. Lazard Freres assumed that the Merger would be accounted for as a pooling-of-interests business combination in accordance with the U.S. generally accepted accounting principles and would be treated as a tax-free reorganization and/or exchange pursuant to the Code.

  The following is a brief summary of the analysis performed by Lazard Freres in connection with the Lazard Opinion.

  Historical Trading Analysis. Lazard Freres' examination included the historical trading prices and volumes for 360 Common Stock during the last two-year period and the indexed historical trading prices for 360 Common Stock during the last two-year period as compared to the indexed historical trading prices for an index comprised of other comparable cellular companies and the Standard & Poor's 500 Index. Lazard Freres also examined historical trading prices and volumes for ALLTEL Common Stock during the last one-year period and five-year period and the indexed historical trading prices for ALLTEL Common Stock during the last five-year period as compared to the indexed historical trading prices for an index comprised of other comparable telecommunications companies and the Standard & Poor's 500 index.

  Lazard Freres also reviewed the historical trading prices for 360 Common Stock and ALLTEL Common Stock in comparison to each other over various periods of time ended on March 12, 1998. The Conversion Fraction as applied to the ALLTEL closing price on March 12, 1998 represented a premium of 19%, 31%, 81% and 156%, respectively, over the 360 closing price on such date, the 360 average closing price for the 30-day period and one-year period ended on such date and the 52-week low stock price for 360 Common Stock, respectively. Lazard Freres used closing prices as of March 12, 1998 because press reports on March 13, 1998 regarding a potential transaction affected the stock prices of both ALLTEL and
360. The Conversion Fraction as applied to the ALLTEL average closing price for the one-week period ended on March 12, 1998 represented a premium of 18%, 30%, 80% and 154%, respectively, over the 360 closing price for each of the aforementioned period or dates, respectively.

  Comparable Publicly Traded Companies Analysis. Lazard Freres reviewed and compared certain actual and projected financial, operating and stock market information of companies in lines of business believed to be comparable to those of 360. Lazard Freres noted that, although there were no public companies with precisely the same mix of businesses and financial conditions as 360, Lazard Freres believed the most relevant comparable companies to 360 to include AirTouch Communications, Inc., United States Cellular Corporation, Vanguard Cellular Systems, Inc. and Western Wireless Corporation (the "360 Comparable Companies").

  This analysis indicated that the domestic cellular control value (determined as equity market value plus net debt, net of minority interests and other asset adjustments, where applicable) of the 360 Comparable Companies as a multiple of 1997 earnings before interest, taxes, depreciation and amortization ("EBITDA") ranged from 11.2x to 16.8x and that the domestic cellular control value of the 360 Comparable Companies as a multiple of projected 1998 EBITDA ranged from 8.5x to 11.9x. Based on the foregoing data and other data deemed relevant for the 360 Comparable Companies and based on the projections provided by 360 management, Lazard Freres performed a public market analysis. This analysis indicated equity value reference ranges per share of 360 Common Stock of approximately $24 to $36.

  Lazard Freres also reviewed and compared certain actual and projected financial, operating and stock market information of companies in lines of business believed to be comparable to those of individual business segments of ALLTEL. Lazard Freres noted that, although there were no public companies with precisely the same mix of businesses and financial condition as any of ALLTEL's individual business segments, Lazard Freres believed the most relevant comparable companies to ALLTEL's individual business segments to include Aliant Communications, Inc., Century Telephone Enterprises, Inc., Cincinnati Bell, Inc. and Citizens Utilities Company in the independent local telephone segment; 360, AirTouch Communications, Inc., United States Cellular Corporation, Vanguard Cellular Systems, Inc., and Western Wireless Corporation in the cellular segment; Affiliated Computer Services, Inc., American Management Systems, Inc., The BISYS Group, Inc., Computer Sciences Corporation, Electronic Data Systems Corporation and Fiserv, Inc. in the outsourcing and system integration segments; Billing Information Concepts Corporation, CSG Systems International, Inc., International Telecommunication Data Systems, Inc., LHS Group, Inc., Lightbridge, Inc., Saville Systems PLC and USCS International, Inc. in the telecommunications industry billing services segment; and certain other comparable companies for ALLTEL's product distribution and publishing business segments (the "ALLTEL Business Segment Comparable Companies"). Based on the foregoing and other data deemed relevant for the ALLTEL Business Segment Comparable Companies and based on projections and other financial data provided by ALLTEL management, Lazard Freres performed a pre-tax "sum-of-the-parts" public market analysis. This analysis indicated pre-tax "sum-of-the-parts" equity value reference ranges of approximately $46 to $54 for each share of ALLTEL Common Stock.

  Selected Precedent Transactions Analysis. Lazard Freres reviewed and analyzed selected financial, operating and stock market information relating to selected acquisition transactions in the cellular industry, including the following:
Price Communications Corporation/Palmer Wireless, Inc., Blackstone/CommNet Cellular, Inc., AirTouch Communications, Inc./U S WEST, Inc. and American Cellular Corporation/ PriCellular Corporation (the "Cellular Transactions"). Lazard Freres noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of such transactions and the companies involved were not directly comparable to the Merger or to 360. Lazard Freres performed a private market valuation analysis based on the Cellular Transactions that they deemed relevant. Among other factors, Lazard Freres indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors, such as interest rate and equity market fluctuations, and microeconomic factors, such as industry results and growth expectations. As noted above, no transaction reviewed was identical to the Merger and, accordingly, an assessment of the results of this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of 360 and ALLTEL and other factors that would affect the acquisition value of the companies to which 360 was compared. Based on the data for the Cellular Transactions, and based on the projections provided by the management of 360, this analysis indicated implied equity value reference ranges of approximately $26 to $38 for each share of 360 Common Stock.

  Discounted Cash Flow Analysis. Based upon forecasts provided by the management of 360, Lazard Freres estimated the net present value of the future cash flows of 360. Lazard Freres utilized discount rates ranging from 9.5% to 11.5% and terminal multiples of estimated EBITDA in the year 2003 ranging from 7.0x to 9.0x for 360's business. This analysis indicated net present equity value reference ranges of approximately $24 to $36 per share of 360 Common Stock.

  In addition, based upon forecasts provided by the management of ALLTEL, Lazard Freres estimated the net present value of the future cash flows of ALLTEL on a consolidated basis. Lazard Freres utilized discount rates ranging from 9.0% to 10.0% and terminal multiples of estimated EBITDA in the year 2002 ranging from 7.0x to 9.0x for ALLTEL's business. This analysis indicated net present equity value reference ranges of approximately $45 to $60 per share of ALLTEL Common Stock.

  Contribution Analysis. Lazard Freres also considered the potential contribution of each of 360 and ALLTEL to revenue, EBITDA and net income of the combined company following the Merger, without taking into account any operating, financial or accounting impacts resulting from the Merger, any cost savings or other benefits projected by 360 and ALLTEL to be realized from the Merger or any other pro forma impacts. This analysis used 360 management's forecasts for 360 and ALLTEL management's forecasts for ALLTEL, as well as public information with respect to 360 and ALLTEL, for 1997 and for projected fiscal years 1998 through 2002. This analysis indicated that, for 1997 and for projected fiscal years 1998 through 2002, 360's contribution to combined revenue ranged from 28% to 30%; to combined EBITDA ranged from 27% to 32%; and to combined net income ranged from 17% to 32%. Based on the Conversion Factor and the closing price of ALLTEL Common Stock on March 12, 1998, current holders of 360 Common Stock would own approximately 33% of the combined company upon consummation of the Merger.

  Pro Forma Merger Analysis. Lazard Freres considered the effect that the Merger could have on the earnings per share ("EPS") of the combined company following the Merger as compared with the EPS of ALLTEL on a stand-alone basis. Using forecasts for 360 and ALLTEL provided by managements of each respective company, as well as public information, the share price of $47.94 for ALLTEL Common Stock on March 12, 1998 and after giving effect to the assumptions discussed above and certain other assumptions, including the Conversion Fraction but assuming the realization of none of the potential cost savings projected by the managements of 360 and ALLTEL to be realized for the Merger, this analysis indicated that the Merger would be dilutive to the projected stand-alone EPS of ALLTEL in each of 1998, 1999 and 2000. Assuming the realization of the potential cost savings following the Merger projected by the management of 360, this analysis indicated that the Merger would be dilutive to the projected stand-alone EPS of ALLTEL in 1998 and 1999 and modestly accretive in 2000.

  Special Considerations. In connection with the review of the Merger by the 360 Board, Lazard Freres performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by Lazard Freres in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Lazard Freres in arriving at its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth herein, without considering the analyses as a whole, could create an incomplete or a misleading view of the process underlying the Lazard Opinion. Lazard Freres did not attribute any particular weight to any analysis or factor considered by them. No company or transaction used in the analyses as a comparison is identical to 360 or ALLTEL or the transaction contemplated by the Merger Agreement. The analyses were prepared solely for the purpose of Lazard Freres in providing the Lazard Opinion to the 360 Board in connection with its consideration of the Merger and do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in the analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual results, which may be significantly more or less favorable than suggested by such analyses. In performing its analyses, Lazard Freres assumed that both 360 and ALLTEL would perform substantially in accordance with earnings forecasts provided to Lazard Freres by the managements of 360 and ALLTEL or their representatives and that the potential cost savings to be realized in connection with the Merger would be realized substantially in accordance with the projections provided to Lazard Freres by the management of 360. The actual results achieved by the combined company following the Merger could vary from any projected results and the variations may be material. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" and "RISK FACTORS."

  The forecasts and other projections furnished to Lazard Freres for each of 360 and ALLTEL and estimates of potential cost savings resulting from the Merger were prepared by the respective managements of each company and constitute forward-looking statements within the meaning of PSLRA. As a matter of policy, neither 360 nor ALLTEL publicly discloses internal management forecasts, projections or estimates of the type furnished to Lazard Freres in connection with its analysis of the Merger terms, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be in the control of the management of either 360 or ALLTEL, including, without limitation, factors related to the integration of 360 and ALLTEL and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" and "RISK FACTORS."

  In performing these analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of 360 or ALLTEL or their respective advisors, none of 360, ALLTEL or Lazard Freres or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses. Although, in connection with the delivery of the Lazard Opinion, Lazard Freres also analyzed ALLTEL, the Lazard Opinion is not a valuation of ALLTEL and does not represent Lazard Freres' view as to what the value of the ALLTEL Common Stock will be prior to or after consummation of the Merger. In addition, Lazard Freres noted that, notwithstanding the fact that holders of 360 Common Stock will receive ALLTEL Common Stock in the Merger, the trading prices for ALLTEL Common Stock will be significantly affected by the results of operations and other factors, such as the realization of potential cost savings resulting from the Merger, relating to both ALLTEL and 360. The Lazard Opinion was one of many factors taken into consideration by the 360 Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Lazard Freres.

  Lazard Freres is an internationally recognized investment banking and advisory firm. Lazard Freres, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. In the ordinary course of its business, Lazard Freres and its affiliates may actively trade in the securities of 360 for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

  360 has agreed to pay a fee to Lazard Freres for its financial advisory services in connection with the Merger, including among other things, rendering the Lazard Opinion and the reconfirmed Lazard Opinion discussed above. Pursuant to a letter agreement dated February 17, 1998, 360 has agreed to pay Lazard Freres a fee based on the aggregate value of the transaction if the Merger is consummated and to reimburse Lazard Freres for reasonable expenses as incurred. In addition, 360 has also agreed to indemnify Lazard Freres and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Lazard Freres or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Lazard Freres engagement. In the past, Lazard Freres and its affiliates have provided financial advisory and financing services for 360 and have been paid customary fees for the rendering of these services.

OWNERSHIP OF 360 COMMON STOCK; STOCK OPTIONS; COMPANY AWARDS

  As of March 16, 1998, directors and executive officers of 360 beneficially owned an aggregate of 7,250,770 shares of 360 Common Stock (or approximately 5.98% of the then outstanding 360 Common Stock), excluding shares of 360 Common Stock that may be acquired upon the exercise of outstanding stock options to purchase 360 Common Stock ("360 Stock Options").

  As of March 11, 1998, directors and executive officers of 360 and their affiliates held options to purchase an aggregate of 1,335,547 shares of 360 Common Stock, of which 486,647 were exercisable and 848,900 were not exercisable. As of March 11, 1998, 11,900 Stock Appreciation Rights (or SARs), with an aggregate value (assuming a 360 Common Stock price of $33.90) of $263,475, had been granted to holders of these options. Also, as of March 11, 1998, 111,826 shares of restricted stock (which were subject to plan-based restrictions) had been granted to directors and executive officers of 360 and their affiliates. Such shares of restricted stock have a value (assuming a 360 Common Stock price of $33.90) of $3,790,901 and will vest at the Effective Time.

  The Merger Agreement provides that each option to purchase shares of 360 Common Stock that remains outstanding at the Effective Time is to be converted into an option (together with a related SAR, if the option to acquire 360 Common Stock had a related SAR) to acquire that number of shares of ALLTEL Common Stock determined by multiplying the number of shares of 360 Common Stock into which such option is exercisable by the Conversion Fraction, at a price per share equal to the per-share (rounded up to the nearest cent) exercise price specified in such 360 Stock Option divided by the Conversion Fraction. The Merger Agreement also provides that all other awards will be converted into similar instruments of ALLTEL, in each case with such adjustments as are appropriate to preserve the value inherent in such awards. See "OTHER TERMS OF THE MERGER AGREEMENT--Employee Stock Options, Incentive and Benefit Plans."

EXECUTIVE SEVERANCE; RETENTION

  The Merger Agreement provides that upon the consummation of the Merger, ALLTEL shall assume all termination benefit agreements identified by 360 in the Merger Agreement. 360 currently maintains severance or change of control agreements with its executive officers pursuant to which 360 is required to pay certain severance benefits to each such officer in the event of a termination of such officer's employment by 360 other than for "cause" (as defined in such agreements) or by the officer for "good reason" (as defined in such agreements) within 30 days prior to or the first 24 months after the "change of control" of 360 (which would include the Merger). The benefits to which any such officer would be entitled upon termination include: (i) base salary plus a prorated portion of the officer's current year target incentive bonus through the termination date; (ii) lump-sum cash benefits equal to three times the sum of his or her base salary in effect on the date of termination plus his or her then current target incentive bonus amount; (iii) continuation of health insurance at the same cost and coverage level as in effect at the time of termination for the greater of 36 months or until similar benefits are obtained from a subsequent employer; and (iv) reimbursement for customary out-placement services. Additionally, upon any such termination, all stock options and shares of restricted stock held by any such officer will become fully vested.

  360 is a party to an Employment Agreement with Dennis E. Foster, 360's President and Chief Executive Officer, which provides for various benefits, including the payment of severance benefits in the event of Mr. Foster's termination. Mr. Foster's severance benefits provide for substantially the same benefits as described above for other executive officers, plus a requirement to pay certain severance benefits (i) in the case of termination for any reason during the 13th full month following a change of control, and (ii) full vesting of certain supplemental retirement benefits that would have otherwise vested five years from the date of Mr. Foster's Employment Agreement (equal to the actuarially computed value necessary to provide an annual replacement of 40% of Mr. Foster's final compensation for his expected life beginning at age sixty-
five).

  Under 360's Change-In-Control Severance Pay Plan, most full-time and part-time employees who are not covered by change of control agreements are eligible to receive severance benefits in the event of a termination of employment by 360 other than for "cause" (as defined in such Plan) or by the employee following certain reductions in compensation or certain changes in the employee's office location within one year after a "change of control" of 360 (which would include the approval of the Merger). Such severance benefits would consist of a continuation of salary for between 13 and 78 weeks after the date of termination and a lump sum payment after the end of such period equal to between 25% and 150% of the target annual incentive amount that the employee would have been eligible to receive under 360's Associate Incentive Plan for the year of termination.

  In addition, the 360 Board has adopted a retention incentive proposal for 360 associates deemed critical to the successful integration of 360 and ALLTEL. Under this proposal, retention incentives will be paid to those associates who remain with 360 during a stated transition period. Aggregate incentives under this proposal are limited to $13,800,000.

DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE

  ALLTEL and Merger Sub have agreed that all rights to exculpation and indemnification now existing in favor of any current or former directors or officers of 360 and its subsidiaries (the "Indemnified Parties"), as provided in their respective certificates of incorporation or by-laws, or in any agreement between an Indemnified Party and 360 or one of its subsidiaries as disclosed to ALLTEL, will survive the Merger and will continue in full force and effect. In addition, for a period of six years after the Effective Time, ALLTEL has agreed to indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification as discussed in the preceding sentence.

  Moreover, ALLTEL has agreed that, from and after the Effective Time, ALLTEL will cause to be maintained in effect for five years after the Effective Time the policies of the directors' and officers' liability insurance maintained by 360 on the date of the Merger Agreement or substitute policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties, except that in no event will ALLTEL be required to pay with respect to such insurance policies in any one year more than $750,000.

BOARD OF DIRECTORS; MANAGEMENT

  Pursuant to the Merger Agreement, ALLTEL has agreed to take all actions necessary to elect four 360 directors as additional directors of ALLTEL. In addition, effective at the Effective Time, ALLTEL has agreed to appoint certain officers of 360 as officers of ALLTEL. As of the date hereof, the ALLTEL Board is composed of eleven directors. See "DIRECTORS AND MANAGEMENT OF ALLTEL FOLLOWING THE MERGER--Directors", and "--Executive Officers."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  In the opinions of Sonnenschein Nath & Rosenthal, special tax counsel to 360, and Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to ALLTEL, subject to the qualifications set forth below and contained herein, the following summary sets forth the material United States federal income tax consequences of the Merger to holders of 360 Common Stock who exchange such stock for ALLTEL Common Stock pursuant to the Merger Agreement. The following summary addresses only such stockholders who hold their 360 Common Stock as a capital asset, and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules (including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons that hold such shares as a hedge against currency risk, or a constructive sale or conversion transaction, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation). Such opinions are not binding on the IRS. The following summary is based upon the Code, laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change possibly with retroactive effect. Tax consequences under state, local, and other foreign laws are not addressed herein.

  No ruling has been (or will be) sought from the IRS as to the United States federal income tax consequences of the Merger. It is a condition to the consummation of the Merger that 360 receive an opinion from its special tax counsel, Sonnenschein Nath & Rosenthal, and that ALLTEL receive an opinion from its special tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that, based upon certain facts, representations and assumptions, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinions is conditioned on, among other things, such tax counsels' receipt of representation letters from each of ALLTEL, Merger Sub and 360, in each case, in form and substance reasonably satisfactory to each such counsel. The following discussion assumes that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

  Based on the above assumptions and qualifications, holders of 360 Common Stock who exchange their 360 Common Stock for ALLTEL Common Stock pursuant to the Merger Agreement will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, they receive in lieu of fractional shares of ALLTEL Common Stock. Holders of 360 Common Stock who receive cash in lieu of fractional shares of ALLTEL Common Stock in the Merger generally will be treated as if the fractional shares of ALLTEL Common Stock had been distributed to them as part of the Merger and then redeemed by ALLTEL in exchange for the cash actually distributed in lieu of the fractional shares, with such redemption qualifying as an exchange under Section 302 of the Code. Consequently, such holders generally will recognize capital gain or loss with respect to cash payments they receive in lieu of fractional shares. The tax rate applicable to capital gains of an individual taxpayer varies depending on the taxpayer's holding period for the shares. In the case of an individual stockholder, any such capital gain will be subject to a maximum federal income tax rate of (A) 20%, if the individual held his or her 360 Common Stock for more than 18 months at the Effective Time and (B) 28%, if the individual held his or her 360 Common Stock for more than one year but not more than 18 months at the Effective Time. The deductibility of capital losses is subject to limitations for both individuals and corporations.

  Each holder's aggregate tax basis in the ALLTEL Common Stock received in the Merger will be the same as his or her aggregate tax basis in the 360 Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the ALLTEL Common Stock received by a 360 stockholder pursuant to the Merger Agreement will include the holding period of the 360 Common Stock surrendered in exchange therefor.

  THE DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS THAT MAY APPLY TO A HOLDER OF 360 COMMON STOCK. STOCKHOLDERS OF 360 COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger is expected to be accounted for as a pooling-of-interests under generally accepted accounting principles. Under this method of accounting, the recorded assets and liabilities of ALLTEL and 360 will be carried forward to ALLTEL at their historical recorded amounts after addressing any conformity issues; net income of ALLTEL after the Merger will include the net income of ALLTEL and 360 for the entire fiscal year in which the Merger occurs, and the historical reported net income of the separate companies for prior periods will be combined and restated as net income of ALLTEL after addressing any conformity issues. The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of a letter from Arthur Andersen LLP (ALLTEL's independent auditors) to the effect that such auditor concurs with ALLTEL's determination that the Merger qualifies for pooling-of-interests accounting treatment.

  ALLTEL expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $120,000,000 ($105,000,000 after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, retention compensation expenses, relocation expenses, and similar expenses. Although ALLTEL believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is concluded, which is currently estimated to occur in the third quarter of 1998.

  In addition, ALLTEL is developing a plan to integrate the operations of 360 after the Merger. In connection with that plan, ALLTEL anticipates that certain non-recurring charges will be incurred in connection with such integration. ALLTEL cannot identify the timing, nature and amount of such charges as of the date of this Joint Proxy Statement/Prospectus. However, any such charge could affect ALLTEL's results of operations in the period in which such charges are recorded.

PERCENTAGE OWNERSHIP INTEREST OF 360 STOCKHOLDERS AFTER THE MERGER

  Assuming that there will be 184,327,921 shares of ALLTEL Common Stock and 121,416,327 shares of 360 Common Stock outstanding immediately prior to the Effective Time, the number of shares of ALLTEL Common Stock to be issued in the Merger would be approximately 89,848,082 (not including any shares of ALLTEL Common Stock issued after the Effective Time of the Merger under 360 Option Plans assumed by ALLTEL), which would represent 32.8% of the outstanding shares of ALLTEL Common Stock immediately after the Effective Time.

APPRAISAL RIGHTS

  Under the DGCL, the transactions contemplated by the Merger Agreement, the Issuance of the ALLTEL Common Stock pursuant to the Merger Agreement, and the Certificate Amendment, and the approval of the Equity Incentive Plan, do not give rise to any appraisal or dissenter's rights to holders of ALLTEL Voting Stock.

  Under the DGCL, the 360 stockholders are not entitled to appraisal or dissenters' rights in connection with the Merger because the 360 Common Stock is listed on a national securities exchange and the consideration to which such stockholders will be entitled to receive in the Merger will consist solely of ALLTEL Common Stock, which will also be listed on a national securities exchange, and cash in lieu of fractional shares.

NYSE LISTING

  It is a condition to the consummation of the Merger that the shares of ALLTEL Common Stock to be issued pursuant to the Merger Agreement be authorized for listing on the NYSE, subject only to official notice of issuance. In addition, it is expected that the shares of ALLTEL Common Stock to be issued pursuant to the Merger Agreement be authorized for listing on the Pacific Exchange.

DELISTING AND DEREGISTRATION OF 360 COMMON STOCK

  If the Merger is consummated, the 360 Common Stock will be delisted from the NYSE, the Pacific Exchange and the Chicago Stock Exchange and will be deregistered under the Exchange Act.

CONDUCT OF THE BUSINESS OF 360 AND ALLTEL IF THE MERGER IS NOT CONSUMMATED

  If the Merger is not consummated, it is expected that the respective businesses and operations of 360 and ALLTEL will continue to be conducted substantially as they currently are being conducted.

RESALES OF ALLTEL COMMON STOCK

  The shares of ALLTEL Common Stock to be issued to stockholders of 360 pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction by persons who will not be "affiliates" of ALLTEL after the Merger or who were not "affiliates" of 360 on the date of the 360 Special Meeting. All directors and certain officers and stockholders of 360 may be deemed to have been "affiliates" of 360 within the meaning of such rules. Any such person may resell the ALLTEL Common Stock received by him or her in the Merger only if such shares are registered for such resale under the Securities Act or an exemption from such registration under the Securities Act is available. Such persons may be permitted to effect resales under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become "affiliates" of ALLTEL) or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of 360 or ALLTEL generally include individuals or entities that control, are controlled by, or are under common control with, such party, and may include certain officers and directors of such party as well as principal stockholders of such party. It is recommended that any such person obtain advice of securities counsel prior to effecting any resales.

  The Merger Agreement provides that, on or prior to the date of the 360 Special Meeting, 360 will deliver to ALLTEL a letter identifying all persons who are "affiliates" of 360 for purposes of Rule 145 under the Securities Act. The Merger Agreement also provides that, on or prior to the date of the ALLTEL Special Meeting, ALLTEL will deliver to 360 a letter identifying all persons who are "affiliates" of ALLTEL for purposes of Rule 145 under the Securities Act.

  SEC guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines also indicate that the "pooling-of-interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

  Each of ALLTEL and 360 has agreed to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act (in the case of 360 affiliates) and to preserve the ability of the Merger to be accounted for as a "pooling-of-interests."

  This Joint Proxy Statement/Prospectus does not cover resales of ALLTEL Common Stock received by any person who may be deemed to be an affiliate of ALLTEL or 360.

                      OTHER TERMS OF THE MERGER AGREEMENT

  The description of the Merger, the Merger Agreement and the Option Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Option Agreement, copies of which are attached hereto as Annex A and Annex B, respectively, and are incorporated herein by reference.

CERTAIN REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of 360 and ALLTEL relating, among other things, to: (i) their organization, existence, good standing and authority and qualification to do business; (ii) their capitalization; (iii) their subsidiaries; (iv) their authorization, execution, delivery and performance of the Merger Agreement and related matters; (v) compliance with applicable law; (vi) the absence of conflicts, violations or defaults under their certificates of incorporation and by-laws and certain other agreements and documents; (vii) government approvals and required consents;
(viii) the documents and reports filed with the SEC and the accuracy of the information contained therein; (ix) the absence of certain changes or events;
(x) the absence of undisclosed pending or threatened litigation; (xi) the absence of undisclosed liabilities; (xii) certain tax matters; (xiii) material contracts; (xiv) the absence of undisclosed employee benefit plan liabilities;
(xv) the inapplicability of the 360 Rights Plan or Delaware's anti-takeover statute to the Merger; (xvi) the lack of ownership of ALLTEL Common Stock by 360 or its subsidiaries; (xvii) the receipt of opinions of financial advisors regarding the fairness of the transaction from a financial point of view, (xviii) the absence of actions adversely affecting pooling-of-interest accounting treatment; (xix) the absence of undisclosed finders, brokers or investment bankers; (xx) certain environmental matters and compliance with environmental laws; and (xxi) the accuracy and correctness of certain information contained in this Joint Proxy Statement/Prospectus. The representations of 360, ALLTEL and Merger Sub do not survive the Effective Time.

CONDUCT OF BUSINESS BY 360 PENDING THE MERGER

  Each of ALLTEL and 360 has agreed that, during the period from the date of the Merger Agreement to the Effective Time, unless agreed in writing by 360 and ALLTEL (i) it will, and will cause each of its respective subsidiaries to, conduct its operations according to its ordinary and usual course of business in substantially the same manner as previously conducted (except that ALLTEL may authorize or enter into agreements with respect to certain acquisitions or dispositions or issue debt or equity securities); (ii) it will notify the other party of any emergency or other change in the normal course of its or its subsidiaries' respective businesses or in the operation of its or its subsidiaries' respective properties and of any complaints, investigations or hearings of any governmental body or authority if such emergency, change, complaint, investigation or hearing could have a Material Adverse Effect (as defined in the Merger Agreement) on it; (iii) it will not (except in the ordinary course of business consistent with past practice) permit any of its subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distributions with respect to its outstanding shares of stock (except that ALLTEL may continue to pay dividends on ALLTEL Common Stock at times consistent with past practice and in per share amounts not in excess of 150% of the per share amount of the most recent dividend paid on the ALLTEL Common Stock prior to the date of the Merger Agreement); (iv) it will not propose or adopt any amendment to its corporate charter or by-laws; and (v) it will not, and will not permit any of its subsidiaries to, take any action or fail to take any action which would, or would be reasonably likely to, prevent ALLTEL and 360 from accounting for the Merger in accordance with the pooling-of-interests method of accounting.

  In addition to the foregoing, 360 has agreed that, unless agreed in writing by ALLTEL, it (i) will use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill, keep available the services of its current officers and other key employees and preserve its relationship with those persons having business dealings with it and its subsidiaries; and (ii) will confer at such times as ALLTEL may reasonably request with one or more representatives of ALLTEL to report material operational matters and the general status of ongoing operations. 360 has also agreed that, unless agreed in writing by ALLTEL, it will not, and will not permit any of its subsidiaries to (i) split, combine, reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect to shares of its capital stock (except for certain transactions by wholly-owned subsidiaries); (ii) except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance or similar agreement with any directors or executive officers; (iii) authorize or propose, or enter into an agreement with respect to (a) any merger, consolidation, or business combination, or any acquisition or disposition of assets or securities that is not in the ordinary course of business consistent with past practice or which the consideration paid or received exceeds $25 million in any single transaction or $100 million in all such transactions, or
(b) any release of material contract rights not in the ordinary course of business consistent with past practice; (iv) (a) issue or sell any shares of their capital stock, (b) grant or award any options, conversions or other rights to acquire such stock, or (c) purchase or redeem any shares of such stock, or any rights, warrants or options to acquire such shares; (iv) amend any of their employee benefit plans or severance arrangements or adopt new employee benefit plans or severance arrangements; (v) other than in the ordinary course of business consistent with past practice, incur, assume or prepay any indebtedness or other material liabilities, make any loans or capital contributions to or investments in any other person (other than 360 or a wholly-owned subsidiary of 360), discharge any claims, liabilities or obligations, sell, lease, license, mortgage or otherwise encumber, or dispose of any of its properties; (vi) make any tax election or settle or compromise any tax liability or change its fiscal year; or (vii) except as previously disclosed or as required by a governmental body, or as required by GAAP (as defined in the Merger Agreement) as concurred in by 360's auditors, change its method of accounting.

  ALLTEL has agreed that, unless agreed to in writing by 360, it will use its reasonable best efforts, and will cause its subsidiaries to use their reasonable best efforts, to preserve intact its business organization and preserve its relationships with those persons having business dealings with it and its subsidiaries.

  The Merger Agreement provides that each of ALLTEL and 360 will afford the other and its representatives full and complete access through the Effective Time to all of its books and records, properties, plants and personnel. In addition, each of ALLTEL and 360 have agreed to hold in confidence all non-public information acquired as a result of such access.

EMPLOYEE STOCK OPTIONS; INCENTIVE AND BENEFIT PLANS

  The Merger Agreement provides that, simultaneously with the Merger, (i) each outstanding option and related stock appreciation right, if any, to purchase or acquire a share of 360 Common Stock under employee incentive or benefits plans, programs or arrangements and non-employee director plans presently maintained by 360 (the "360 Option Plans") will be converted into an option (together with a related stock appreciation right of ALLTEL, if applicable) to purchase the number of shares of ALLTEL Common Stock equal to the product of (a) the Conversion Fraction (.74) multiplied by (b) the number of shares of 360 Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option (if such option were fully vested), at an exercise price per share (rounded upward to the nearest cent) equal to the exercise price for each share of 360 Common Stock subject to an option (and related stock appreciation right, if any) under the 360 Option Plans divided by the Conversion Fraction, and all references in each such option (and related stock appreciation right, if any) to 360 will be deemed to refer to ALLTEL where appropriate, and
(ii) ALLTEL will assume the obligations of 360 under the 360 Option Plans. The other terms of each such option and stock appreciation right, and the plans under which they were issued, will continue to apply in accordance with their terms, including any provisions providing for acceleration. See "THE MERGER-- Ownership of 360 Common Stock; Stock Options; Company Awards."

  In addition, simultaneously with the Merger, each outstanding award, including restricted stock, stock equivalents, and stock units, under any employee incentive or benefit plans, programs or arrangements, and non-employee director plans presently maintained by 360 which provide for grants of equity-based awards will be amended or converted into a similar instrument of ALLTEL, in each case with such adjustments to the terms of such awards as are appropriate to preserve the value inherent in such awards with no detrimental effects on the holders thereof resulting from such conversion. The other terms of each 360 award, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms, including any provisions providing for acceleration. 360 agrees to use its reasonable best efforts to obtain any consents (in a form acceptable to ALLTEL) required of the holders of 360 stock options or 360 awards to the conversion described above. See "THE MERGER-- Ownership of 360 Common Stock; Stock Options; Company Awards."

NO SOLICITATION

  360 has agreed that, from and after the date of the Merger Agreement, it will not, and will use its reasonable best efforts not to permit any of its or its subsidiaries' officers, directors, employees, attorneys, financial advisors, agents or other representatives to, directly or indirectly (i) solicit, initiate or knowingly encourage any bona fide proposal or offer made by any third party prior to the stockholder vote at the 360 Special Meeting for a merger, consolidation or other business combination involving any purchase of all or substantially all the assets or more than 50% of the voting securities of 360 (a "Takeover Proposal") or (ii) engage in or continue discussions or negotiations relating to a Takeover Proposal; except that 360 may engage in discussion or negotiations with, and furnish information concerning 360 and its subsidiaries, business, properties or assets to, any third party which has made an unsolicited Takeover Proposal if, and only to the extent that, the 360 Board concludes in good faith after consultation with its outside counsel at a meeting of the 360 Board that the failure to take such action would present a reasonable possibility of violating the obligations of the 360 Board to the 360 stockholders under applicable law.

  360 will promptly (but in no case later than 36 hours) notify ALLTEL of the receipt of any Takeover Proposal, including the material terms and conditions thereof (and any change in the material terms and conditions thereof) and the identity of the person making such Takeover Proposal, and will promptly (but in no case later than 36 hours) notify ALLTEL of any determination by the 360 Board that a Superior Proposal has been made. As used in the Merger Agreement, "Superior Proposal" means a bona fide Takeover Proposal made by a third party on terms that a majority of the members of the 360 Board determines in their good faith reasonable judgment (based on the advice of an independent financial advisor) is more favorable to 360 and to its stockholders than the transactions contemplated by the Merger Agreement and for which any required financing is fully committed.

INDEMNIFICATION AND INSURANCE

  ALLTEL and Merger Sub have agreed that all rights to exculpation and indemnification now existing in favor of any current or former directors or officers of 360 and its subsidiaries (the "Indemnified Parties"), as provided in their respective certificates of incorporation or by-laws, or in any agreement between an Indemnified Party and 360 or one of its subsidiaries as disclosed to ALLTEL, will survive the Merger and will continue in full force and effect. In addition, for a period of six years after the Effective Time ALLTEL has agreed to indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification as discussed in the preceding sentence.

  Moreover, ALLTEL has agreed that, from and after the Effective Time, ALLTEL will cause to be maintained in effect for five years after the Effective Time the policies of the directors' and officers' liability insurance maintained by 360 on the date of the Merger Agreement or substitute policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties, except that in no event will ALLTEL be required to pay with respect to such insurance policies in any one year more than $750,000.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The respective obligations of ALLTEL, 360 and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) the approval and adoption of the Merger Agreement by the requisite vote of 360's stockholders and the approval of the Issuance of ALLTEL Common Stock by the requisite vote of ALLTEL's stockholders; (ii) the absence of any action by any court or other tribunal or governmental body or authority enacting, entering, promulgating or enforcing any statute, rule, regulation, executive order, decree, ruling or injunction which prohibits the consummation of the Merger substantially on the terms contemplated by the Merger Agreement; (iii) the absence of any stop order suspending the effectiveness of the Registration Statement; (iv) approval for the listing of shares of ALLTEL Common Stock issuable in the Merger on the NYSE; (v) the receipt of all necessary governmental approvals and consents including the FCC; (vi) the termination or expiration of the waiting period under the HSR Act; and

(vii) the receipt by ALLTEL and 360 of a letter of ALLTEL's independent public accountants stating that such accountants concur with the ALLTEL management's conclusion that the Merger will qualify as a transaction to be accounted for in accordance with the pooling-of-interests method of accounting.

  The obligations of ALLTEL to effect the Merger are also subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by ALLTEL: (i) the representations and warranties of 360 contained in the Merger Agreement shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (a) for changes specifically permitted by the terms of the Merger Agreement, (b) that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date, and (c) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on 360; (ii) 360 shall have performed in all material respects all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time; and (iii) ALLTEL shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to ALLTEL, dated as of the Effective Time, relating to certain tax matters.

  The obligation of 360 to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by 360: (i) the representations and warranties of ALLTEL contained in the Merger Agreement shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (a) for changes specifically permitted by the terms of the Merger Agreement, (b) that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date, and (c) where any such failure of the representations and the warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on ALLTEL; (ii) ALLTEL shall have performed in all material respects all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time; and (iii) 360 shall have received an opinion of Sonnenschein Nath & Rosenthal, special tax counsel to 360, dated as of the Effective Time, relating to certain tax matters.

TERMINATION

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the respective stockholders of 360 and ALLTEL:

    (i) by mutual written consent of 360 and ALLTEL;

    (ii) by either 360 or ALLTEL if (i) the Effective Time shall not have occurred on or before November 30, 1998 (the "Termination Date") and (ii) the party seeking to terminate the Merger Agreement did not breach in any material respect its obligations under the Merger Agreement or the Option Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date; except that, if as of November 30, 1998, all conditions to the closing of the Merger Agreement have been satisfied or waived, other than receipt of the requisite approval of the FCC, then either ALLTEL or 360 may extend the Termination Date to February 28, 1999, by providing written notice to the other party on November 30, 1998;

    (iii) by either ALLTEL or 360 if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated by the Merger Agreement, or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the merger substantially on the terms contemplated by the Merger Agreement and such order, decree, ruling or injunction shall have become final and non-appealable, and the party seeking to terminate the Merger Agreement shall have used its reasonable best efforts to remove such injunction, order or decree;

    (iv) by either ALLTEL or 360 if the approvals of the stockholders of either ALLTEL or 360 contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

    (v) by either ALLTEL or 360 if the 360 Board reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that 360 may not terminate the Merger Agreement unless and until (i) three business days have elapsed following delivery to ALLTEL of a written notice of such determination by the 360 Board and during such three business day period 360 (a) informs ALLTEL of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover proposal, and (b) otherwise cooperates with ALLTEL with respect thereto (subject, in such case to the condition that the 360 Board is not required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to 360 or 360's stockholders under applicable law) with the intent of enabling ALLTEL to agree to a modification of the terms and conditions of the Merger Agreement so that the Merger may be effected; (ii) at the end of such three business day period the 360 Board continues reasonably to believe that the Takeover proposal constitutes a Superior Proposal; (iii) simultaneously with such termination 360 enters into a definitive acquisition, merger, or similar agreement to effect the Superior Proposal; and (iv) 360 pays to ALLTEL the Termination Fee (see "--Termination Fee");

    (vi) by ALLTEL if the 360 Board shall have (i) withdrawn or modified in a manner adverse to ALLTEL its approval or recommendation of the Merger Agreement and the Merger or (ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal;

    (vii) by ALLTEL if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of 360 is commenced prior to the 360 Special Meeting, and the 360 Board fails to recommend against acceptance of such tender offer or exchange offer by the 360 stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by the 360 stockholders) within a specified time period; or

    (viii) by either 360 or ALLTEL if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or the Option Agreement, which if not cured would have a Material Adverse Effect on 360 or ALLTEL, and such breach was not cured within 30 days after notice thereof was received by the party alleged to be in breach.

TERMINATION FEE

  The Merger Agreement provides that 360 is required to pay ALLTEL a termination fee of $100,000,000 if: (i) 360 or ALLTEL terminates the Merger Agreement because the 360 Board has determined that a Takeover Proposal constitutes a Superior Proposal; (ii) ALLTEL terminates the Merger Agreement because the 360 Board has withdrawn or adversely modified its approval of the Merger or approved or recommended any Takeover Proposal; or (iii) prior to termination of the Merger Agreement, (a) a Takeover Proposal is commenced, (b) the Merger Agreement is thereafter terminated by 360 because of the nonfulfillment of conditions as of November 30, 1998 (or February 28, 1999, under certain circumstances set forth under "--Termination" above) or is terminated by ALLTEL or 360 because of the failure of 360's stockholders to approve the 360 Proposal and (c) concurrent with or within 12 months after such termination, a Takeover Proposal is consummated.

EXPENSES

  Whether or not the Merger is consummated, each of ALLTEL and 360 shall bear its own costs and expenses incurred in connection with the Merger, the Merger Agreement and the transaction contemplated thereby, except that expenses incurred in connection with the printing, filing and mailing of this Joint Proxy Statement/Prospectus (including the SEC registration fee) shall be borne equally.

AMENDMENT AND MODIFICATION

  The Merger Agreement may be amended, modified or supplemented at any time prior to the Effective Time only by written agreement (referring specifically to the Merger Agreement) of ALLTEL and 360 with respect to any of the terms contained in the Merger Agreement; provided, however, that after any approval and adoption of the Merger Agreement by the stockholders of 360 and ALLTEL, no such amendment, modification or supplementation will be made which, under applicable law or the rules of any relevant stock exchange, requires the approval of such stockholders, without the further approval of such stockholders.

WAIVER

  At any time prior to the Effective Time, each of ALLTEL and 360 may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained in the Merger Agreement or in any documents delivered pursuant thereto and (iii) waive compliance by the other with any of the agreements or conditions contained in the Merger Agreement which may legally be waived. Any such extension or waiver will be valid only if set forth in an instrument in writing specifically referring to the Merger Agreement and signed on behalf of such party.

CHANGE OF CONTROL PROVISIONS CONTAINED IN CERTAIN OF 360'S SENIOR DEBT
INSTRUMENTS

  The 360 Credit Facility (defined below) and the 360 Indentures (defined below) contain provisions that may require 360 to repay the indebtedness outstanding thereunder prior to maturity as a result of the Merger. Under the 360 Credit Facility, consummation of the Merger will constitute an event of default thereby permitting the lenders thereunder to require 360 to immediately repay the indebtedness outstanding under the 360 Credit Facility. Under the 360 Indentures, in the event that during (i) the 90 day period commencing on March 16, 1998 or (ii) the 90 day period commencing at the Effective Time, the rating assigned to the senior notes outstanding thereunder is downgraded to below BBB- (or the equivalent) by at least two of the three rating agencies currently rating such senior notes (a "360 Rating Decline"), then, after consummation of the Merger, the holders of such senior notes will have the right to require 360 to purchase all or a portion of such senior notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. As of March 31, 1998, approximately $520 million in borrowings were outstanding under the Second Amended and Restated Credit Agreement dated as of December 5, 1997 among 360 and a number of banks and institutional lenders (the "360 Credit Facility") and $1.2 billion in aggregate principal amount of senior notes were outstanding under the indentures dated as of March 7, 1996 and March 1, 1997, respectively, between 360 and Citibank, N.A., as trustee (collectively, the "360 Indentures").

  360 and ALLTEL expect that at or prior to the Effective Time, either (i) 360 will obtain the consent of the lenders under the 360 Credit Facility to consummate the Merger or (ii) ALLTEL will refinance the indebtedness outstanding under the 360 Credit Facility through new, amended or existing credit facilities. Because the ratings currently assigned to ALLTEL's senior indebtedness are significantly higher than those assigned to the senior notes outstanding under the 360 Indentures, 360 and ALLTEL do not expect a 360 Rating Decline to occur. Neither the consent of the lenders under the 360 Credit Facility to consummate the Merger nor the ability of ALLTEL to refinance the indebtedness outstanding under the 360 Credit Facility through its existing credit facility are conditions to the consummation of the Merger.

OPTION AGREEMENT

  As an inducement to ALLTEL to enter into the Merger Agreement, 360 (as issuer) and ALLTEL (as grantee) entered into the Option Agreement, pursuant to which 360 granted ALLTEL an irrevocable option (the "Option") to purchase from 360 at any one time up to approximately 24,140,553 shares, subject to certain adjustments (the "Option Shares"), of 360 Common Stock, at a purchase price of $33.90 per share, subject to certain adjustments (the "Option Purchase Price"). The number of Option Shares represents 19.9% of the shares of 360 Common Stock outstanding on the date of the Option Agreement. The closing sale price of 360 Common Stock on the last trading day preceding the execution of the Merger Agreement was $35.62 per share.

ALLTEL may exercise the Option only upon the occurrence of an event (an "Option Purchase Event") as a result of which ALLTEL becomes entitled under the Merger Agreement to the Termination Fee (none of which has occurred as of the date hereof).

  The Option will terminate and be of no further force and effect upon the earliest to occur of (a) the Effective Time, (b) six months after the date on which an Option Purchase Event occurs and (c) termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Option Purchase Event; provided that, in the case of clause (c), if ALLTEL has the right to receive a Termination Fee following such termination upon the occurrence of certain events, the Option does not terminate until the later of
(x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which ALLTEL has such right to receive a Termination Fee. Notwithstanding the termination of the Option, ALLTEL will remain entitled to purchase Option Shares if it has properly exercised the Option prior to the termination of the Option.

  The Option Agreement provides ALLTEL with a cash-out-right (the "Option Cash-Out-Right") which would allow ALLTEL to receive cash upon exercise of the Option in an amount equal to the number of Option Shares subject to the Option exercise, multiplied by the difference between (i) the average closing price per share of 360 Common Stock as reported on the NYSE Composite Transactions Tape for the ten NYSE trading days commencing on the 12th NYSE trading day immediately preceding the date of ALLTEL's election to exercise the Option and
(ii) the Option Purchase Price. 360 obligation, however, to pay cash to ALLTEL under the Option Cash-Out-Right is limited to an amount equal to the product of
(a) $2.00 and (b) the number of Option Shares subject to such exercise.

  The Option Agreement also provides 360 with a repurchase option that would allow 360 to purchase from ALLTEL any Option Shares acquired by ALLTEL pursuant to an exercise of the Option at a purchase price per share equal to the Option Purchase Price plus $2.00. 360 must exercise this repurchase option by delivering notice to ALLTEL prior to the closing of an exercise of the Option, and the repurchase must take place immediately following the consummation of the sale of Option Shares to ALLTEL pursuant to an exercise of the Option.

  The Option Agreement contains provisions governing the procedure for exercise of the Option and payment for the Option Shares purchased upon such exercise and other provisions that adjust the number of Option Shares and Option Purchase Price therefor upon the occurrence of (i) certain changes in the 360 Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares or similar transaction or
(ii) certain consolidations or mergers that do not involve ALLTEL or its subsidiaries, or the sale or transfer of substantially all of the assets of 360 to any person or entity other than ALLTEL or its subsidiaries.

  Finally, the Option Agreement contains provisions obligating 360, if requested by ALLTEL and subject to certain limitations and conditions, to prepare, file and cause to be made effective up to two registration statements ("Demand Registration Statements") for the purpose of registering under the Securities Act the sale or other disposition pursuant to a bona fide, firm commitment underwritten public offering of shares of 360 Common Stock acquired by ALLTEL upon exercise of the Option. In addition, if 360 effects a registration statement under the Securities Act of 360 Common Stock for its own account or for any other 360 stockholders (other than on Form S-4, S-8 or successor forms), the Option Agreement provides ALLTEL the right to participate in such registration subject to certain limitations that may be imposed by the managing underwriter with respect to such offering, and such participation will not affect the obligation of 360 to effect any Demand Registration Statement. A registration effected under the foregoing provisions would be at 360 expense, except for any underwriting discounts and commissions and expenses of ALLTEL's counsel.

                   CERTAIN REGULATORY FILINGS AND APPROVALS

  FCC Transfer Approvals. Certain activities of ALLTEL and 360 are regulated by the FCC. The Communications Act requires the prior approval of the FCC for the acquisition of control of a company such as 360 that holds various licenses and authorizations issued by the FCC. The FCC traditionally grants approval of such transactions if it determines that the transfer of control is consistent with the public interest, convenience and necessity, without consideration of the relative merits of such a transfer of control in relation to those of any other possible transfers of control that may be pending or contemplated. ALLTEL and its subsidiaries already hold certain similar authorizations issued by the FCC, and ALLTEL believes it is likely that the transfer applications will be granted; however the transfer applications are subject to public comment, petitions to deny and informal objections by third parties, which may interpose objections in an attempt to delay or impede approval by the FCC. Accordingly, there can be no assurance that the FCC will timely grant the transfer applications or that the FCC will not condition its approval upon various conditions and restrictions. The Merger is conditioned on receipt of FCC approval of the transfer applications.

  Hart-Scott-Rodino Act Approval. Under the HSR Act and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the DOJ and specified waiting period requirements have been satisfied. ALLTEL and 360 each filed notification and report forms under the HSR Act with the FTC and the DOJ on April 14, 1998 and on April 29, 1998 received notice from the FTC that early termination of the specified waiting period had been granted.

  At any time before or after the Effective Time of the Merger, and notwithstanding that the HSR Act waiting period may have been terminated or the Merger may have been consummated, the DOJ, or any state could take such action under the applicable laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of 360 or businesses of ALLTEL or 360 acquired as a result of the Merger. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

  Certain stockholders of 360 may also be subject to the HSR Act and required to file a notification and report form with the FTC and the DOJ in connection with the Merger. In general, if (i) a 360 stockholder is entitled to receive, pursuant to the Merger Agreement, shares of ALLTEL Common Stock with a value that exceeds $15 million; (ii) certain jurisdictional requirements are met; and
(iii) no exemption applies, then the HSR Act would require that ALLTEL and such stockholder file notification and report forms with the FTC and the DOJ and observe the applicable waiting period. If such waiting period has not expired or been terminated by the Effective Time, the Exchange Agent may be required to deliver such stockholder's shares of ALLTEL Common Stock into an escrow facility pending the expiration or termination of such waiting period. Persons with significant holdings of 360 Common Stock are urged to consult their legal counsel to determine whether the requirements of the HSR Act will apply to their receipt of ALLTEL Common Stock pursuant to the Merger Agreement.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined balance sheet as of December 31, 1997, and unaudited pro forma condensed combined statements of income for the years ended December 31, 1997, 1996 and 1995 give effect to the Merger using the pooling-of-interests method of accounting. For a description of pooling-of-interests accounting with respect to the Merger and certain other accounting matters, see "THE MERGER--Anticipated Accounting Treatment." The unaudited pro forma condensed combined financial statements have been prepared from, should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and notes thereto of ALLTEL and 360, which are incorporated by reference in this Joint Proxy Statement/Prospectus (see "INCORPORATION OF DOCUMENTS BY REFERENCE").

  The unaudited pro forma condensed combined financial information gives effect to the Merger as if it had been consummated, with respect to statements of income, at the beginning of the periods presented, or, with respect to balance sheet, as of the date presented. The unaudited pro forma condensed combined financial information has been included for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Merger been consummated at the dates indicated, nor is it necessarily indicative of future results of operations or financial position of the merged companies.

  ALLTEL expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $120,000,000 ($105,000,000 after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, retention compensation expenses, relocation expenses, and similar expenses. Although ALLTEL believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is concluded, which is currently estimated to occur in the third quarter of 1998. In addition, ALLTEL is developing a plan to integrate the operations of 360 after the Merger. In connection with that plan, ALLTEL anticipates that certain non-recurring charges will be incurred in connection with such integration. ALLTEL cannot identify the timing, nature and amount of such charges as of the date of this Joint Proxy Statement/Prospectus. However, any such charge could affect ALLTEL's results of operations in the period in which such charges are recorded. Because the foregoing charges are non-recurring in nature, they have not been reflected in the pro forma combined statements of income.

                  ALLTEL CORPORATION AND SUBSIDIARY COMPANIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                     AS REPORTED
                                  DECEMBER 31, 1997           PRO FORMA
                               ----------------------- --------------------------
                                                       ADD (DEDUCT)
                                 ALLTEL       360      ADJUSTMENTS      COMBINED
                               ---------- ------------ ------------    ----------
(IN THOUSANDS)
           ASSETS
Current assets...............  $  665,844  $  230,167   $     --       $  896,011
Investments..................     775,647     459,669         --        1,235,316
Goodwill and other intangible
 assets......................     606,484   1,045,007         --        1,651,491
Property, plant and equip-
 ment:
  Wireline...................   4,068,502         --          --        4,068,502
  Wireless...................     692,490   1,420,853         --        2,113,343
  Information services.......     539,743         --          --          539,743
  Other......................      11,008     189,872         --          200,880
  Under construction.........     218,951     139,372         --          358,323
                               ----------  ----------   ---------      ----------
  Total property, plant and
   equipment.................   5,530,694   1,750,097         --        7,280,791
  Less accumulated deprecia-
   tion......................   2,340,242     561,140         --        2,901,382
                               ----------  ----------   ---------      ----------
  Net property, plant and
   equipment.................   3,190,452   1,188,957         --        4,379,409
Other assets.................     395,018      18,124         --          413,142
                               ----------  ----------   ---------      ----------
    Total assets.............  $5,633,445  $2,941,924   $     --       $8,575,369
                               ==========  ==========   =========      ==========
LIABILITIES AND SHAREHOLDERS'
            EQUITY
Current liabilities..........  $  637,281  $  367,211   $     --       $1,004,492
Long-term debt...............   1,874,172   1,825,347         --        3,699,519
Deferred income taxes........     665,473      60,470     (15,000)(2)     710,943
Other liabilities............     242,388     179,595     120,000 (2)     541,983
Preferred stock, redeemable..       5,625         --          --            5,625
Shareholders' equity:
  Preferred stock............       9,155         --          --            9,155
  Common stock...............     183,673       1,233      88,505 (3)     273,411
  Additional capital.........     152,936     774,938    (125,938)(3)     801,936
  Unrealized holding gain on
   investments...............     300,671         --          --          300,671
  Retained earnings (defi-
   cit)......................   1,562,071    (229,437)   (105,000)(2)   1,227,634
  Treasury stock.............         --      (37,433)     37,433 (3)         --
                               ----------  ----------   ---------      ----------
    Total shareholders' equi-
     ty......................   2,208,506     509,301    (105,000)      2,612,807
                               ----------  ----------   ---------      ----------
    Total liabilities and
     shareholders' equity....  $5,633,445  $2,941,924   $     --       $8,575,369
                               ==========  ==========   =========      ==========

                  ALLTEL CORPORATION AND SUBSIDIARY COMPANIES

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                         AS REPORTED
                                                      DECEMBER 31, 1997               PRO FORMA
                                                  --------------------------  ---------------------------
                                                                              ADD (DEDUCT)
                                                     ALLTEL          360      ADJUSTMENTS      COMBINED
                                                  ------------  ------------  ------------   ------------
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Revenues and sales:
  Service revenues..........                      $  2,700,907  $  1,296,669    $(35,138)(4) $  3,962,438
  Product sales.............                           562,656        50,503         --           613,159
                                                  ------------  ------------    --------     ------------
    Total revenues and
     sales..................                         3,263,563     1,347,172     (35,138)       4,575,597
                                                  ------------  ------------    --------     ------------
Costs and expenses:
  Operations................                         1,686,739       772,172     (35,138)(4)    2,423,773
  Cost of products sold.....                           362,164       116,456         --           478,620
  Depreciation and amortiza-
   tion.....................                           450,762       184,702         --           635,464
  Provision to reduce
   carrying value of certain
   assets...................                            16,874           --          --            16,874
                                                  ------------  ------------    --------     ------------
    Total costs and ex-
     penses.................                         2,516,539     1,073,330     (35,138)       3,554,731
                                                  ------------  ------------    --------     ------------
Operating income............                           747,024       273,842         --         1,020,866
Other income, net...........                             5,236        13,071         --            18,307
Interest expense............                          (130,181)     (131,589)        --          (261,770)
Gain on disposal of assets
 and other..................                           206,622           --          --           206,622
                                                  ------------  ------------    --------     ------------
Income before taxes.........                           828,701       155,324         --           984,025
Income taxes................                           320,815        73,829         --           394,644
                                                  ------------  ------------    --------     ------------
Net income..................                           507,886        81,495         --           589,381
Preferred dividends.........                             1,008           --          --             1,008
                                                  ------------  ------------    --------     ------------
Net income applicable to
 common shares..............                      $    506,878  $     81,495    $    --      $    588,373
                                                  ============  ============    ========     ============
Earnings per Share of Common
 Stock:(5)
  Basic.....................                             $2.72          $.67                        $2.13
  Diluted...................                             $2.70          $.67                        $2.11
Average number of shares
 outstanding--basic.........                       186,059,000   122,339,000                  276,590,000
Average number of shares
 outstanding--diluted.......                       187,689,000   122,399,000                  278,531,000

                  ALLTEL CORPORATION AND SUBSIDIARY COMPANIES

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                         AS REPORTED
                                                      DECEMBER 31, 1996               PRO FORMA
                                                  --------------------------  ---------------------------
                                                                              ADD (DEDUCT)
                                                     ALLTEL          360      ADJUSTMENTS      COMBINED
                                                  ------------  ------------  ------------   ------------
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Revenues and sales:
  Service revenues..........                      $  2,524,845  $  1,052,726    $(32,534)(4) $  3,545,037
  Product sales.............                           667,573        43,146         --           710,719
                                                  ------------  ------------    --------     ------------
    Total revenues and
     sales..................                         3,192,418     1,095,872     (32,534)       4,255,756
                                                  ------------  ------------    --------     ------------
Costs and expenses:
  Operations................                         1,607,942       624,859     (32,534)(4)    2,200,267
  Cost of products sold.....                           448,456       104,327         --           552,783
  Depreciation and amortiza-
   tion.....................                           424,115       146,841         --           570,956
  Provision to reduce carry-
   ing value of certain as-
   sets.....................                           120,280           --          --           120,280
                                                  ------------  ------------    --------     ------------
    Total costs and ex-
     penses.................                         2,600,793       876,027     (32,534)       3,444,286
                                                  ------------  ------------    --------     ------------
Operating income............                           591,625       219,845         --           811,470
Other income, net...........                             2,925         3,867         --             6,792
Interest expense............                          (130,832)     (106,364)        --          (237,196)
Gain on disposal of assets
 and other..................                            (2,278)          --          --            (2,278)
                                                  ------------  ------------    --------     ------------
Income before taxes.........                           461,440       117,348         --           578,788
Income taxes................                           169,703        57,829         --           227,532
                                                  ------------  ------------    --------     ------------
Net income..................                           291,737        59,519         --           351,256
Preferred dividends.........                             1,071           --          --             1,071
                                                  ------------  ------------    --------     ------------
Net income applicable to
 common shares..............                      $    290,666  $     59,519    $    --      $    350,185
                                                  ============  ============    ========     ============
Earnings per Share of Common
 Stock:(5)
  Basic.....................                             $1.53          $.50                        $1.27
  Diluted...................                             $1.52          $.50                        $1.26
Average number of shares
 outstanding--basic.........                       189,378,000   117,917,000                  276,637,000
Average number of shares
 outstanding--diluted.......                       191,026,000   118,136,000                  278,415,000

                  ALLTEL CORPORATION AND SUBSIDIARY COMPANIES

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                         AS REPORTED
                                                      DECEMBER 31, 1995               PRO FORMA
                                                  --------------------------  ---------------------------
                                                                              ADD (DEDUCT)
                                                     ALLTEL          360      ADJUSTMENTS      COMBINED
                                                  ------------  ------------  ------------   ------------
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Revenues and sales:
  Service revenues..........                      $  2,441,826  $    789,459    $(31,435)(4) $  3,199,850
  Product sales.............                           667,899        44,956         --           712,855
                                                  ------------  ------------    --------     ------------
    Total revenues and
     sales..................                         3,109,725       834,415     (31,435)       3,912,705
                                                  ------------  ------------    --------     ------------
Costs and expenses:
  Operations................                         1,566,829       464,855     (31,435)(4)    2,000,249
  Cost of products sold.....                           449,119       109,441         --           558,560
  Depreciation and amortiza-
   tion.....................                           409,799       114,731         --           524,530
                                                  ------------  ------------    --------     ------------
    Total costs and ex-
     penses.................                         2,425,747       689,027     (31,435)(4)    3,083,339
                                                  ------------  ------------    --------     ------------
Operating income............                           683,978       145,388         --           829,366
Other income, net...........                             2,481         5,562         --             8,043
Interest expense............                          (145,428)     (127,240)        --          (272,668)
Gain on disposal of assets
 and other..................                            30,775           --          --            30,775
                                                  ------------  ------------    --------     ------------
Income before taxes.........                           571,806        23,710         --           595,516
Income taxes................                           217,190        25,405         --           242,595
                                                  ------------  ------------    --------     ------------
Net income (loss)...........                           354,616        (1,695)        --           352,921
Preferred dividends.........                             1,158           --          --             1,158
                                                  ------------  ------------    --------     ------------
Net income (loss) applicable
 to common shares...........                      $    353,458  $     (1,695)   $    --      $    351,763
                                                  ============  ============    ========     ============
Earnings (loss) per Share of
 Common Stock:(5)
  Basic.....................                             $1.87         ($.01)                       $1.28
  Diluted...................                             $1.85         ($.01)                       $1.27
Average number of shares
 outstanding--basic.........                       188,870,000   116,706,000                  275,232,000
Average number of shares
 outstanding--diluted.......                       190,675,000   116,706,000                  277,037,000

                  ALLTEL CORPORATION AND SUBSIDIARY COMPANIES

                         NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

1. PRO FORMA FINANCIAL STATEMENT PRESENTATION

  The unaudited pro forma financial data do not give effect to any potential cost savings or other synergies that could result from the Merger. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position.

2. MERGER AND INTEGRATION EXPENSES

  ALLTEL expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $120,000,000 ($105,000,000 after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, retention compensation expenses, relocation expenses, and similar expenses. Although ALLTEL believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger related expenses will be recorded in the period in which the Merger is concluded, which is currently estimated to occur in the third quarter of 1998. In addition, ALLTEL and 360 are developing a plan to integrate the operations of ALLTEL and 360 after the Merger. In connection with that plan, ALLTEL anticipates that certain non-recurring charges will be incurred in connection with such integration. ALLTEL cannot identify the timing, nature and amount of such charges as of the date of this Joint Proxy Statement/Prospectus. However, any such charge could affect ALLTEL's results of operations in the period in which such charges are recorded. The unaudited pro forma combined consolidated financial statements do not reflect any such charges.

3. OTHER PRO FORMA ADJUSTMENTS

  The excess of par value of the ALLTEL Common Stock issued in this transaction over the par value of the 360's Common Stock outstanding on the Effective Date will be transferred from Additional Capital.

4. ELIMINATION OF TRANSACTIONS BETWEEN COMPANIES

  To eliminate the revenues and corresponding operating costs attributable to transactions between ALLTEL and 360.

5. CONVERSION FRACTION

  Pro forma combined earnings per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statements of Income are based upon the combined average number of shares outstanding of ALLTEL Common Stock and 360's Common Stock for each period, adjusted, in the case of 360's Common Stock, to reflect the conversion of each share of 360's Common Stock into .74 of a share of ALLTEL Common Stock.

                         INFORMATION CONCERNING ALLTEL

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Set forth below is certain information, as of May 1, 1998, with respect to any person known to ALLTEL to be the beneficial owner of more than 5% of any class of ALLTEL's voting securities, all of which are shares of ALLTEL Common
Stock:

                NAME AND ADDRESS                AMOUNT AND NATURE               PERCENT OF
TITLE OF CLASS  OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP           CLASS
--------------  -------------------             -----------------------         ----------
Common Stock    Stephens Group, Inc.            16,627,920 shares (sole            9.02
                111 Center Street               voting and investment
                Little Rock, AR 72201           power)
Common Stock    Cincinnati Financial            12,962,388 shares (sole            7.03
                Corporation                     voting and investment
                P.O. Box 14596                  power)
                Cincinnati, OH 45250

  Set forth below is certain information, as of May 1, 1998, as to shares of each class of ALLTEL equity securities beneficially owned by each of the directors, each of the executive officers identified in the Summary Compensation Table on page 60, and by all directors and executive officers of ALLTEL as a group. Except as otherwise indicated by footnote, all shares reported below are shares of ALLTEL Common Stock, and the nature of the beneficial ownership is sole voting and investment power:

               NAME OF                            AMOUNT AND NATURE    PERCENT OF CLASS
               BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP (IF 1% OR MORE)
               ----------------                ----------------------- ----------------
DIRECTORS      Michael D. Andreas                       56,871(a)             --
               John R. Belk                             16,400(a)             --
               Lawrence L. Gellerstedt, III             18,725(a)             --
               W. W. Johnson                            33,567(a)             --
               Emon A. Mahony, Jr.                      72,200(b)(c)          --
               John P. McConnell                        19,500(b)             --
               Josie C. Natori                          17,038(a)             --
               Ronald Townsend                          16,000(a)             --
               William H. Zimmer, Jr.                   24,394(a)             --
NAMED          Joe T. Ford                             915,801(d)             --
EXECUTIVE      Scott T. Ford                            87,214(d)             --
OFFICERS       Tom T. Orsini                            71,846(d)             --
               Francis X. Frantz                       186,725(d)             --
               Dennis J. Ferra                         113,315(d)             --
ALL DIRECTORS
AND EXECUTIVE
OFFICERS                                             1,996,878(e)            1.08
AS A GROUP

--------
(a) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after May 1, 1998, as follows: Michael D. Andreas (16,871); John R. Belk (15,500); Lawrence
    L. Gellerstedt, III (18,725); W.W. Johnson (33,567); Josie C. Natori (17,038); Ronald Townsend (15,500); and William H. Zimmer, Jr. (15,500).

(b) Includes 17,500 shares that each of the indicated persons has the right to acquire (through the exercise of options) on or within 60 days after May 1, 1998.

(c) Includes 1,500 shares held by Mr. Mahony's spouse, with respect to which Mr. Mahony has shared investment power and no voting power.

(d) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after May 1, 1998, as follows: Joe T. Ford (337,000), Scott T. Ford (41,000), Tom T. Orsini (-0-), Francis X. Frantz (168,000), and Dennis J. Ferra (54,000).

(e) Includes a total of 1,019,560 shares that members of the group have the right to acquire (through the exercise of options) on or within 60 days after February 23, 1998.

COMPENSATION OF DIRECTORS

  Directors who are not officers of ALLTEL receive $24,000 as an annual base fee and $1,500 for each Board meeting and each Committee meeting attended. Each Director who is not an officer of ALLTEL and serves as chairman of a Board Committee receives an additional annual fee of $3,000. Directors may elect to defer all or a part of their compensation under ALLTEL's deferred compensation plan for directors.

  Under the 1994 Stock Option Plan for Nonemployee Directors, as amended (the "Director Plan"), immediately following the 1994 Annual Meeting of Stockholders on April 21, 1994, each nonemployee director received the initial grant of an option to purchase 10,000 shares of ALLTEL Common Stock at an exercise price of $26.25 per share (the closing market price of the ALLTEL Common Stock on that date). Similarly, each nonemployee director who first becomes a director after April 21, 1994, also automatically receives the initial grant of an option to purchase 10,000 shares of ALLTEL Common Stock on the date the person first becomes a nonemployee director, at an exercise price equal to the closing market price of the ALLTEL Common Stock on that date. The Director Plan also provides for the automatic grant, following the conclusion of each annual meeting of stockholders, of an option to purchase 4,500 shares of ALLTEL Common Stock to each nonemployee director (other than a director who was elected at an annual meeting).

  The option price of options granted under the Director Plan is the fair market value of the ALLTEL Common Stock on the date the option is granted and is payable in cash, already-owned ALLTEL Common Stock, or a combination of both. The options vest and become exercisable on the day immediately preceding the next annual meeting of stockholders following the date of grant or, if earlier, on the death or disability of the holder or the occurrence of a "change of control".

  If a person ceases to be a nonemployee director, all vested options held by the person continue to be exercisable for a period of six months or the earlier expiration of the ten-year term of the option. Any options that have not vested by the time the person ceases to be a nonemployee director may not thereafter be exercised. The Director Plan will continue until the 1,000,000 shares of ALLTEL Common Stock available under the plan are issued, unless the plan is earlier terminated by the ALLTEL Board.

  ALLTEL's Directors' Retirement Plan was terminated effective January 30, 1997. Under the terms of that termination, each director who was a director on January 30, 1997, and retires thereafter is entitled to receive, commencing on his retirement, an annual benefit, payable for his life only, equal to 10% of the $24,000 annual base directors' fee in effect at the time the plan was terminated for each year of his service prior to January 30, 1997 (rounded up to the next whole year) up to five years and 5% of the $24,000 annual base fee for each year of that service in excess of five years, up to a maximum annual benefit of $24,000. A director is considered to have "retired" if he ceases to be a director for any reason other than death or removal in accordance with applicable law. The termination of the Directors' Retirement Plan did not affect the benefits payable to any director who retired prior to January 30, 1997.

  In lieu of the foregoing future retirement benefit, each director who was a director on January 30, 1997, had the opportunity to elect to receive either a one-time grant of a fully-vested option to purchase Common Stock under the Director Plan at an option price of $33.875 per share (the closing price of the Common Stock on February 14, 1997) with a value at the time of grant (calculated using the Black-Sholes method) approximately equal to the value of the director's retirement benefit under the Directors' Retirement Plan or a credit to his account under ALLTEL's deferred compensation plan for directors in an amount approximately equal to the value of the director's retirement benefit under the Directors' Retirement Plan.

  Michael D. Andreas, Lawrence L. Gellerstedt, III, W.W. Johnson, and Josie C. Natori elected to receive stock options under the Director Plan in lieu of a benefit under the terminated Directors' Retirement Plan and were granted options to purchase 1,371, 1,225, 16,067, and 1,538 shares of Common Stock, respectively. John R. Belk, Emon A. Mahony, John P. McConnell, Ronald Townsend, and William H. Zimmer elected to receive credits of $3,625, $65,186, $7,850, $31,794, and $134,522, respectively, to their accounts under ALLTEL's deferred compensation plan for directors in lieu of a benefit under the terminated Directors' Retirement Plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

  The following table shows the compensation, for each of the last three years, of ALLTEL's Chief Executive Officer and of ALLTEL's other four most highly compensated executive officers as of December 31, 1997:

                          SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                               ---------------------------------- -------------------------
                                                                                    AWARDS      PAYOUTS
                                                                                  ---------- --------------
                                                                                  SECURITIES   LONG-TERM
                                                                   OTHER ANNUAL   UNDERLYING INCENTIVE PLAN    ALL OTHER
NAME                PRINCIPAL POSITION    YEAR SALARY($) BONUS($) COMPENSATION($) OPTIONS(#)   PAYOUTS($)   COMPENSATION($)
----                ------------------    ---- --------- -------- --------------- ---------- -------------- ---------------
Joe T. Ford..... Chairman & CEO           1997  650,000  715,000        -0-        525,000      390,000        1,481,930(a)
                 Chairman & CEO           1996  650,000  682,500        -0-         80,000      390,000          192,185
                 Chairman & CEO           1995  650,000  585,000        -0-            -0-      234,375          251,818
Scott T. Ford... President                1997  375,000  386,719        -0-        465,000      160,000           78,290(b)
                 Executive Vice President 1996  320,000  380,000        -0-         70,000          -0-              -0-
Tom T. Orsini... Executive Vice President 1997  275,000  226,875        -0-        230,000      130,500          663,907(b)
                 Executive Vice President 1996  320,000  240,000        -0-         20,000      126,750           73,497
                 Senior Vice President--  1995  275,000  185,625        -0-            -0-       72,442           92,270
                 Fin. and Corp. Dev.
Francis X.       Senior Vice President-   1997  300,000  247,500        -0-        230,000      132,000          594,432(b)
 Frantz......... External Affairs and
                 General Counsel
                 Senior Vice President--  1996  295,000  199,125        -0-         20,000      126,000           69,242
                 External Affairs and
                 General Counsel
                 Senior Vice President--  1995  285,000  192,375        -0-            -0-       78,000           86,380
                 External Affairs and
                 General Counsel
Dennis J.        Senior Vice President--
 Ferra.......... CFO                      1997  300,000  247,500        -0-        180,000      127,500          316,156(b)
                 Senior Vice President--
                 CFO                      1996  285,000  192,375        -0-         20,000      118,500           51,764
                 Senior Vice President--  1995  265,000  178,875        -0-            -0-       72,500           63,024
                 Acct. and Admin.

-------
(a) Includes the following amounts for Mr. Joe T. Ford: employer contributions to the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $12,800, allocated benefits under the ALLTEL Benefit Restoration Plan in the amount of $125,000, dollar amount of premiums paid under supplemental split dollar life insurance policies in the amount of $10,395, and "above-market" earnings on deferred compensation in the amount of $1,333,735 (payment of which is deferred until the deferred compensation is paid). The amount of "above market" earnings on deferred compensation was substantially higher for 1997 than in 1996 and 1995 because of ALLTEL's large stock price appreciation during 1997 of 30.9%

(b) Includes the following amounts for Messrs. Scott T. Ford, Orsini, Frantz, and Ferra: allocated benefits under the ALLTEL Benefit Restoration Plan in the respective amounts of $47,481, $38,637, $37,199, and $36,038, employer contributions under the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $12,800 in each case, dollar amount of premiums paid under supplemental split dollar life insurance policies in the respective amounts of $-0-, $682, $561, and $525, and "above-market" earnings on deferred compensation in the respective amounts of $18,009, $611,788, $543,872, and $266,793 (payment of which is deferred until the deferred compensation is paid). The amount of "above market" earnings on deferred compensation was substantially higher for 1997 than in 1996 and 1995 because of ALLTEL's large stock price appreciation during 1997 of 30.9%.

OPTION GRANTS IN 1997

  The following table shows information concerning stock option grants during 1997 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers:

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                                                                  FOR OPTION TERM
                                                                                       --------------------------------------
                                           INDIVIDUAL GRANTS                                   5%                 10%
                 --------------------------------------------------------------------- ------------------ -------------------
                 NUMBER OF SECURITIES  % OF TOTAL OPTIONS
                  UNDERLYING OPTIONS  GRANTED TO EMPLOYEES EXERCISE OR BASE EXPIRATION  STOCK    DOLLAR    STOCK     DOLLAR
NAME                  GRANTED(#)            IN 1997          PRICE($/SH)       DATE    PRICE($) GAINS($)  PRICE($)  GAINS($)
----             -------------------- -------------------- ---------------- ---------- -------- --------- -------- ----------
Joe T. Ford.....        75,000                1.49              32.00        1/29/07    52.125  1,509,347  83.000   3,824,982
                       450,000               11.73              34.50        9/30/07    56.197  9,763,589  89.484  24,742,852
Scott T. Ford...        65,000                1.69              32.00        1/29/07    52.125  1,308,101  83.000   3,314,984
                       400,000               10.43              34.50        9/30/07    56.197  8,678,746  89.484  21,993,646
Tom T. Orsini...        30,000                 .78              32.00        1/29/07    52.125    603,739  83.000   1,529,993
                       200,000                5.22              34.50        9/30/07    56.197  4,339,373  89.484  10,996,823
Francis X.
 Frantz.........        30,000                 .78              32.00        1/29/07    52.125    603,739  83.000   1,529,993
                       200,000                5.22              34.50        9/30/07    56.197  4,339,373  89.484  10,996,823
Dennis J.
 Ferra..........        30,000                 .78              32.00        1/29/07    52.125    603,739  83.000   1,529,993
                       150,000                3.91              34.50        9/30/07    56.197  3,254,530  89.484   8,247,617
Dollar Gains of
 All ALLTEL                                                                                $3,696,417,000     $ 9,367,317,000
 Stockholders*..                                                                           $3,985,150,000     $10,099,070,000

--------
* Total dollar gains are based on the indicated assumed annual rates of appreciation in the two option exercise prices, in each case calculated on the 183,672,880 shares of Common Stock outstanding as of December 31, 1997.

OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

  The following table shows information concerning stock option exercises during 1997 by ALLTEL's Chief Executive Officer and by ALLTEL's other four most highly compensated executive officers:

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED ON                   OPTIONS AT 1997 YEAR-END         1997 YEAR-END
NAME                        EXERCISE(#)     VALUE REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE($)
----                     ------------------ ----------------- ------------------------- ----------------------------
Joe T. Ford.............       90,405           1,941,784          312,595/609,000          6,151,637/4,478,063
Scott T. Ford...........          -0-                 -0-           14,000/521,000            135,625/3,756,563
Tom T. Orsini...........       88,016           1,064,829           14,000/256,000            158,375/1,856,000
Francis X. Frantz.......       16,000             364,687          158,000/256,000          3,169,813/1,856,000
Dennis J. Ferra.........        9,984             184,080          112,016/206,000          2,000,432/1,527,875

LONG-TERM INCENTIVE PLAN AWARDS IN 1997

  The following table shows information concerning the awards made during 1997 with respect to the three-year measurement period 1997 through 1999 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers under the ALLTEL Long-Term Performance Incentive Plan:

                                                    ESTIMATED FUTURE PAYOUTS*
                                                    ----------------------------
                     PERFORMANCE PERIOD
NAME                    UNTIL PAYOUT    MINIMUM ($)  TARGET ($)     MAXIMUM ($)
----                 ------------------ ----------- ------------   -------------
Joe T. Ford........       3 years         227,500         455,000         682,500
Scott T. Ford......       3 years         112,500         225,000         337,500
Tom T. Orsini......       3 years          68,750         137,500         206,250
Francis X. Frantz..       3 years          75,000         150,000         225,000
Dennis J. Ferra....       3 years          75,000         150,000         225,000

--------
* Awards will be paid upon completion of the 1999 year on the basis of ALLTEL's performance during the three year period 1997-1999 as determined by ALLTEL's attainment of prescribed corporate and unit performance targets. In January 1997, the Compensation Committee of the Board of Directors specified those corporate and unit performance targets and the award levels for the indicated executive officers (which are stated as a percentage of each executive officer's average base salary during the 1997-99 period). The estimated future payouts shown above assume that each executive officer's average base salary during the 1997-99 period would be the same as his base salary during 1997.

EXECUTIVE COMPENSATION AGREEMENT

  Mr. Joe T. Ford is employed by ALLTEL for a period extending to July 1, 2002, under a contract with ALLTEL that provides for a minimum base annual salary plus any incentive awards made under the Incentive Plan and the Long-Term Incentive Plan (the "Incentive Plans"). If the Board of Directors discontinues either or both of the Incentive Plans (or the application of either or both of them to Mr. Ford) or should a change of control of ALLTEL occur, the contract provides that Mr. Ford will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive awards made under the Incentive Plans over the preceding three years or his 1991 base annual salary compounded at an annual rate of 3% from January 1, 1991, to the beginning of the year in which such event occurs; thereafter Mr. Ford will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contract provides for payment of disability benefits in amounts unaffected by that disability through the end of the calendar year following the calendar year in which the disability occurs and of a death benefit in the amount equal to Mr. Ford's compensation for one year. Assuming compensation at the 1997 level and retirement at the expiration of the contract period, the estimated annual benefit to be received by Mr. Ford is $1,099,798. The contract also provides that Mr. Ford may retire any time prior to the expiration of the contract period. If Mr. Ford were to elect early retirement, he would be entitled to retirement benefits under his contract reduced in accordance with a formula. The contract provides that those retirement benefits are in lieu of payments under ALLTEL's defined benefit pension plan described below. The contract provides for payment of survivorship benefits to Mr. Ford's wife, who would receive for her life 50% of the annual retirement compensation to which Mr. Ford is entitled.

CHANGE IN CONTROL AGREEMENTS

  ALLTEL is a party to agreements with each of Messrs. Scott T. Ford, Tom T. Orsini, Francis X. Frantz and Dennis J. Ferra which provide that if, following a "change in control", the executive's employment terminates within twelve months (unless the termination is as a result of death, by ALLTEL as a result of the executive's disability or for "cause," or by the executive without "good reason") or if, after remaining employed for twelve months, the executive's employment terminates during the following three-month period (unless the termination is a result of death or is by ALLTEL as a result of the executive's disability) (each of the foregoing events being referred to as a "Payment Trigger"), ALLTEL is required to pay the executive an amount equal to three times the sum of his base salary as in effect immediately prior to the change in control or Payment Trigger and the maximum amounts he could have received under the Incentive Plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs, but reduced by any other cash severance paid to him. ALLTEL also is required to make an additional payment to the executive in the amount of any excise tax under Section 4999 of the Internal Revenue Code as a result of any payments or distributions by ALLTEL plus the amount of all additional income tax payable by him as a result of such additional payments. Payments under the agreements are covered by ALLTEL's "grantor trust" described below.

DEFINED BENEFIT PENSION PLAN

  ALLTEL maintains a trusteed, noncontributory, defined benefit pension plan covering salaried and non-salaried employees under which benefits are not determined primarily by final compensation (or average final compensation). Under this pension plan, each of Messrs. Scott T. Ford, Orsini, Frantz and Ferra would have each period of post-January 1, 1988, service credited at 1% of compensation, plus .4% of that part of his compensation that exceeds the Social Security Taxable Wage Base for such year. Service prior to 1988, if any, would be credited on the basis of a percentage of his highest consecutive five-year average annual base salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by .05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year; in addition, each of Messrs. Frantz, Orsini and Ferra would receive an additional credit of .25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years' such credit, and would have added to his annual pension benefits an amount equal to .4% of the amount by which his pre-1988 career average annual base salary (three highest years) exceeds his Social Security covered compensation, multiplied by his years of pre-1988 credited service. Various benefit payment options are available on an actuarially equivalent basis, including joint and survivor benefits. Compensation included in the pension base includes cash awards under the Incentive Plans.

  Assuming annual increases in compensation in future years of 5% per year, continuation in the position he held during 1997, and retirement at age 65, the estimated annual benefit under the pension plan for each of Messrs. Scott
T. Ford, Orsini, Frantz and Ferra is $55,629, $63,615, $55,010 and $61,674,
respectively. (Mr. Joe T. Ford, the only other executive included in the Summary Compensation Table on page 60, is not a participant in and is not entitled to benefits under the pension plan.) Amounts shown are straight life annuity amounts and include amounts payable under the defined benefit portion of the ALLTEL Benefit Restoration Plan.

BENEFIT RESTORATION PLAN

  Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The ALLTEL Benefit Restoration Plan provides for the payment to certain employees outside tax-qualified plans of any amounts not payable under the tax-qualified plans by reason of limitations specified in the Internal Revenue Code. Currently, under the ALLTEL Benefit Restoration Plan, Messrs. Joe T. Ford, Scott T. Ford, Orsini, Frantz, and Ferra are eligible for accruals with respect to benefits not payable under ALLTEL's defined contribution plans, and Messrs. Scott T. Ford, Orsini, Frantz and Ferra are eligible for accruals with respect to benefits not payable under ALLTEL's defined benefit pension plan. Amounts accrued under the defined contribution portion of these plans in 1997 for each of these executives are included in the Summary Compensation Table on page 60.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  ALLTEL maintains a non-qualified supplemental executive retirement plan (the "SERP") in which certain employees designated by the Board of Directors, including Messrs. Scott T. Ford, Orsini, Frantz and Ferra, participate. The SERP provides with respect to Messrs. Scott T. Ford, Orsini, Frantz and Ferra that, upon normal retirement at age 65 (or, if earlier, following a Payment Trigger that occurs after the participant's early retirement date), the executive will receive an annual benefit under the SERP, payable as a single life annuity, equal to 60% of (A) if a Payment Trigger has not occurred, the greater of (i) his total compensation for the calendar year preceding his retirement, or (ii) his average annual total compensation for the three calendar years preceding his retirement; or (B) if a Payment Trigger has occurred, the greater of (i) the amount determined under (A) above (as if a Payment Trigger had not occurred), or (ii) the sum of (a) his annual base salary in effect immediately prior to the change in control (as defined in the change in control agreements described above), the Payment Trigger, or his retirement date, whichever is greatest, plus (b) the maximum amounts payable to him under specified incentive compensation plans for the period coincident with or most recently prior to the change in control, the Payment Trigger, or his retirement date, whichever is greatest. The amount of the normal retirement benefit under the SERP is not determined based on years of service.

  Each of Messrs. Scott T. Ford, Orsini, Frantz and Ferra also is entitled to an early retirement benefit under the SERP if he retires before becoming entitled to the normal retirement benefit but after attaining the age of 60 with 15 or more years of service or age 55 with 20 or more years of service or after a Payment Trigger occurs (regardless of his years of service). The early retirement benefit is calculated the same as the normal retirement benefit, except that the percentage used in the calculation is 45% (increased ratably for the number of years of his service after the early retirement date, up to a maximum of 60%) rather than 60%.

  If Messrs. Scott T. Ford, Orsini, Frantz or Ferra dies after benefits commence, his surviving spouse will receive 50% of the amount that he was receiving prior to his death. If he dies while employed, his surviving spouse will receive 50% of the amount that he would have received if he had retired on the day before death. Following retirement, each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra (and his spouse and dependents) also is entitled to receive post-retirement medical benefits under the SERP together with reimbursement for any additional taxes incurred as a result of the benefits being taxed less favorably than they would have been if received by other retired employees. Payments to Messrs. Scott T. Ford, Orsini, Frantz, and Ferra under the SERP are covered by ALLTEL's "grantor trust" described below.

  The retirement benefits payable under the SERP are reduced by benefits (other than benefits attributable to employee contributions) paid under other ALLTEL qualified and nonqualified benefit plans other than the Allied Telephone Company Profit Sharing Plan. The benefits under the SERP are not subject to offset for Social Security. Assuming annual increases in compensation in future years of 5% per year, retirement at age 65 and based on estimates of the benefits that reduce the retirement benefits payable under the SERP, the estimated normal retirement benefit under the SERP payable for each of Messrs, Scott T. Ford, Orsini, Frantz and Ferra is $24,889, $163,743, $124,225 and $90,577, respectively.

GRANTOR TRUST

  ALLTEL maintains a "grantor trust" under Section 671 of the Internal Revenue Code (the "Trust") to provide certain participants in designated compensation and supplemental retirement plans and arrangements with greater assurance that the benefits and payments to which those participants are entitled under those plans and arrangements will be paid. Contributions by ALLTEL to the Trust are discretionary. Prior to a "change of control" of ALLTEL (as defined in the trust agreement for the Trust), benefits may not be paid from the Trust. Following a "change of control" of ALLTEL, benefits and payments may be paid from the Trust to the extent those benefits and payments are not paid by ALLTEL or its successor. The assets of the Trust are subject to the claims of the creditors of ALLTEL in the event ALLTEL becomes "insolvent" (as defined in the trust agreement for the Trust).

            DIRECTORS AND MANAGEMENT OF ALLTEL FOLLOWING THE MERGER

DIRECTORS

  As of the date hereof, the ALLTEL Board is comprised of eleven members divided in three classes, two of which consist of four members (with terms ending in 2000 and 2001) and one of which consists of three members (with a term ending in 1999).


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  Pursuant to the terms of the Merger Agreement, ALLTEL has agreed that, effective at the Effective Time, it will take all actions necessary to increase the authorized number of directors in each of its three classes of directors as necessary and will elect the following directors of 360 as directors of ALLTEL (to the classes indicated):

    (a) Frank E. Reed and Charles H. Goodman as directors of ALLTEL in the class whose term expires in 1999;

    (b) Dennis E. Foster as a director of ALLTEL in the class whose term expires in 2000; and

    (c) Michael Hooker as a director of ALLTEL in the class whose term expires in 2001.

  Additional information about the persons listed above follows:

  Dennis E. Foster. Dennis E. Foster, age 57, has served as a director of 360 since March 7, 1996. He was elected President of 360 in March 1993 and President and Chief Executive Officer of 360 in February 1996. Mr. Foster had been President and Chief Operating Officer of the Cellular and Wireless Division of Sprint Corporation since 1993, a position he resigned from effective with the spinoff of 360 from Sprint Corporation on March 7, 1996, and prior to that he was Senior Vice President of the Local Telecommunications Division of Sprint Corporation beginning in May 1992. Prior to joining Sprint Corporation, Mr. Foster was President and Chief Operating Officer of GTE Mobilnet, a position he had held since June 1991. Mr. Foster had been Area Vice President and General Manager of GTE North since September 1989.

  Michael Hooker. Michael Hooker, age 52, has served as a director of 360 since April 9, 1996. He is currently Chancellor of the University of North Carolina, a position he has held since 1995. Mr. Hooker had served as President of Bennington College in Vermont, as President of the University of Maryland-Baltimore County and as President of the University of Massachusetts. He also currently serves as a director of Centura Bank, located in Rocky Mount, North Carolina.

  Frank E. Reed. Frank E. Reed, age 63, has served as the non-management Chairman of the Board of Directors of 360 since March 7, 1996. He is former President and Chief Executive Officer of Philadelphia National Bank and currently serves as a director of Harleysville Group, Inc. Mr. Reed had been President and Chief Executive Officer of Philadelphia National Bank for more than five years. Mr. Reed resigned as a director of Sprint Corporation effective with the spinoff of 360 from Sprint Corporation on March 7, 1996. Prior to becoming a director of Sprint Corporation in 1993, Mr. Reed had been a director of Centel Corporation, a predecessor corporation, since 1978.

  Charles H. Goodman. Charles H. Goodman, age 65, is currently Vice President of Henry Crown and Company (a diversified investment company), a position he has held since 1987. Mr Goodman also serves as a director of General Dynamics Corporation, a position he has held since 1991.

  After the Merger, the ALLTEL Board will be comprised of fifteen members. The obligations of ALLTEL (and of the ALLTEL Board) to elect the persons listed above as directors of ALLTEL are subject to acceptance of the foregoing persons of the appointment to the positions specified.

EXECUTIVE OFFICERS

  Pursuant to the terms of the Merger Agreement, the ALLTEL Board and ALLTEL's Chief Executive Officer have agreed that, effective at the Effective Time, the following individuals will be appointed in the management positions specified below:

    (a) Dennis E. Foster will become Vice-Chairman of ALLTEL;

    (b) Michael J. Small will become Senior Vice President-Corporate Development of ALLTEL; and

    (c) Kevin L. Beebe will become a member of the Office of the President of ALLTEL's Communications Group.

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

  Such obligations of ALLTEL (and of the ALLTEL Board and ALLTEL's Chief Executive Officer) are subject to acceptance of the foregoing persons of the appointment to the positions specified.

  Information about the existing officers of ALLTEL is contained in the ALLTEL 1997 Form 10-K. Information about Michael J. Small and Kevin L. Beebe is contained in the 360 1997 Form 10-K.

                     APPROVAL OF THE CERTIFICATE AMENDMENT

INTRODUCTION

  At the ALLTEL Special Meeting, the stockholders will be asked to approve the Certificate Amendment, which amends Section 1 of Article IV of the ALLTEL Certificate by increasing by 500,000,000 to 1,000,000,000 the number of shares of Common Stock authorized under ALLTEL's Certificate. The Certificate Amendment has been approved by the ALLTEL Board and is set forth in Annex F.

VOTE REQUIRED

  The approval of the Certificate Amendment requires the affirmative vote of holders of record of a majority of the shares of ALLTEL Voting Stock outstanding on the ALLTEL Record Date. The approval of the Certificate Amendment is not a condition to the Issuance of ALLTEL Common Stock or the adoption of the Equity Incentive Plan.

  THE ALLTEL BOARD RECOMMENDS THAT ALLTEL STOCKHOLDERS VOTE IN FAVOR OF THE CERTIFICATE AMENDMENT.

PURPOSE

  The ALLTEL Certificate will be amended to increase the number of authorized shares of ALLTEL Common Stock to 1,000,000,000. No change will be made with respect to the number of authorized shares of preferred stock.

  The ALLTEL Certificate currently authorizes the issuance of 500,000,000 shares of ALLTEL Common Stock. On the ALLTEL Record Date, 201,848,212 shares of ALLTEL Common Stock were either issued and outstanding or reserved for issuance. ALLTEL expects to issue approximately 89,848,082 shares of ALLTEL Common Stock to holders of 360 Common Stock in the Merger and to reserve approximately 2,244,256 additional shares for issuance upon exercise of the Assumed Options. After taking into account the shares of ALLTEL Common Stock either issued or reserved for issuance, the number of shares remaining for issuance would be sufficient to complete the Merger if the ALLTEL Certificate were not amended. However, the ALLTEL Board believes it is desirable to authorize additional shares of ALLTEL Common Stock so that there will be sufficient shares available for issuance after completion of the Merger and for purposes that the ALLTEL Board may hereafter determine to be in the best interests of ALLTEL and its stockholders. Such purposes could include the offer of shares for cash, acquisitions, employee benefit programs and other general corporate purposes. In many situations, prompt action may be required which would not allow sufficient time to seek stockholder approval to authorize additional shares for the specific transaction. The terms of any future issuance of shares of ALLTEL Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance. In the Merger Agreement, ALLTEL has agreed unless agreed to in writing by 360, not to propose or adopt any amendment to its corporate charter, and 360 has provided its written consent to the Certificate Amendment.

  ALLTEL currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of ALLTEL Common Stock, except for the shares to be issued in connection with the Merger and shares reserved or to be reserved for issuance by ALLTEL as described herein, including (without limitation)

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

as further described below. ALLTEL expects to continue to pursue acquisition opportunities consistent with the best interests of ALLTEL and its stockholders and may, in connection with any such acquisitions, issue additional shares of ALLTEL Common Stock. In addition, ALLTEL expects to continue to issue additional shares of ALLTEL Common Stock upon exercise of options granted under existing stock option plans, and under the Equity Incentive Plan. If any other plans, understandings, arrangements or agreements are made concerning the issuance of any such shares, holders of the then outstanding shares of ALLTEL's capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of the NYSE and the judgment of the ALLTEL Board. The current rules of the NYSE, however, would require stockholder approval if the number of shares of ALLTEL Common Stock to be issued would equal or exceed 20% of the number of shares of ALLTEL Common Stock outstanding immediately prior to the such issuance.

  It is not presently contemplated that additional shares of ALLTEL Common Stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in ALLTEL more difficult, time-consuming or costly. However, it should be noted that shares of ALLTEL Common Stock could be issued for that purpose and to that effect, and the ALLTEL Board reserves its right (if consistent with its fiduciary responsibilities) to issue ALLTEL Common Stock for such purpose. For a description of certain antitakeover effects of the ALLTEL Rights which are attached to the existing ALLTEL Common Stock and will be attached to any additional shares of ALLTEL Common Stock when issued, see "DESCRIPTION OF ALLTEL CAPITAL STOCK--Rights Agreement."

                  APPROVAL OF THE 1998 EQUITY INCENTIVE PLAN

INTRODUCTION

  At the ALLTEL Special Meeting, the stockholders of ALLTEL will be asked to approve the Equity Incentive Plan, which was adopted by the ALLTEL Board on April 23, 1998, subject to approval by ALLTEL's stockholders.

VOTE REQUIRED

  The approval of the Equity Incentive Plan requires the affirmative vote of holders of record on the ALLTEL Record Date of a majority of shares of ALLTEL Voting Stock (voting together as a single class) present in person or by proxy, and entitled to vote on such proposal at the ALLTEL Special Meeting.

  THE ALLTEL BOARD RECOMMENDS THAT ALLTEL STOCKHOLDERS VOTE IN FAVOR OF THE EQUITY INCENTIVE PLAN.

SUMMARY OF THE 1998 EQUITY INCENTIVE PLAN

  The principal terms and provisions of the Equity Incentive Plan are summarized below. This summary is not a complete description of all of the terms of the Equity Incentive Plan. A copy of the Equity Incentive Plan is attached as Annex G to this Joint Proxy Statement/Prospectus. Stockholders should review the Equity Incentive Plan in its entirety.

  Purpose. ALLTEL believes that the Equity Incentive Plan provides key incentives for ALLTEL to attract new personnel, retain existing personnel and stimulate personnel towards furthering the interests of ALLTEL and its stockholders.

  Types of Awards. The Equity Incentive Plan permits the granting of any or all of the following types of awards to employees of ALLTEL: (1) stock options, including incentive stock options ("ISOs") and options other than ISOs ("non-qualified options"); (2) stock appreciation rights ("SARs") (either in tandem with stock options or free-standing); (3) restricted stock; (4) performance shares conditioned upon meeting performance criteria; and (5) bonus shares (collectively, the "Awards").

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


  Number of Shares. Subject to adjustment as described below, the number of shares of ALLTEL Common Stock available under the Equity Incentive Plan for grants of Awards is 9,000,000.

  Eligibility. All employees of ALLTEL and its subsidiaries are eligible to be participants.

  Administration. The Equity Incentive Plan is administered by the Compensation Committee of the ALLTEL Board (the "Committee"). The Committee has the authority to select employees to whom Awards are granted, to determine the types of Awards and the number of shares covered and to set the terms, conditions and provisions of such Awards and to cancel or suspend Awards. The Committee is authorized to interpret the Equity Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Equity Incentive Plan, and to make all determinations which may be necessary or advisable for the administration of the Equity Incentive Plan.

  Power to Amend Equity Incentive Plan. The Board may amend or terminate the Equity Incentive Plan at any time without the approval of the stockholders of ALLTEL, except (i) as such stockholder approval may be required by stock exchange listing requirements and (ii) that no amendment shall be made without stockholder approval which shall increase the total number of shares available for issuance under the Equity Incentive Plan.

  Stock Options. The exercise price per share of ALLTEL Common Stock purchasable under any stock option will be determined by the Committee. The Committee shall determine the term of each stock option (subject to a maximum of 10 years), and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. Options may be exercised by payment of the exercise price made (i) in cash, (ii) in shares with a fair market value equal to the exercise price of either ALLTEL Common Stock, or at the discretion of the Committee, restricted stock, (iii) pursuant to a "cashless exercise" under an arrangement approved by ALLTEL or (iv) at the discretion of the Committee, in a promissory note.

  Stock Appreciation Rights. An SAR may be granted free-standing or in tandem with the grant of new options or outstanding non-qualified options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The grant price and other provisions of the SAR shall be determined by the Committee. Payment by ALLTEL upon such exercise will be in cash unless the Committee determines that it is to be paid wholly or partly in ALLTEL Common Stock.

  Restricted Stock. Restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. The participant shall have all of the rights of a stockholder with respect to restricted stock, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, made by the Committee.

  Performance Awards. From time to time, the Committee may select a period during which one or more performance criteria designated by the Committee are measured for the purpose of determining the extent to which a performance award has been earned. The performance criteria which the Committee may designate are (i) earnings (either in the aggregate or on a per share basis),
(ii) operating income, (iii) cash flow, including EBITDA (earnings before interest, taxes, depreciation and amortization), (iv) return on equity, (v) per share rate of return on shares of ALLTEL Common Stock (including dividends), (vi) market share, (vii) customer retention rates, (viii) market penetration rates, (ix) revenues, (x) reductions in expense levels, (xi) indices related to EVA* (economic value added), (xii) general indices relative to levels of general customer service satisfaction, as measured through various randomly generated customer service surveys, and (xiii) the attainment by shares of ALLTEL Common Stock of a specified market value for a specified period of time.

--------
* EVA is a registered trademark of Stern Stewart & Co.

  Performance awards may be in the form of performance shares (valued by reference to shares of stock), or performance units (valued by reference to cash or property other than stock). Performance awards may be paid in cash, ALLTEL Common Stock, other property or a combination thereof. Recipients of performance awards are not required to provide consideration other than the rendering of services and any minimum exercise price required by applicable law.

  Bonus Shares. Bonus shares can be awarded to a grantee without cost and without restrictions or as an incentive to become an employee of ALLTEL or a subsidiary of ALLTEL.

  Adjustments. In the event of any change affecting the shares of ALLTEL Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change or any distribution to stockholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Equity Incentive Plan and in the number, class and option price or other price of shares subject to the outstanding Awards granted under the Equity Incentive Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

  Change in Control. Awards granted under the Equity Incentive Plan will vest upon a change in control of ALLTEL. A change in control of ALLTEL is deemed to occur if (i) a person (other than ALLTEL or a person acting on behalf of an ALLTEL employee benefit plan) becomes the beneficial owner of (A) 15% or more, but not greater than 50%, of the voting capital stock of ALLTEL unless the Continuing Directors (defined below) approve the subject transaction, or (B) more than 50% of the voting capital stock of ALLTEL; or (ii) a majority of Continuing Directors cease to be directors of ALLTEL; or (iii) the ALLTEL Board fixes a record date for determining stockholders entitled to vote upon
(A) a merger (or similar exchange) of ALLTEL into another company or in which ALLTEL shares will be exchanged for cash, securities (other than ALLTEL shares) or other property, (B) the sale of all or substantially all of ALLTEL's assets, or (C) the dissolution of ALLTEL; or (iv) ALLTEL enters into any agreement to consummate a transaction specified in (i), (ii), or (iii) above. "Continuing Directors" means ALLTEL directors who were directors at the beginning of a 24 month period ending upon a date a determination is made or whose election or nomination for election by ALLTEL's stockholders was approved by at least a majority of the directors who are in office at the time of the election and who either were directors at the beginning of the period or were elected or nominated for election by at least a majority of directors who were in office at the time of the election or nomination and were directors at the beginning of the period.

  Other. The Equity Incentive Plan will terminate on April 23, 2008. Awards (other than ISOs) may be transferred as permitted by the Equity Incentive Plan. ALLTEL intends to seek to register under the Securities Act the shares of ALLTEL Common Stock subject to the Equity Incentive Plan and to list such shares on the New York Stock Exchange and the Pacific Stock Exchange.

TAX ASPECTS OF THE EQUITY INCENTIVE PLAN

  The following are the federal tax consequences generally arising under present law with respect to Awards granted under the Equity Incentive Plan. The grant of an option or SAR will create no tax consequences for a grantee or ALLTEL. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and ALLTEL will receive no income tax deduction when an ISO is exercised. Upon exercising a non-qualified option or a SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of ALLTEL Common Stock on the date of the exercise; ALLTEL will be entitled to an income tax deduction for the same amount, subject to the possible applicability of the $1,000,000 compensation deductibility limit of Section 162(m) of the Code. Generally, there will be no tax consequence to ALLTEL in connection with a disposition of shares acquired by exercise of an option, except that ALLTEL may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

  With respect to other Awards granted under the Equity Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received, and ALLTEL will be entitled to a deduction for the same amount. With respect to Awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, and ALLTEL will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m) of the Code.

EQUITY INCENTIVE PLAN BENEFITS

  No options, SARs, shares of restricted stock, performance shares, bonus shares or other awards have been granted under the Equity Incentive Plan or are contemplated as of the date of this Joint Proxy Statement/Prospectus. Grants under the Equity Incentive Plan would be made at the discretion of the Compensation Committee.

                         CERTAIN RELATED TRANSACTIONS

  As of the date hereof, neither ALLTEL nor 360 is aware of any material relationship between ALLTEL or its directors or executive officers and 360 or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein or in the documents incorporated by reference herein.

  In the ordinary course of their businesses, ALLTEL and 360 have entered into reciprocal agreements which allow the customers of one carrier traveling in the market served by the other carrier to send and receive calls in the roaming carrier's market. In addition, in ALLTEL's local exchange markets where 360 provides cellular service, 360 and ALLTEL have entered into interconnection agreements whereby each company compensates the other company for the use of its network. ALLTEL and 360 are also partners in partnerships that provide cellular service in twelve markets in Florida, Missouri, North Carolina and Texas.

  A subsidiary of ALLTEL and 360 have entered into a five year Association Agreement dated February 6, 1996. The Association Agreement provides for the following: (i) technical interoperability of the cellular systems of ALLTEL and 360, (ii) the establishment of service standards of delivery as contemplated by the MobiLink coalition of cellular carriers, (iii) the establishment of reciprocal wholesale roaming rates between 360 and ALLTEL, and (iv) the establishment of fraud protection specifications.

                      DESCRIPTION OF ALLTEL CAPITAL STOCK

  The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the DGCL, the ALLTEL Certificate and the Rights Agreement (defined below). The ALLTEL Certificate and Rights Agreement are included or incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

GENERAL

  The ALLTEL Certificate provides that the authorized capital stock of ALLTEL consists of 500,000,000 shares of ALLTEL Common Stock, 50,000,000 shares of ALLTEL Voting Preferred Stock and 50,000,000 shares of cumulative non-voting preferred stock, no par value (the "ALLTEL Non-Voting Preferred Stock"). If the ALLTEL stockholders approve the Certificate Amendment, the authorized capital stock of ALLTEL will consist of 1,000,000,000 shares of ALLTEL Common Stock, 50,000,000 shares of ALLTEL Voting Preferred Stock and 50,000,000 shares of ALLTEL Non-Voting Preferred Stock. Upon consummation of the Merger,

ALLTEL expects that approximately 274,176,003 shares of ALLTEL Common Stock will be issued and outstanding (with an additional 19,764,547 shares of ALLTEL Common Stock reserved), approximately 340,792 shares of ALLTEL Voting Preferred Stock will be issued and outstanding, and approximately 123,137 shares of ALLTEL Non-Voting Preferred Stock will be issued and outstanding.

ALLTEL COMMON STOCK

  The holders of the ALLTEL Common Stock are entitled to one vote for each share owned of record on matters submitted to a vote of stockholders. The holders of ALLTEL's Common Stock vote as a class together with the holders of ALLTEL Voting Preferred Stock. Subject to the preferential rights applicable to the holders of preferred stock, as described below, all shares of ALLTEL Common Stock rank equally as to participation in any property that may be available for distribution after satisfaction of all other claims in the event of liquidation, dissolution or winding up of the affairs of ALLTEL, whether voluntary or involuntary or otherwise, and as to all dividends declared from time to time by the ALLTEL Board in its discretion from funds legally available therefor. The outstanding shares of ALLTEL Common Stock are fully paid and non-assessable. The ALLTEL Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

RIGHTS AGREEMENT

  ALLTEL is party to a Rights Agreement (the "Rights Agreement"), dated January 30, 1997 (the "Dividend Declaration Date") pursuant to which the ALLTEL Board declared a dividend of one right ("Right") for each share of ALLTEL Common Stock outstanding at the close of business on February 9, 1997 (the "Record Date") and for each share of ALLTEL Common Stock issued between the Record Date and the Distribution Date (defined below). Each Right entitles the registered holder thereof to purchase from ALLTEL, upon the occurrence of certain events 1/1000 of a share of Series K Cumulative Voting Preferred Stock, par value $25 per share ("Series K Stock"), of ALLTEL at a price of $100.00 per 1/1000 of a share (the "Purchase Price"). The number of Rights per share of ALLTEL Common Stock, the number of shares of Series K Stock for which each Right is exercisable and the Purchase Price are subject to adjustment as described below.

  The Rights are evidenced by the certificates for the ALLTEL Common Stock registered in the names of the holders of the ALLTEL Common Stock and not by separate certificates. Upon the earlier of (i) the close of business on the tenth business day after the first date of public announcement that any person (other than ALLTEL, any subsidiary of ALLTEL or any employee benefit plan of ALLTEL) together with all affiliates and associates (an "Acquiring Person"), shall be the beneficial owner of 15% or more of the shares of ALLTEL Common Stock then outstanding, or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any person is first published or sent, if upon consummation thereof, such person would be the beneficial owner of 15% or more of the shares of ALLTEL Common Stock then outstanding (the earlier of such dates being called the "Distribution Date"), the rights agent will transmit to each record holder of the ALLTEL Common Stock as of the close of business on such Distribution Date a rights certificate (the "Rights Certificate") evidencing one right for each share of ALLTEL Common Stock so held, subject to adjustment as described below. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the ALLTEL Common Stock. The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 31, 2007 (the "Final Right Expiration Date"), unless earlier redeemed by ALLTEL as described below. In the event any person (other than ALLTEL, any subsidiary of ALLTEL or any employee benefit plan of ALLTEL) alone or together with its affiliates and associates, shall, at any time after the Dividend Declaration Date, become the beneficial owner of 15% of the shares of ALLTEL Common Stock then outstanding (the "Stock Acquisition Date") then, promptly following the occurrence of such event, each holder of a Right shall thereafter have the right to receive, upon exercise of each Right at the then-current Purchase Price, in lieu of a number of 1/1000 of a share of Series K Stock, such number of shares of ALLTEL Common Stock having a value equal to two times the Purchase Price.

  If a person becomes a beneficial owner of 15% of the shares of ALLTEL Common Stock because of an acquisition pursuant to a tender offer or an exchange offer for all outstanding shares of ALLTEL Common Stock

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

at a price and on terms determined by at least a majority of the Rights Agreement Continuing Directors (defined below) to be in the best interest of ALLTEL and its stockholders (a "Qualifying Offer"), then Rights holders shall not be entitled to exercise the Rights. The term "Rights Agreement Continuing Director" means (i) any member of the ALLTEL Board who is not an Acquiring Person or an affiliate or associate of such person, and who was a member of the ALLTEL Board prior to the date of the Rights Agreement, or (ii) any person who subsequently becomes a member of the ALLTEL Board prior to the date of the Rights Agreement if the member's election to the ALLTEL Board is recommended or approved by a majority of the Rights Agreement Continuing Directors.

  In the event that, following the Stock Acquisition Date, (i) ALLTEL engages in a merger or other business combination transaction in which ALLTEL is not the surviving corporation, (ii) ALLTEL engages in a merger or other business combination transaction with another person in which ALLTEL is a surviving corporation, but in which ALLTEL Common Stock is changed or exchanged, or
(iii) 50% or more of ALLTEL's assets or earning power is sold or transferred, the Rights Agreement provides that a proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise of each Right thereof at the then-current Purchase Price, common stock of the acquiring company having a value equal to two times the Purchase Price. The rights set forth in (i) and (ii) of the preceding paragraph shall not be applicable to a transaction described therein if (x) such transaction is consummated with a person who acquired shares of ALLTEL Common Stock pursuant to a Qualifying Offer, (y) the price per share of common stock offered in such transaction is not less than the price per share of common stock paid to all holders of shares of ALLTEL Common Stock whose shares were purchased pursuant to such offer, and (z) the form of consideration being offered to the remaining holders of shares of ALLTEL Common Stock pursuant to such transaction is the same as that paid pursuant to such offer.

  The Purchase Price payable, and the number of shares of Series K Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series K Stock, (ii) upon the grant to holders of the Series K Stock of certain rights or warrants to subscribe for ALLTEL Common Stock or of convertible securities at less than the current market price of the Series K Stock, or (iii) upon the distribution to holders of the Series K Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings, and dividends payable in Series K Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at lease 1% in such Purchase Price.

  If ALLTEL, prior to the Distribution Date, (i) declares a dividend on the outstanding shares of ALLTEL Common Stock payable in shares of ALLTEL Common Stock (ii) subdivides the outstanding shares of ALLTEL Common Stock, or (iii) combines the outstanding shares of ALLTEL Common Stock into a smaller number of shares, then the number of Rights associated with each share of ALLTEL Common Stock shall be proportionately adjusted in such a manner that the total number of outstanding Rights is unchanged.

  At any time after the date of the Rights Agreement until the close of business on the tenth business day following the Stock Acquisition Date, ALLTEL may redeem all (but not less than all) of the Rights at a price of $0.01 per Right (the "Right Redemption Price"). ALLTEL may, at its option, pay the Right Redemption Price in cash, ALLTEL Common Stock, or any other form of consideration deemed appropriate by the ALLTEL Board. Immediately upon the action of the ALLTEL Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Right Redemption Price.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of ALLTEL, including, without limitation, the right to vote or to receive dividends.

  Prior to the Distribution Date, ALLTEL may amend any provision of the Rights Agreement without the approval of the holders of certificates representing ALLTEL Common Stock. Following the Distribution Date, ALLTEL may amend the Rights Agreement without the approval of any holders of Rights Certificates in order

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to (i) cure any ambiguity, (ii) correct or supplement any defective or inconsistent provision, (iii) shorten or lengthen any time period thereunder, or (iv) change any provisions in the Rights Agreement in any manner which ALLTEL deems necessary or desirable and which does not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or its affiliates and associates). However, the Rights Agreement may not be amended to lengthen a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or any other time period unless such lengthening is for the purpose of protecting the rights of, and/or the benefits to, the holders of Rights. Additionally, ALLTEL may not make any amendment to the Rights Agreement that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of 1/1000 of a share of Series K Stock for which a Right is exercisable; provided, however, that at any time prior to the Distribution Date the ALLTEL Board may amend the Rights Agreement to increase the Purchase Price or extend the Final Expiration Date.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or a group that attempts to acquire ALLTEL without conditioning the offer on (i) the Rights being redeemed, (ii) a substantial number of Rights being acquired or (iii) an offer being deemed a Qualifying Offer under the Rights Agreement. However, the Rights should not interfere with any merger or business combination in connection with a Qualifying Offer or that is approved by ALLTEL because the Rights are redeemable under certain circumstances.

ALLTEL PREFERRED STOCK

  The ALLTEL Board is authorized from time to time to issue (without the necessity of obtaining stockholder approval) shares of preferred stock in such series as it deems appropriate in its discretion, and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations or restrictions of all shares of such series, including, without limitation, voting powers, redemption provisions, dividend rates, rights upon dissolution, conversion rights and sinking fund provisions. As of the ALLTEL Record Date, there were a total of 340,792 shares of ALLTEL Voting Preferred Stock and 123,137 shares of ALLTEL Non-Voting Preferred Stock issued and outstanding in various series and at various dividend rates and with various features, including shares which are convertible into shares of ALLTEL Common Stock and shares of which are redeemable at the option of the holder. ALLTEL has reserved 500,000 shares of Series K Stock for future issuance under the Rights Agreement. See "--Rights Agreement" above.

  For a more detailed description of ALLTEL's outstanding preferred stock, see
Note 5 to the Consolidated Financial Statements of ALLTEL contained in ALLTEL's Annual Report to Stockholders for the year ended December 31, 1997, incorporated by reference into the exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

      COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF ALLTEL AND 360

  The statements set forth under this heading with respect to the DGCL, the ALLTEL Certificate, the ALLTEL By-laws, the Amended and Restated Certificate of Incorporation of 360, as amended (the "360 Certificate") and the Amended and Restated Bylaws of 360 (the "360 Bylaws") (copies of which are included or incorporated by reference as exhibits to the Registration Statement and are incorporated herein by reference) are brief summaries thereof and do not purport to be complete. Such statements are qualified in their entirety by reference to the full text of the DGCL, the ALLTEL Certificate, the ALLTEL By-laws, the 360 Certificate and the 360 By-laws. See "AVAILABLE INFORMATION."

  The following summary compares certain rights of the holders of 360 Common Stock to the rights of the holders of ALLTEL Common Stock. The rights of 360 stockholders are governed principally by the DGCL, the 360 Certificate and the 360 By-laws. Upon consummation of the Merger, such stockholders will become holders of ALLTEL Common Stock, and their rights will be governed principally by the DGCL, the ALLTEL Certificate and the ALLTEL By-laws.

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DIVIDEND RIGHTS

  Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of "surplus" (defined as the excess, if any, of net assets (total assets less total liabilities) over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except that dividends may not be paid out of net profits if the net assets of the corporation are less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

  Subject to the preferential rights of holders of preferred stock (of which there were 340,792 shares of Voting Preferred Stock and 123,137 shares of Non-Voting Preferred Stock outstanding with respect to ALLTEL and no shares outstanding with respect to 360 as of May 4, 1998), the rights of the 360 stockholders and ALLTEL stockholders with respect to the receipt of dividends are substantially the same. Both company's debt agreements and instruments contain certain limitations on the amount of dividends payable to stockholders. See "SUMMARY--Market Prices and Dividends."

VOTING RIGHTS

  Each share of 360 Common Stock and each share of ALLTEL Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Except as otherwise may be provided by the DGCL, the holders of ALLTEL Common Stock vote together as a single class with the holders of the ALLTEL Voting Preferred Stock.

  The directors of both 360 and ALLTEL are elected by a plurality of the votes cast if a quorum is present. Except as otherwise provided by the DGCL, or as described below under the captions "--Vote on Extraordinary Corporate Transactions" and "--Business Combination Provisions," and provided a quorum is present, approval of all other matters submitted to a vote of stockholders of 360 requires the affirmative vote of a majority of shares cast by such stockholders, while approval of such matters submitted to a vote of stockholders of ALLTEL requires the affirmative vote of the majority of shares present, in person or by proxy, and entitled to vote on such matters.

DIRECTORS

  Number and Election of Directors. Under the DGCL, directors, unless their terms are staggered, are elected at each annual stockholders' meeting. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate of incorporation or a bylaw provides otherwise. The certificate of incorporation of a Delaware corporation may authorize the election of certain directors by one or more classes or series of shares and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors. The certificate of incorporation or the bylaws also may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. Under the DGCL, stockholders do not have cumulative voting rights unless the certificate of incorporation so provides.

  The 360 Certificate provides that the number of directors of 360 shall not be less than three nor more than twelve as determined from time to time by the affirmative vote of the majority of the 360 Board. The 360 Certificate provides for a classified board consisting of three classes of directors, each class elected for a term of three years. The 360 Certificate does not provide for cumulative voting rights. If the number of directors on the 360 Board is changed, any increase or decrease shall be apportioned among the classes as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in a class (including vacancies filled by removal, resignation, death or disqualification of any director) may be filled by the affirmative vote of the majority of the remaining directors and any such successor shall have the same remaining term as his or her predecessor. The 360 Certificate provides that (i) no person shall be eligible to stand for election as a director if such person has been convicted

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of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal, (ii) if such person is an "alien" and such person's service would result in the total number of aliens on the 360 Board to exceed the maximum number of aliens allowed to serve under Section 310 of the Communications Act, or (iii) if a determination is made by Continuing Director Action (defined below) that such person's service on the 360 Board could reasonably be anticipated to cause or result in the loss, or prevent the reinstatement or renewal, of any license or franchise from any governmental agency held by 360 or its subsidiaries. The 360 By-laws provide that nominations of persons for election to the 360 Board of Directors at a meeting of stockholders may be made by or at the direction of the 360 Board or by any stockholder, provided that, the stockholder gives timely notice thereof (such notice being in proper form) to the 360 Secretary. To be timely, a stockholder's notice of nomination must be received by 360 not less than 50 nor more than 75 days prior to the date set for the meeting; provided, however, that in the event that less than 65 days' prior notice or public disclosure of the date of the meeting is given or made to the 360 stockholders, notice by the stockholder to be timely must be received within 15 days after the notice of the date of the meeting was mailed or such public disclosure was made.

  The ALLTEL Bylaws also provide for a classified board consisting of three classes of directors with each class being elected for a term of three years. ALLTEL stockholders do not have cumulative voting rights. The number of directors in each class may be fixed or changed from time to time by either (i) a majority of stockholders represented and entitled to vote at a meeting called for the purpose of electing directors or (ii) the affirmative vote of the majority of directors then in office. Vacancies resulting from increases in the size of any class of directors or otherwise from the removal, resignation, death or disqualification of any director shall be filled in the same manner as vacancies filled on the 360 Board. The ALLTEL Bylaws also provide that no person shall be elected as a director of ALLTEL in or after the calendar year in which he or she attains the age of 70, nor shall any such director be qualified to serve as a director beyond the annual meeting of stockholders next following his or her attainment of age 70. The ALLTEL Bylaws provide that nominations of persons for election to ALLTEL's Board at a meeting of stockholders may be made by or at the direction of the ALLTEL Board or by any stockholder, provided that, the stockholder gives timely notice thereof (such notice being in proper form) to ALLTEL's Secretary. To be timely, a stockholder's notice of nomination must be received by ALLTEL not less than 90 nor more than 120 days prior to the one year anniversary of the annual meeting in the immediately preceding year.

CALL OF SPECIAL MEETINGS

  The 360 By-laws provide that special meetings of stockholders may be called at any time and place only by the Chairman, President or the 360 Board. The ALLTEL Bylaws contain a substantially similar provision. A special meeting of the stockholders of either 360 or ALLTEL may be called for any purpose or purposes.

ACTION BY STOCKHOLDERS WITHOUT A MEETING

  Both the 360 Certificate and ALLTEL Certificate provide that stockholders may act on matters by written consent, in lieu of voting on such matter at an annual or special meeting of stockholders, only if such written consent is unanimous.

STOCKHOLDER PROPOSALS

  The 360 By-laws provide that for business to be brought at any meeting, such business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the 360 Board, (b) otherwise properly brought before the meeting at the direction of the 360 Board or (c) otherwise properly brought before the meeting by a stockholder. To be properly brought before a meeting by a stockholder, the stockholder must give timely notice thereof (such notice being in proper form) to the 360 Secretary. To be timely, a stockholder's notice must be received by 360 not less than 50 nor more than 75 days prior to the date set for the meeting; provided, however, that in the event that less than 65 days' prior notice or public disclosure of the date of the meeting is given or made to the 360 stockholders, notice by the stockholder to be timely must be received within 15 days after the notice of the date of the meeting was mailed or such public disclosure was made.

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

  The ALLTEL By-laws provide that for the business to be brought at any annual meeting such business must be either (a) in accordance with a notice of annual meeting, (b) by or at the direction of the ALLTEL Board or (c) otherwise properly brought before the annual meeting by a stockholder. To be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof (such notice being in proper form) to ALLTEL's Secretary. To be timely, a stockholder's notice must be received by ALLTEL not less than 90 nor more than 120 days prior to the one year anniversary of the annual meeting in the immediately preceding year. Other than the limitations described above relating to the call of special meetings, ALLTEL's Bylaws contain no provision regarding the manner in which actions may be brought by stockholders before a special meeting.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

  Under the DGCL, unless a greater vote of stockholders is required by a corporation's certificate of incorporation or unless the provisions of the DGCL relating to "business combinations" (See "--Business Combination Restrictions-- Delaware Anti-Takeover Statute" below) are applicable, a sale, lease or exchange of all or substantially all of a corporation's assets, a merger, or consolidation of a corporation with another corporation or a dissolution of a corporation, requires the affirmative vote of the board of directors (except in certain limited circumstances), plus with certain exceptions the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Except for certain provisions contained in the ALLTEL Certificate relating to "business combinations," the foregoing provisions are applicable to ALLTEL. See "-- Business Combination Restrictions--Fair Price Provisions" below.

  The 360 Certificate contains a provision which provides that any merger or consolidation of 360 or any sale, lease or exchange of all or substantially all of the property and assets of 360 shall not be consumated without (i) the affirmative vote of the holders of at least two-third's of the combined voting power of the then outstanding shares of stock of all classes and series of the 360 and (ii) the affirmative vote of a majority of "Disinterested Stockholders" (as defined below), unless such transaction either (a) is approved by "Continuing Director Action" (defined below) or (b) involves 360 and a subsidiary of 360 none of whose stock is beneficially owned by a 360 Interested Stockholder (defined below). In addition to the foregoing, 360's ability to engage in these types of transactions may also be restricted by certain provisions of the DGCL and the 360 Certificate relating to 360 Business Combinations (defined below). See "--Business Combination Restrictions--Fair Price Provisions" below.

RIGHTS PLAN

  The 360 Board has previously adopted a rights plan pursuant to which 360 distributed a dividend of one right (a "360 Right") to purchase certain shares of capital stock of 360 under certain circumstances, for each outstanding share of 360 Common Stock (the "360 Rights Plan"). The 360 Rights are currently traded with the 360 Common Stock and detach and become exercisable only if, in a transaction not approved by the 360 Board a person or entity acquires 15% or more of the outstanding shares of the 360 Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 15% or more of such shares.

  Once the 360 Rights detach and become exercisable, unless subsequently redeemed, each 360 Right then entitles its holder to purchase one one-hundredth of a share of First Series Junior Participating Preferred Stock (the "First Series Preferred Stock"), for an exercise price of $100.00, subject to certain adjustments. If 360 is involved in a merger or other business combination transaction after the 360 Rights become exercisable, each 360 Right will entitle its holder to purchase, for the 360 Right's exercise price, a number of the acquiring or surviving company's shares of common stock having a market value equal to twice the exercise price. 360 will be entitled to redeem the 360 Rights at $.01 per 360 Right at any time until ten business days following a public announcement that a person or group of persons has acquired beneficial ownership of 15% or more of the outstanding shares of 360 Common Stock ("Acquiring Person"); provided, however, that a person who acquires beneficial ownership of 15% or more of the outstanding shares of 360 Common Stock solely as a result

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of repurchases by 360 of 360 Common Stock is not considered an Acquiring Person under the 360 Rights Plan unless such person purchases or otherwise becomes the beneficial owner of an additional 1% of the then outstanding shares of 360 Common Stock. Following such an announcement, or, subject to certain exceptions, the acquisition of beneficial ownership of 15% or more of the outstanding shares of 360 Common Stock by the Acquiring Person or certain related persons, the 360 Rights acquired by such person or persons shall be null and void. Prior to the date upon which the 360 Rights detach, the terms of the 360 Rights Plan may be amended by the 360 Board without the consent of the holders of the 360 Rights. The 360 Rights will expire in 2006, unless earlier redeemed by 360.

  Effective March 16, 1998, the 360 Board amended the 360 Rights Plan to (i) exclude from the definition of Acquiring Person, ALLTEL and its affiliates; provided that, ALLTEL or any of its affiliates does not acquire beneficial ownership of 15% or more of the outstanding shares of 360 Common Stock other than pursuant to the Merger Agreement or the Option Agreement and (ii) amend the expiration date of the 360 Rights to the earlier of March 5, 2006 and the time immediately prior to the Effective Time.

  The 360 Rights Plan is not intended to deter all takeover bids for 360. To the extent an acquirer is discouraged by the 360 Rights Plan from acquiring an equity position in 360, 360 stockholders may be deprived from receiving a premium for their shares. The issuance of additional shares of the 360 Common Stock prior to the time the 360 Rights become exercisable will result in an increase in the number of 360 Rights outstanding.

  The First Series Preferred Stock, if issued, will rank junior to all other series of 360's preferred stock, $0.01 par value (the "360 Preferred Stock"), none of which such series were outstanding as of the date of this Proxy Statement/Prospectus, as to the payment of dividends and the distribution of assets in liquidation, unless the terms of any such other series shall provide otherwise. Each share of the First Series Preferred Stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 100 times the per share amount of any dividend (other than a dividend payable in shares of 360 Common Stock or a subdivision of 360 Common Stock) declared from time to time on the 360 Common Stock, subject to certain adjustments. The holders of the First Series Preferred Stock will be entitled to receive a preferred liquidation payment per share of $10.00 (plus accrued and unpaid dividends) or, if greater, an amount equal to 100 times the payment to be made per share of the 360 Common Stock. Generally, the holder of each share of the First Series Preferred Stock will vote together with the 360 Common Stock (and any other series of the 360 Preferred Stock entitled to vote on such matter) on any matter as to which the 360 Common Stock is entitled to vote, including the election of directors. The holder of each share of the First Series Preferred Stock will be entitled to 100 votes. In the event of any merger, consolidation, combination or other transaction in which shares of 360 Common Stock are exchanged for or changed into other stock, securities, cash and/or property, the holder of each share of the First Series Preferred Stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or property into which or for which each share of 360 Common Stock is changed or exchanged. The foregoing dividend, voting and liquidation rights of the First Series Preferred Stock are protected against dilution in the event that additional shares of the 360 Common Stock are issued pursuant to a stock split or stock dividend. Because of the nature of the First Series Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-hundredths of a share of the First Series Preferred Stock purchasable with each 360 Right is intended to approximate the value of two shares of 360 Common Stock.

  The foregoing summary descriptions of the 360 Rights and the 360 Rights Plan do not purport to be complete and are qualified in their entirety by reference to the 360 Rights Agreement, dated as of March 5, 1996, between 360 and Chemical Bank, as rights agent, and the First Amendment to 360 Rights Agreement dated as of March 16, 1998 between 360 and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as rights agent.

  For a description of the ALLTEL Rights Agreement, see "DESCRIPTION OF ALLTEL CAPITAL STOCK--Rights Agreement."


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BUSINESS COMBINATION RESTRICTIONS

  Delaware Anti-Takeover Statute. Section 203 of the DGCL, a statutory provision restricting business combinations with certain interested stockholders (defined as persons who beneficially own or acquire 15% or more of a Delaware corporation's voting stock, with the exception of any person who owned and has continued to own shares in excess of the 15% limitation since December 23, 1987, hereinafter a "Section 203 Interested Stockholder") is applicable to both 360 and ALLTEL. Section 203 prohibits certain business combination transactions (defined broadly to include mergers, consolidations, sales or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase a Section 203 Interested Stockholder's proportionate share ownership in the corporation, hereinafter a "Section 203 Business Combination") between a publicly held Delaware corporation and any Section 203 Interested Stockholder for a period of three years after the date on which the Section 203 Interested Stockholder became an interested stockholder, unless (a) prior to that date the corporation's board of directors approved either the proposed business combination or the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder, the Section 203 Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Section 203 Interested Stockholder. The 360 Board has taken all necessary and appropriate action to render Section 203 inapplicable to the approval, execution and delivery of the Merger Agreement and the Option Agreement and the consummation of the transactions contemplated thereby, including the Merger.

  Fair Price Provisions. In addition to the provisions of Section 203, each of the 360 Certificate and ALLTEL Certificate contain certain "fair price" provisions which impose further conditions on the consummation of business combination transactions.

  The 360 Certificate contains a provision (the "360 Fair Price Provision") that requires the approval by (i) the holders of at least 80% of the voting power of the outstanding shares of any class of stock of 360 entitled to vote generally in the election of directors and (ii) a majority of the voting power of outstanding shares held by Disinterested Stockholders as a condition for certain 360 Business Combinations (defined below) involving 360 and a 360 Interested Stockholder or its Affiliates or Associates (defined below), or in which a 360 Interested Stockholder or its Affiliates or Associates has an interest, unless
(a) the 360 Business Combination is approved by at least a majority of 360 Continuing Directors (defined below) by Continuing Director Action (defined below) or (b) certain minimum price and procedural requirements are met. A "360 Business Combination" is defined to mean: (i) any merger or consolidation of 360 or any subsidiary; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) of any assets of 360 or any subsidiary having an aggregate fair market value equal to the greater of $1,000,000 or more, or 5% or more of the consolidated stockholders' equity of 360 as shown in the most recent audited consolidated balance sheet of 360 (the "360 Equity"); (iii) the issuance, sale or transfer by 360 or any subsidiary (in one transaction or a series of transactions) of any securities of 360 or any subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equal to the greater of $1,000,000 or more, or 5% or more of the 360 Equity; (iv) the adoption of any plan or proposal for the liquidation or dissolution of 360 proposed by or on behalf on any 360 Interested Stockholder or any Affiliate or Associate of any 360 Interested Stockholder; or (v) any reclassification of securities (including any reverse stock split), or recapitalization of 360, or any merger or consolidation of 360 with any of its subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of 360 or any subsidiary

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which is directly or indirectly beneficially owned by any 360 Interested
Stockholder or any Affiliate or Associate of any 360 Interested Stockholder.

  A "360 Interested Stockholder" is any person who or which together with its Affiliates and Associates is (a) the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of voting stock of 360; or (b) is an Affiliate of the 360 and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of voting stock of 360; or (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock of 360 which were at any time within the two-year period immediately prior to the date in question beneficially owned by any 360 Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering. A "Disinterested Stockholder" is any stockholder other than a 360 Interested Stockholder or its Affiliates and Associates. "360 Continuing Director" is any member of 360 Board in office at the applicable time who is unaffiliated with, and not a nominee of, the 360 Interested Stockholder and was a member of the 360 Board prior to the time that the 360 Interested Stockholder became an interested stockholder. "Continuing Director Action" means an action taken which is approved by a majority of the 360 Continuing Directors at a meeting of directors at which at least 80% of the 360 Continuing Directors then in office are present. The 360 Board has taken all necessary and appropriate action to render the 360 Fair Price Provision inapplicable to the approval, execution and delivery of the Merger Agreement and the Option Agreement and the consummation of the transactions contemplated thereby, including the Merger.

  The ALLTEL Certificate also contains a fair price provision (the "ALLTEL Fair Price Provision") that requires the approval by the holders of at least 85% of the voting power of the outstanding shares of any class of stock of ALLTEL entitled to vote generally in the election of directors as a condition for all
Section 203 Business Combinations involving ALLTEL and a Section 203 Interested Stockholder; unless (a) subsequent to the Section 203 Interested Stockholder becoming an interested stockholder such Section 203 Interested Stockholder shall
(i) have taken steps to ensure the ALLTEL Continuing Directors (as defined) maintain representation on the ALLTEL Board proportionate to the stockholdings of the holders of ALLTEL Voting Stock not affiliated with the Section 203 Interested Stockholder, (ii) the Section 203 Interested Stockholder shall not have acquired newly issued securities for ALLTEL (except in certain limited circumstances) and (iii) the Section 203 Interested Stockholder shall not have acquired any additional outstanding voting stock, or securities convertible into voting stock, except as part of the transaction that resulted in the Section 203 Interested Stockholder becoming an interested stockholder, and (b) certain minimum price and other procedural requirements are met in connection with the proposed transaction with the Section 203 Interested Stockholder. ALLTEL Continuing Directors is defined as any person who was a member of the ALLTEL Board and elected by stockholders prior to the time when the Section 203 Interested Stockholder acquired in excess of 5% of the voting stock of ALLTEL, or any person recommended to succeed a ALLTEL Continuing Director by a majority of the ALLTEL Continuing Directors.

  Although neither Section 203, nor the 360 Fair Price Provision or ALLTEL Fair Price Provision or ALLTEL Certificate, would preclude the holders of a controlling interest from exercising control over 360 or ALLTEL and would not prevent a hostile takeover or hostile acquisition of control of 360 or ALLTEL, such provisions may have the effect of discouraging or making more difficult a hostile takeover or acquisition of control.

RIGHTS OF APPRAISAL

  The DGCL provides for appraisal rights only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides, which neither the 360 Certificate nor the ALLTEL Certificate does) in the case of other mergers, a sale or transfer of all or substantially all of its assets or an amendment to its certificate of incorporation. Moreover, the DGCL does not provide appraisal rights in connection with a merger or consolidation (unless the certificate of incorporation so provides, which neither the 360 Certificate nor the ALLTEL Certificate does) to the holders of shares of a constituent corporation listed on a national securities exchange (or designated as a national market system security by the National Association of Securities Dealers, Inc.) or held of record by more than 2,000 stockholders, unless the applicable agreement of merger or consolidation requires the holders of such shares to receive, in exchange for such shares, any property other than shares of stock of the resulting or surviving corporation, shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, cash in lieu of any fractional shares or any combination of the foregoing. In addition, the DGCL denies appraisal rights to the stockholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the stockholders of such surviving corporation. The holders of 360 Common Stock will not be entitled to receive appraisal rights in connection with the Merger.

SPECIAL REDEMPTION PROVISIONS

  Under the DGCL, a corporation may purchase or, if so provided in the corporation's certificate of incorporation, redeem shares of any class of its capital stock, but subject generally to the availability of sufficient lawful funds therefor and provided that at all times, at the time of any such redemption, the corporation generally must have outstanding shares of one or more classes or series of capital stock which have full voting rights that are not subject to redemption. The 360 Certificate provides that outstanding shares of stock of 360 held by "Disqualified Holders" are subject to redemption to the extent necessary, in the judgment of the 360 Board, to prevent the loss or secure the renewal or reinstatement of any license or franchise from any governmental agency held by 360 or any of its subsidiaries. The redemption price shall be the highest closing price of such stock on the NYSE for the 30 calendar day period immediately preceding the redemption date. A "Disqualified Holder" is defined as any person whose holding of shares of stock of 360, either individually or when taken together with the holding of shares of stock of 360 by any other persons, may result, in the judgment of the 360 Board, in the loss of or the failure to secure the reinstatement or renewal of, any license or franchise from any governmental agency held by the 360 or any of its subsidiaries to conduct any portion of the business of 360 or any of its subsidiaries. No similar redemption provision is contained in the ALLTEL Certificate.

PREEMPTIVE RIGHTS

  Unless specifically provided for in a corporation's certificate of incorporation, the DGCL does not provide for stockholder preemptive rights. Neither the 360 Certificate, nor the ALLTEL Certificate, provides for preemptive rights.

LIMITATION OF LIABILITY

  Section 102(b)(7) of the DGCL allows a Delaware corporation to limit or eliminate the personal liability of directors to a corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations. The 360 Certificate and the ALLTEL Certificate provide for the limitation of liability as permitted by Section 102(b)(7).

  While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Also, these provisions do not eliminate or limit the liability of a director for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful dividends or stock repurchases, or any transaction from which the director derived an improper personal benefit. The provisions described above apply to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 145 of the DGCL provides that a Delaware corporation may indemnify its officers and directors who are a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, or employee of the corporation by, among other things, a majority vote of directors who were not parties to such action, suit or proceeding (whether or not a quorum), provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The 360 Certificate, the 360 By-laws, and the ALLTEL Certificate each provide for indemnification of officers and directors to the fullest extent permitted by
Section 145 of the DGCL.

LIQUIDATION RIGHTS

  The rights of the holders of 360 Common Stock upon the liquidation or dissolution of 360 are substantially the same as the holders of ALLTEL Common Stock upon the liquidation or dissolution of ALLTEL. See "DESCRIPTION OF ALLTEL CAPITAL STOCK--ALLTEL Common Stock."

AMENDMENT TO CERTIFICATE OF INCORPORATION

  Under the DGCL, unless a higher vote is required in the certificate of incorporation of a corporation, an amendment to such certificate of incorporation generally may be approved by a majority of the outstanding shares entitled to vote on the proposed amendment. Notwithstanding any provision of a corporation's certificate of incorporation to the contrary, pursuant to Section 242(b) of the DGCL, holders of a class of a corporation's stock are entitled to vote as a class on the approval and adoption of any amendment to the corporation's certificate of incorporation which would: (i) increase or decrease the aggregate number of authorized shares of such class;
(ii) increase or decrease the par value of the shares of such class; or (iii) alter or change the powers, preferences or rights of such class so as to affect them adversely.

  Under the 360 Certificate, the affirmative vote of the holders of not less than (i) two-thirds (66 2/3%) of the combined voting power of the outstanding shares of voting stock of 360 is required to amend, among other things, the provisions relating to the calling of special meetings, shareholder actions by unanimous written consent, classification of the 360 Board, special redemptions, approval of mergers and assets sales, and certain amendments to the 360 Certificate which are inconsistent with the 360 By-laws and (ii) 80% of the combined voting power of the outstanding shares of voting stock of 360 (unless approved by Continuing Director Action), plus a majority of Disinterested Stockholders, is necessary to approve an amendment to the 360 Fair Price Provision.

  Under the ALLTEL Certificate, the affirmative vote of the holders of at least 85% of the voting stock of ALLTEL shall be required to approve an amendment to the ALLTEL Fair Price Provision, unless such amendment is recommended to ALLTEL stockholders by a majority of the members of the ALLTEL Board and two-thirds of the ALLTEL Continuing Directors.

AMENDMENT TO BY-LAWS

  The 360 By-laws and the ALLTEL By-laws may each be altered, amended or repealed by the stockholders of 360 or ALLTEL, respectively, or by the respective boards of directors of 360 or ALLTEL. New by-laws may also be adopted by the stockholders of either corporation and by either corporation's board of directors. The alteration, amendment or repeal of the 360 By-laws or the ALLTEL By-laws, as the case may be, or the adoption of new by-laws, can be effected at any annual meeting of stockholders, any meeting of the 360 Board or the ALLTEL Board, respectively, or at any special meeting of the stockholders of either corporation.

                          CERTAIN PENDING LITIGATION

  In March 1998, 360 and all of its current directors were named as defendants in two complaints filed in the Court of Chancery in the State of Delaware. A third complaint was filed in April 1998. The complaints were brought by purported stockholders of 360, individually and purportedly as class actions on behalf of all other stockholders of 360. The complaints allege breaches of fiduciary duty by 360 directors in connection with the Merger and seek to enjoin the consummation of the Merger and other unspecified damages. The defendants believe the complaints to be without merit and 360 does not believe that these proceedings will have a material adverse effect on the results of operations or financial position of 360.

                                 LEGAL MATTERS

  Certain legal matters in connection with the ALLTEL Common Stock to be issued in connection with the Merger will be passed upon for ALLTEL by Kutak Rock. Certain tax matters with respect to the Merger will be passed upon for ALLTEL by Skadden, Arps, Slate, Meagher and Flom LLP, special tax counsel to ALLTEL. Certain tax matters in connection with the Merger will be passed upon for 360 by Sonnenschein Nath & Rosenthal, special tax counsel to 360. Certain partners of Kutak Rock's Little Rock office (the location of attorneys participating on ALLTEL's behalf) beneficially owned as of May 6, 1998 14,260 shares of ALLTEL Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires ALLTEL's directors and executive officers, and persons who own more than ten percent of the outstanding shares of ALLTEL Common Stock, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of ALLTEL Common Stock. To ALLTEL's knowledge, based solely upon a review of copies of reports provided by those individuals to ALLTEL and written representations of those individuals that no other reports were required with respect to the year ended December 31, 1997, ALLTEL believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-ten percent beneficial owners have been met.

                                    EXPERTS

  The consolidated financial statements and schedule of ALLTEL as of December 31, 1997, and for each of the years in the five-year period ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in ALLTEL's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements and schedule of 360 appearing in the 360 1997 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to certain equity investees of 360 (GTE Mobilnet of South Texas Limited Partnership, New York SMSA Limited Partnership, Orlando SMSA Limited Partnership and Chicago MSA Limited Partnership) is based in part on the reports of other independent auditors. The financial statements and schedule of 360 referred to above are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              ALLTEL CORPORATION,

                           PINNACLE MERGER SUB, INC.

                                      AND

                          360 COMMUNICATIONS COMPANY

                          DATED AS OF MARCH 16, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   The Merger

 Section 1.1.  The Merger................................................    1
 Section 1.2.  Closing...................................................    1
 Section 1.3.  Effective Time............................................    1
 Section 1.4.  Effects of the Merger.....................................    2
 Section 1.5.  Certificate of Incorporation and By-Laws of the Surviving
               Corporation...............................................    2
 Section 1.6.  Directors.................................................    2
 Section 1.7.  Officers..................................................    2
                                   ARTICLE II
                 Conversion of Shares; Exchange of Certificates
 Section 2.1.  Effect on Stock...........................................    2
 Section 2.2.  Exchange of Certificates..................................    2
                                  ARTICLE III
                 Representations and Warranties of The Company
 Section 3.1.  Organization, Qualification, Etc..........................    5
 Section 3.2.  Capital Stock.............................................    5
 Section 3.3.  Corporate Authority Relative to this Agreement; No
               Violation.................................................    6
 Section 3.4.  Reports and Financial Statements..........................    7
 Section 3.5.  No Undisclosed Liabilities................................    8
 Section 3.6.  No Violation of Law.......................................    8
 Section 3.7.  Environmental Laws and Regulations........................    8
 Section 3.8.  No Undisclosed Employee Benefit Plan Liabilities or
               Severance Arrangements....................................    8
 Section 3.9.  Absence of Certain Changes or Events......................    9
 Section 3.10. Investigations; Litigation................................    9
 Section 3.11. Joint Proxy Statement; Registration Statement; Other
               Information...............................................    9
 Section 3.12. The Company Rights Plan...................................    9
 Section 3.13. Lack of Ownership of Parent Common Stock..................    9
 Section 3.14. Tax Matters...............................................   10
 Section 3.15. Opinion of Financial Advisor..............................   11
 Section 3.16. Required Vote of the Company Stockholders.................   11
 Section 3.17. Material Contracts........................................   11
 Section 3.18. Takeover Statute..........................................   11
 Section 3.19. Finders or Brokers........................................   11
 Section 3.20. Pooling of Interests......................................   11
                                   ARTICLE IV
                    Representations and Warranties of Parent
 Section 4.1.  Organization, Qualification, Etc..........................   12
 Section 4.2.  Capital Stock.............................................   12
 Section 4.3.  Corporate Authority Relative to this Agreement; No
               Violation.................................................   13
 Section 4.4.  Reports and Financial Statements..........................   13
 Section 4.5.  No Undisclosed Liabilities................................   14
 Section 4.6.  No Violation of Law.......................................   14
 Section 4.7.  Environmental Laws and Regulations........................   14
 Section 4.8.  No Undisclosed Employee Benefit Plan Liabilities or
               Severance Arrangements....................................   14
 Section 4.9.  Absence of Certain Changes or Events......................   14

 Section 4.10. Investigations; Litigation................................   15
 Section 4.11. Joint Proxy Statement; Registration Statement; Other
               Information...............................................   15
 Section 4.12. Lack of Ownership of the Company Common Stock.............   15
 Section 4.13. Required Vote of Parent Stockholders......................   15
 Section 4.14. Finders or Brokers........................................   15
 Section 4.15. Pooling of Interests......................................   15
 Section 4.16. Opinions of Financial Advisors............................   15
 Section 4.17. Tax Matters...............................................   16
 Section 4.18. Material Contracts........................................   16
                                   ARTICLE V
                            Covenants and Agreements
 Section 5.1.  Conduct of Business by the Company or Parent..............   16
 Section 5.2.  Investigation.............................................   19
 Section 5.3.  Joint Proxy Material; Registration Statement..............   19
 Section 5.4.  Affiliate Agreements......................................   20
 Section 5.5.  Employee Stock Options, Incentive and Benefit Plans.......   21
 Section 5.6.  Filings; Other Action.....................................   21
 Section 5.7.  Further Assurances........................................   22
 Section 5.8.  Takeover Statute..........................................   22
 Section 5.9.  No Solicitation...........................................   22
 Section 5.10. Public Announcements......................................   23
 Section 5.11. Indemnification and Insurance.............................   23
 Section 5.12. Accountants' "Comfort" Letters............................   23
 Section 5.13. Additional Reports........................................   23
 Section 5.14. Company Rights Plans......................................   24
 Section 5.15. Control of Other Party's Business.........................   24
 Section 5.16. Board Seats and Officers..................................   24
                                   ARTICLE VI
                            Conditions to The Merger
 Section 6.1.  Conditions to Each Party's Obligation to Effect the
               Merger....................................................   24
 Section 6.2.  Conditions to Obligation of the Company to Effect the
               Merger....................................................   25
 Section 6.3.  Conditions to Obligation of Parent to Effect the Merger...   25
                                  ARTICLE VII
                                  Termination
 Section 7.1.  Termination or Abandonment................................   26
 Section 7.2.  Termination Fee...........................................   27
 Section 7.3.  Amendment or Supplement...................................   27
 Section 7.4.  Extension of Time, Waiver, Etc............................   27
                                  ARTICLE VIII
                                 Miscellaneous
 Section 8.1.  No Survival of Representations and Warranties.............   28
 Section 8.2.  Expenses..................................................   28
 Section 8.3.  Counterparts; Effectiveness...............................   28
 Section 8.4.  Governing Law.............................................   28
 Section 8.5.  Jurisdiction..............................................   28
 Section 8.6.  Notices...................................................   28

 Section 8.7.  Assignment; Binding Effect..................................   29
 Section 8.8.  Severability................................................   29
 Section 8.9.  Enforcement of Agreement....................................   29
 Section 8.10. Entire Agreement; No Third-Party Beneficiaries..............   29
 Section 8.11. Headings....................................................   29
 Section 8.12. Definitions.................................................   29
 Exhibit A     Form of the Company Affiliate Agreement
 Exhibit B     Form of Parent Affiliate Agreement
 Exhibit C     Form of Amendment to the Company Rights Plan

  AGREEMENT AND PLAN OF MERGER, dated as of March 16, 1998 (the "Agreement"), among ALLTEL Corporation, a Delaware corporation ("Parent"), Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and 360 Communications Company, a Delaware corporation (the "Company").

                             W I T N E S S E T H :

  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is hereby adopted as a plan of reorganization for purposes of Section 368 of the Code;

  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

  WHEREAS, immediately following the execution and delivery of this Agreement, the Company and Parent will enter into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock (as hereinafter defined), upon the terms and subject to the conditions set forth therein.

  NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

  Section 1.2. Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

  Section 1.3. Effective Time. On the Closing Date, the parties shall execute and file in the office of the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings, if any, required under the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

  Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

  Section 1.5. Certificate of Incorporation and By-Laws of the Surviving Corporation.

  (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall become the certificate of incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation.

  (b) The by-laws of the Company as in effect immediately prior to the Effective Time shall become the by-laws of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation and such by-laws.

 Section 1.6. Directors. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

  Section 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                  ARTICLE II

                Conversion of Shares; Exchange of Certificates

  Section 2.1. Effect on Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

    (a) Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and held, immediately prior to the Effective Time, in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

    (b) Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall thereupon be converted into and shall thereafter represent .74 (the "Conversion Fraction") fully paid and nonassessable share of Parent Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted (the "Parent Certificates"), (ii) certain dividends and other distributions in accordance with Section 2.2(c), and
  (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.2(e), without interest.

    (c) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

  Section 2.2. Exchange of Certificates.

  (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with First Union National Bank of North Carolina or such other bank or trust company as may be designated by Parent and as shall be reasonably satisfactory to the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as necessary from time to time following the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, the Parent Certificates. The Parent Certificates (together with any dividends or distributions with respect thereto with a record date after the Effective Time) and any cash payable in lieu of any fractional shares of Parent Common Stock are hereinafter referred to as the "Exchange Fund."

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the Merger Consideration, pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with
Section 2.2(c) and cash in lieu of any fractional share in accordance with
Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a Parent Certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that any such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to withhold or deduct under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Parent Certificates representing the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented by such Certificate have been converted, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable escheat or similar laws and laws with respect to the withholding of Taxes (as defined in Section 3.14), following surrender of any such Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes.

  (d) No Further Ownership Rights in Company Common Stock. The transfer of shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including distributions and dividends paid pursuant to Section 2.2(c) and any cash paid in lieu of fractional shares pursuant to Section 2.2(e)) shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

  (e) No Fractional Shares. (i) No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

  (ii) As promptly as practicable following the Effective Time, the Surviving Company shall pay to each holder of Company Common Stock an amount in cash, if any, equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the day of the Effective Time.

  (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Company Common Stock subject to the terms of
Section 2.2(c).

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

  (g) No Liability. None of the Company, Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

  (h) Investment of Exchange Fund. The Exchange Agent shall invest all cash included in the Exchange Fund, as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

  (j) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted.

                                  ARTICLE III

                 Representations and Warranties of the Company

  Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

  Section 3.1. Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Company or Parent, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries (as defined in Section 8.12), taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be. The copies of the Company's certificate of incorporation and by-laws which have been delivered to Parent are complete and correct and in full force and effect. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries which are corporations are validly issued, fully paid and non-assessable and all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are owned by the Company, directly or indirectly, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien"). Other than as set forth in partnership agreements relating to partnerships involving the Company or any of its Subsidiaries, there are no existing options (other than the Option Agreement), rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company.

  Section 3.2. Capital Stock.

  (a) The authorized stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which

4,000,000 shares have been designated as First Series Junior Participating Preferred Stock ("Company Series B Preferred Stock"). As of March 10, 1998, 121,300,000 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued or outstanding. All the outstanding shares of Company Common Stock have been validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its stock other than:

    (i) rights to acquire shares of Company Series B Preferred Stock pursuant to the Rights Agreement, dated as of March 5, 1996, between the Company and The Chase Manhattan Bank, as successor in interest to Chemical Bank (the "Company Rights Plan");

    (ii) rights to acquire an undetermined number of shares of Company Common Stock pursuant to the Company Employee Stock Purchase Plan, which options are completely and accurately listed as of March 6, 1998 (the most recent withholding date) by plan participant, payroll withholding percentage, and cumulative amount withheld on Section 3.2(a)(ii) of the Company Disclosure Schedule, it being understood that the actual number of shares to be acquired pursuant to such rights will equal the aggregate amount credited to participants' accounts (and not withdrawn) through April 30, 1998 divided by a purchase price equal to the lesser of (x) 85% of the closing price of the Company Common Stock on May 1, 1997 (for the six-month purchase period commencing on such date) or October 31, 1997 (for the six-month purchase period commencing on November 1, 1997) or (y) 85% of such closing price on April 30, 1998;

    (iii) options to acquire 2,157,135 shares of Company Common Stock pursuant to the Company Amended and Restated 1996 Equity Incentive Plan, which options are completely and accurately listed by optionee, price per share, date of grant and number of shares covered thereby on Section 3.2(a)(iii) of the Company Disclosure Schedule;

    (iv) options to acquire, or stock appreciation rights in respect of, 878,936 shares of Company Common Stock pursuant to the Company 1996 Replacement Stock Option Plan, which options and stock appreciation rights are completely and accurately listed by optionee, exercise or strike price per share, date of grant and number of shares covered thereby on Section 3.2(a)(iv) of the Company Disclosure Schedule;

    (v) restricted stock awards (as to which the restrictions have not lapsed) relating to 106,900 shares of Company Common Stock pursuant to the Company Amended and Restated 1996 Equity Incentive Plan, which awards are completely and accurately listed by grantee, date of grant and number of shares covered thereby on Section 3.2(a)(v) of the Company Disclosure Schedule;

    (vi) restricted stock awards (as to which the restrictions have not lapsed) relating to 5,626 shares of Company Common Stock pursuant to the Company Director Equity and Deferred Compensation Plan, which awards are completely and accurately listed by grantee, date of grant and number of shares covered thereby on Section 3.2(a)(vi) of the Company Disclosure Schedule;

    (vii) "phantom stock" units equivalent to 2,559 shares of Company Common Stock awarded through March 6, 1998 (the most recent withholding date) pursuant to the Company Retirement Savings Restoration Plan, the Company Deferred Compensation Plan and the Company Director Equity and Deferred Compensation Plan, which units are completely and accurately listed by grantee and number of shares covered thereby on Section 3.2(a)(vii) of the Company Disclosure Schedule, it being understood that the actual number of such units to be awarded pursuant to such Plans will reflect deferrals through the Effective Time; and

    (viii) the Option Agreement.

  (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

  Section 3.3. Corporate Authority Relative to this Agreement; No Violation.

  (a) The Company has the corporate power and authority to enter into this Agreement and the Option Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this

Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and by Continuing Director Action (as defined in Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation) and, except for the approval and adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of the Company has taken all necessary and appropriate action so that Section 203 of the DGCL will be inapplicable to this Agreement and the Option Agreement and the transactions contemplated hereby and thereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement and the Option Agreement are in the best interest of the Company and its stockholders and to recommend to such stockholders that they approve and adopt this Agreement. This Agreement and the Option Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Option Agreement constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Option Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, or by principles governing the availability of equitable remedies).

  (b) The Company is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of the Company executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement and the Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Act of 1933, as amended (the "Securities Act"), (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) Section 4043 of ERISA (as defined in Section 3.8), (vi) the Communications Act of 1934, as amended (the "Communications Act") and applicable rules, regulations, practices and policies promulgated by the Federal Communications Commission (the "FCC"), (vii) any applicable laws, rules, regulations, practices and orders of any state public utility commissions ("PUCs") or similar state or foreign regulatory bodies, (viii) any applicable non-United States competition, antitrust and investment laws and (ix) the securities or blue sky laws of the various states (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby and thereby.

  Section 3.4. Reports and Financial Statements. The Company has previously furnished to Parent true and complete copies of:

    (a) the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1995 and 1996;

    (b) each definitive proxy statement filed by the Company with the SEC since February 14, 1996;

    (c) each final prospectus filed by the Company with the SEC since February 14, 1996, except any final prospectus on Form S-8; and

    (d) all Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 1997.

  As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities

Act, the Exchange Act and the rules and regulations promulgated thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report, none of the Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since March 7, 1996, the Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

  Section 3.5. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Company SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  Section 3.6. No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as hereinafter defined)) except (a) as described in the Company SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  Section 3.7. Environmental Laws and Regulations. Except as described in the Company SEC Reports, (a) the Company and each of its Subsidiaries is in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received written notice of, or, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or non-compliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental Claims in the future which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

  Section 3.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements.

  (a) Except as described in the Company SEC Reports, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or its Subsidiaries are in compliance with all applicable provisions of each of the Code and ERISA and the rules and regulations thereunder, and the Company and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except as described in the Company SEC Reports. No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

  (b) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

  Section 3.9. Absence of Certain Changes or Events. Other than the transactions contemplated by this Agreement or as disclosed in the Company SEC Reports, since December 31, 1996, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company.

  Section 3.10. Investigations; Litigation. Except as described in the Company SEC Reports:

    (a) there is no investigation or review pending by any governmental body or authority with respect to the Company or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor has any governmental body or authority notified the Company of an intention to conduct the same; and

    (b) there are no actions, suits or proceedings pending (or, to the Company's knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

  Section 3.11. Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to the Company or its Subsidiaries to be included in the Joint Proxy Statement (as defined below) or the Registration Statement (as defined in Section 5.3(a)(i)) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting and the Parent Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent or any affiliate of Parent specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letters to stockholders, notices of meeting, joint proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Joint Proxy Statement."

  Section 3.12. The Company Rights Plan. The Board of Directors of the Company has adopted a resolution authorizing the Company Rights Plan to be duly amended to effect the changes thereto contemplated by the form of amendment attached hereto as Exhibit C, and as a result thereof, the rights provided thereunder will be inapplicable to this Agreement and the Option Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

  Section 3.13. Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by the Company's employee benefit plans).

  Section 3.14. Tax Matters. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Company Group," together with Current Company Groups, a "Company Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section, to the extent that they relate to Past Company Groups, are made to the knowledge of the Company). All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, the Company has provided Parent with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement (other than (i) the tax sharing agreement, dated as of March 7, 1996, between Sprint Corporation and the Company (the "Tax Sharing Agreement") or (ii) the tax assurance agreement, dated as of March 7, 1996, between Sprint Corporation and the Company (the "Tax Assurance Agreement")).

  (b) Neither the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

  (c) Neither the Company nor any of its Subsidiaries knows of any fact or has taken (or failed to take) any action that could constitute a breach of its obligations or otherwise result in a liability to the Company or any of its Subsidiaries under (i) the Tax Sharing Agreement or (ii) the Tax Assurance Agreement. Neither the Company nor any of its Subsidiaries is a party to or bound by (or has any obligation under) any Tax sharing, allocation, indemnity, or similar contract or arrangement with Sprint Corporation or any affiliate of Sprint Corporation other than the Tax Sharing Agreement and the Tax Allocation Agreement (or under either such agreement). To the knowledge of the Company, without independent investigation, the private letter ruling issued on February 14, 1996 to Sprint Corporation, Centel Corporation, Sprint Cellular Company and various other parties in response to the request filed with the Internal Revenue Service on September 8, 1995, as supplemented, and any supplemental rulings issued with respect thereto have not been modified, amended or supplemented and continue to be valid in all respects.

  (d) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, rates, levies, assessments and other charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes;

(ii) "Tax Return" means any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Material State" means any state for which the average allocation percentage of the Company and its Subsidiaries for the past three years exceeds ten percent (10%).

  Section 3.15. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Lazard Freres & Company LLC, dated the date of this Agreement, substantially to the effect that, as of such date, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view. The Company has delivered a complete and accurate copy of such opinion to the Parent.

  Section 3.16. Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is required to approve and adopt this Agreement. No other vote of the stockholders of the Company, or of the holders of any other securities of the Company (equity or otherwise), is required by law, the certificate of incorporation or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Option Agreement.

  Section 3.17. Material Contracts. Except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this
Section 3.17 being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company and is in full force and effect, and the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any Company Material Contract except for such violations or defaults as would not in the aggregate have a Material Adverse Effect on the Company.

  Section 3.18. Takeover Statute. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and, assuming the accuracy of the representation and warranty contained in Section 4.12, such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

  Section 3.19. Finders or Brokers. Except for Lazard Freres & Company LLC, a copy of whose engagement agreement has been or will be provided to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

  Section 3.20. Pooling of Interests. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by Parent or any of its Subsidiaries) would prevent the treatment of the Merger as a pooling of interests for accounting purposes.

                                  ARTICLE IV

                   Representations and Warranties of Parent

  Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule," and together with the Company Disclosure Schedule, the "Disclosure Schedule"), Parent and Merger Sub represent and warrant to the Company as follows:

  Section 4.1. Organization, Qualification, Etc. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent. The copies of the Parent's certificate of incorporation and by-laws which have been delivered to the Company are complete and correct and in full force and effect. Each of the Parent's Subsidiaries (including Merger Sub) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. All the outstanding shares of capital stock of, or other ownership interests in, the Parent's Subsidiaries are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all Liens. There are no existing options, rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Parent.

  Section 4.2. Capital Stock.

  (a) The authorized capital stock of Parent consists of 500,000,000 shares of common stock, par value $1.00 per share ("Parent Common Stock"), 50,000,000 shares of cumulative preferred stock, par value $25.00 per share ("Par Preferred Stock"), and 50,000,000 shares of no par cumulative preferred stock ("No Par Preferred Stock," and together with Par Preferred Stock, "Parent Preferred Stock"). As of February 23, 1998, 184,263,179 shares of Parent Common Stock, 340,792 shares of Par Preferred Stock and 123,490 shares of No Par Preferred Stock were issued and outstanding. All the outstanding shares of Parent Common Stock and Parent Preferred Stock have been validly issued and are fully paid and non-assessable. As of February 23, 1998, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock other than:

    (i) rights to acquire shares of Parent's Series K Cumulative Voting Preferred Stock pursuant to the Rights Agreement, dated as of January 30, 1997, between Parent and First Union National Bank of North Carolina;

    (ii) options and other rights to receive or acquire 291,169 shares of Parent Common Stock pursuant to the Amended and Restated 1975 Incentive Stock Option Plan;

    (iii) options and other rights to receive or acquire 2,464,841 shares of Parent Common Stock pursuant to the 1991 Stock Option Plan;

    (iv) options and other rights to receive or acquire 6,032,161 shares of Parent Common Stock pursuant to the 1994 Employee Stock Option Plan;

    (v) options and other rights to receive or acquire 167,701 shares of Parent Common Stock pursuant to the 1994 Non-Employee Directors Stock Option Plan, as amended; and

    (vi) options and other rights (including restricted stock awards as to which the restrictions have not lapsed) to receive or acquire 11,730 shares of Parent Common Stock pursuant to other employee incentive or benefit plans, programs and arrangements and non-employee director plans.

  (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote are issued or outstanding.

  Section 4.3. Corporate Authority Relative to this Agreement; No Violation.

  (a) Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and the Option Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and, except for the approval by its stockholders of the issuance by Parent of the Merger Consideration, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of Parent has determined that the transactions contemplated by this Agreement and the Option Agreement are in the best interest of Parent and its stockholders and to recommend to such stockholders that they approve the issuance of the Merger Consideration. This Agreement and the Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement and the Option Agreement constitute valid and binding agreements of the other parties hereto, this Agreement and the Option Agreement constitute valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, or by principles governing the availability of equitable remedies).

  (b) Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of Parent or Merger Sub executing or, subject to approval of the issuance of the Merger Consideration by Parent's stockholders, carrying out the transactions contemplated by this Agreement and the Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Act, (iii) the Exchange Act, (iv) the HSR Act, (v) Section 4043 of ERISA, (vi) the Communications Act and applicable rules, regulations, practices and policies promulgated by the FCC,
(vii) any applicable laws, rules, regulations, practices and orders of any PUCs or similar state or foreign regulatory bodies, (viii) any applicable non-United States competition, antitrust and investments laws, (ix) the securities or blue sky laws of the various states and (x) the rules and regulations of the NYSE (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement and the Option Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or substantially impair or delay the consummation of the transactions contemplated hereby and thereby.

  Section 4.4. Reports and Financial Statements. Parent has previously furnished to the Company true and complete copies of:

  (a) Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1995 through 1997;

  (b) each definitive proxy statement filed by Parent with the SEC since December 31, 1995;

  (c) each final prospectus filed by Parent with the SEC since December 31, 1995, except any final prospectus on Form S-8; and

  (d) all Current Reports on Form 8-K filed by Parent with the SEC since January 1, 1998.

  As of their respective dates, such reports, proxy statements and prospectuses (collectively, "Parent SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report, none of the Parent SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1996, Parent has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

  Section 4.5. No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Parent SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

  Section 4.6. No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in the Parent SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

  Section 4.7. Environmental Laws and Regulations. Except as described in the Parent SEC Reports, (a) Parent and each of its Subsidiaries is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) neither Parent nor any of its Subsidiaries has received written notice of, or, is the subject of, any Environmental Claims which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and (c) there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental Claims in the future which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

  Section 4.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Parent SEC Reports, all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by Parent or its Subsidiaries are in compliance with all applicable provisions of each of the Code and ERISA and the rules and regulations thereunder, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except as described in the Parent SEC Reports. No employee of Parent will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

  Section 4.9. Absence of Certain Changes or Events. Other than the transactions contemplated by this Agreement or as disclosed in the Parent SEC Reports, since December 31, 1997, the businesses of Parent and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on Parent.

  Section 4.10. Investigations; Litigation. Except as described in the Parent SEC Reports:

  (a) there is no investigation or review pending by any governmental body or authority with respect to Parent or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent, nor has any governmental body or authority notified Parent of an intention to conduct the same; and

  (b) there are no actions, suits or proceedings pending (or, to Parent's knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent.

  Section 4.11. Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to Parent to be included in the Joint Proxy Statement or the Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting and the Parent Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

  Section 4.12. Lack of Ownership of the Company Common Stock. Neither Parent nor any of its Subsidiaries owns any shares of the Company Common Stock or other securities convertible into shares of the Company Common Stock (exclusive of any shares owned by Parent's employee benefit plans).

  Section 4.13. Required Vote of Parent Stockholders. The affirmative vote of the holders of a majority of the shares of Parent Common Stock and Par Preferred Stock (voting together as a single class) present in person or represented by proxy at the Parent Meeting (as hereinafter defined) and entitled to vote (the "Parent Stockholder Approval") is required to approve the issuance of the Merger Consideration by Parent. No other vote of the stockholders of Parent, or of the holders of any other securities of Parent (equity or otherwise), is required by law, the certificate of incorporation or by-laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby and by the Option Agreement.

  Section 4.14. Finders or Brokers. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stephens Inc., a copy of whose engagement agreements have been or will be provided to the Company, neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

  Section 4.15. Pooling of Interests. Neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by the Company or any of its Subsidiaries) would prevent the treatment of the Merger as a pooling of interests for accounting purposes.

  Section 4.16. Opinions of Financial Advisors. The Board of Directors of Parent has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and of Stephens Inc., dated the date of this Agreement, substantially to the effect that, as of such date, the Conversion Fraction is fair to Parent from a financial point of view. Parent has delivered a complete and accurate copy of such opinion to the Company.

  Section 4.17. Tax Matters. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Parent Group," together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent (it being understood that the representations made in this Section, to the extent that they relate to Past Parent Groups, are made to the knowledge of Parent). All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

  (b) Neither Parent nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

  (c) Neither Parent nor any of its Subsidiaries is a party to or bound by (or has any obligation under) any Tax sharing, allocation, indemnity, or similar contract.

  Section 4.18. Material Contracts. Except as set forth in the Parent SEC Reports, neither Parent nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this
Section 4.18 being referred to herein as "Parent Material Contracts"). Each Parent Material Contract is valid and binding on Parent and is in full force and effect, and Parent and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any Parent Material Contract except for such violations or defaults as would not in the aggregate have a Material Adverse Effect on the Parent.

                                   ARTICLE V

                           Covenants and Agreements

  Section 5.1. Conduct of Business by the Company or Parent. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by law (provided that any party availing itself of such exception must first consult with the other party),
(ii) as may be agreed in writing by Parent and the Company, (iii) as may be expressly permitted pursuant to this Agreement, or (iv) as set forth in
Section 5.1 of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be:

    (a) the Company:

      (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

      (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into the Company or any of its Subsidiaries), keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with the Company and its Subsidiaries;

      (iii) shall confer at such times as Parent may reasonably request with one or more representatives of Parent to report material operational matters and the general status of ongoing operations (to the extent Parent reasonably requires such information);

      (iv) shall notify Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing could have a Material Adverse Effect on the Company;

      (v) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

      (vi) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

      (vii) shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers;

      (viii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than (A) the Merger and (B) any mergers, consolidations or business combinations with the Company's Subsidiaries entered into in the ordinary course of business consistent with past practice or which comply with the size of transactions limitations set forth at the end of this clause (viii)), any acquisition of assets or securities, any disposition of assets or securities or any release or relinquishment of material contract rights, in each case not in the ordinary course of business consistent with past practice, except that the Company may acquire or dispose of assets or securities in transactions where the fair market value of the consideration paid or received does not exceed $25 million in any single transaction or $100 million in all such transactions;

      (ix) shall not propose or adopt any amendments to its corporate charter or by-laws;

      (x) shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

      (xi) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

      (xii) shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

      (xiii) shall not, and shall not permit any of its Subsidiaries to, amend in any respect the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements;

      (xiv) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice;

      (xv) shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other person, other than by the Company or a Subsidiary of the Company to or in the Company or any wholly-owned Subsidiary of the Company or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

      (xvi) shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

      (xvii) shall not, and shall not permit any of its Subsidiaries to,
    (i) make any Tax election or settle or compromise any Tax liability or
    (ii) change its fiscal year;

      (xviii) except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a governmental body or authority, shall not change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 1997, except as required by changes in GAAP as concurred in by the Company's independent auditors;

      (xix) shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action which action or failure to act would, or would be reasonably likely to, prevent the parties hereto from accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16"); and

      (xx) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (x) make any representation or warranty in
    Article III hereof untrue or incorrect or (y) result in any of the conditions to the Merger set forth in Article VI not being satisfied; and

    (b) the Parent:

      (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted, except that nothing contained in this subsection 5.1(b)(i) shall limit Parent's ability to authorize or propose, or enter into, an agreement with respect to any (A) acquisitions in which the aggregate value of the consideration paid does not exceed $900 million, (B) dispositions of assets held for sale and other assets in which the aggregate value of the consideration received does not exceed 10% of Parent's total assets, or (C) issuance of debt or equity securities;

      (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into Parent or any of its Subsidiaries), and to preserve its relationships with those person having business dealings with Parent and its Subsidiaries;

      (iii) shall notify the Company of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would reasonably be expected to have a Material Adverse Effect on Parent;

      (iv) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except that Parent may continue to pay dividends on the Parent Common Stock at times consistent with past practice and in per share amounts not in excess of 150% of the per share amount of the most recent dividend paid on the Parent Common Stock prior to the date of this Agreement;

      (v) shall not propose or adopt any amendments to its corporate charter or by-laws;

      (vi) shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action which action or failure to act would, or would be reasonably likely to, prevent the parties hereto from accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of APB No. 16; and

      (vii) shall not, and shall not permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions or to take any action which would (x) make any representation or warranty in Article IV hereof untrue or incorrect or (y) result in any of the conditions to the Merger set forth in Article VI not being satisfied.

  Section 5.2. Investigation. Each of the Company and Parent shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request, except that nothing herein shall require either the Company or Parent or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality and Standstill Agreement, dated as of August 26, 1997, between the Company and Parent (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations pertaining to the treatment of classified information.

  Section 5.3. Joint Proxy Material; Registration Statement. (a) The Company and Parent shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

    (i) prepare and file with the SEC as soon as is reasonably practicable the Joint Proxy Statement and a registration statement on Form S-4 under the Securities Act with respect to the Parent Common Stock issuable in the Merger (the "Registration Statement"), and shall use their reasonable best efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act;

    (ii) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

    (iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Merger and use their reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

    (iv) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

    (v) cooperate with one another in obtaining opinions of Sonnenschein Nath & Rosenthal, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of
  Section 368(a) of the Code. In connection therewith, each of the Company, Parent and Merger Sub shall deliver to Sonnenschein Nath & Rosenthal and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, representation letters in form and substance reasonably satisfactory to such tax counsel.

  (b) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

  (c) The Company and Parent shall cause the Joint Proxy Statement to be mailed to their respective stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

  (d) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting") for the purpose of obtaining the Company Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 7.1, the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (as defined in Section 5.9).

  (e) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Meeting") for the purpose of obtaining the Parent Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders that they approve the issuance of the Merger Consideration.

  (f) Each of the Company and Parent will use their reasonable best efforts to hold the Company Meeting and the Parent Meeting on the same date and as soon as practicable after the date hereof.

  Section 5.4. Affiliate Agreements.

  (a) The Company shall, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all persons who are, at the time of the Company Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, substantially in the form of Exhibit A hereto.

  (b) Parent shall, prior to the Effective Time, deliver to the Company a list (reasonably satisfactory to counsel for the Company), setting forth the names and addresses of all persons who are, at the time of the Parent Meeting, in Parent's reasonable judgment, "affiliates" of Parent for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall furnish such information and documents as the Company may reasonably request for the purpose of reviewing such list. Parent shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, substantially in the form of Exhibit B hereto.

  Section 5.5. Employee Stock Options, Incentive and Benefit Plans.

  (a) Simultaneously with the Merger, (i) each outstanding option (the "Company Stock Options"), and related stock appreciation right (the "Company SAR"), if any, to purchase or acquire a share of Company Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by the Company (the "Company Option Plans") shall be converted into an option (together with a related stock appreciation right of Parent, if applicable) to purchase the number of shares of Parent Common Stock equal to the product of (x) the Conversion Fraction multiplied by (y) the number of shares of Company Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share (rounded upward to the nearest cent) equal to the exercise price for each such share of Company Common Stock subject to an option (and related Company SAR, if any) under the Company Option Plans divided by the Conversion Fraction, and all references in each such option (and related Company SAR, if any) to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Option Plans. The other terms of each such option and Company SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

  (b) Simultaneously with the Merger, each outstanding award, including restricted stock, stock equivalents and stock units (each, a "Company Award"), under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by the Company which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such Company Awards as are appropriate to preserve the value inherent in such Company Awards with no detrimental effects on the holders thereof resulting from such conversion. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted into the Merger Consideration in accordance with the provisions of Section 2.1(b). The Company agrees to use its reasonable best efforts to obtain any consents (in a form acceptable to Parent) required of the holders of Company Stock Options or Company Awards to the conversion described in Sections 5.5(a) and (b) hereof.

  (c) Simultaneously with the Merger, Parent shall assume and agree to perform the Company's obligations under the termination benefit agreements (the "Termination Benefit Agreements")(complete and accurate copies of which have been provided to Parent) listed in Section 5.5(c) of the Company Disclosure Schedule. This Section 5.5(c) shall satisfy any requirement in the Termination Benefit Agreements that Parent expressly assume and agree to perform the Company's obligations under such Termination Benefit Agreements.

  Section 5.6. Filings; Other Action.

  (a) Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) promptly make their respective filings and thereafter make any other required submissions under the Communications Act, (iii) use their reasonable best efforts to cooperate with one another in (x) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iv) use their reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby and to ensure that each of the Company and Parent is a "poolable entity" eligible to participate in a transaction to be accounted for under the pooling of interests method of accounting.

  (b) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as defined below), each of the Company and Parent shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.6.

  (c) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any governmental body or authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of the Company and Parent shall use its reasonable best efforts to resolve any such objections or challenge as such governmental body or authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated hereby. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Communications Act and all other federal, state or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition, whether in the communications industry or otherwise, through merger or acquisition.

  Section 5.7. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Parent shall take all such necessary action.

  Section 5.8. Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

  Section 5.9. No Solicitation. From and after the date hereof, the Company will not, and shall use its reasonable best efforts not to permit, any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Takeover Proposal from any person or engage in or continue discussions or negotiations relating thereto, except that, so long as the Company is in compliance with its obligations under this Section 5.9, the Company may engage in discussions or negotiations with, and furnish information concerning the Company and its Subsidiaries, businesses, properties or assets to, any third party which has made an unsolicited Takeover Proposal if and only to the extent that the Board of Directors of the Company concludes in good faith after consultation with, and based upon the advice of, its outside counsel (who may be its regularly engaged outside counsel) at a meeting of the Board that the failure to take such action would present a reasonable possibility of violating the obligations of such Board to the Company or to the Company's stockholders under applicable law. The Company will promptly (but in no case later than 36 hours) notify Parent of the receipt of any Takeover Proposal, including the material terms and conditions thereof (and any change in the material terms and conditions thereof) and the identity of the person making such Takeover Proposal, and will promptly (but in no case later than 36 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal (as hereinafter defined) has been made. As used in this Agreement, (i) "Takeover Proposal" shall mean any bona fide proposal or offer made by any third party prior to the stockholder vote at the Company Meeting (other than a proposal or offer by Parent or any of its Subsidiaries) for a merger, consolidation or other business combination involving, or any purchase of, all or substantially all of the assets or more than 50% of the voting securities of, the Company, and (ii) "Superior Proposal" shall mean a bona fide Takeover Proposal made by a third party on terms that a majority of the members of the Board of Directors of the Company determines in their good faith reasonable judgment (based on the advice of an independent financial advisor) is more favorable to the Company and to its stockholders than the transactions contemplated hereby and for which any required financing is fully committed.

  Section 5.10. Public Announcements. The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

  Section 5.11. Indemnification and Insurance. Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company as provided in its certificate of incorporation or by-laws or in any agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. For a period of five years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Parent be required to pay with respect to such insurance policies in any one year more than $750,000.

  Section 5.12. Accountants' "Comfort" Letters. The Company and Parent will each use reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated as of a date within two business days before the date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

  Section 5.13. Additional Reports and Information.

  (a) The Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 3.4 and 4.4 which it files with the SEC on or after the date hereof, and each of the Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

  (b) The financial statements and management's discussion and analysis contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Company 1997 10-K"), when filed with the

SEC, will not vary in any material respect from the financial statements and management's discussion and analysis contained in the draft of the Company's Annual Report to Stockholders provided to Parent prior to the date hereof.

  (c) The Company shall provide Parent with a copy of the Company 1997 10-K no less than three business days prior to filing it with the SEC and provide as soon as practicable any changes thereto.

  (d) Within seven days of the date hereof, the Company shall provide a written schedule to Parent setting forth (i) the taxable years of the Company for which the statute of limitations with respect to Material State income Taxes have not expired, and (ii) with respect to Material State income Taxes, for all taxable years for which the statute of limitations has not expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated.

  Section 5.14. Company Rights Plans. No later than the date hereof, the Company shall amend the Company Rights Plan to effect the changes thereto contemplated by the form of amendment attached hereto as Exhibit C. Except as set forth in Exhibit C, the Company shall not amend, modify or supplement the Company Rights Plan without the prior written consent of Parent.

  Section 5.15. Control of Other Party's Business. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and the Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

  Section 5.16. Board Seats and Officers. Prior to the Effective Time, Parent will take all actions necessary to elect certain Company directors as directors of Parent and certain Company officers as officers of Parent (or of a Subsidiary of Parent), in the manner specified in Section 5.16 of the Parent Disclosure Schedule.

                                  ARTICLE VI

                           Conditions to the Merger

  Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained all in accordance with applicable law and the rules of the NYSE.

    (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby and shall continue to be in effect.

    (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) The shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

    (e) Any applicable waiting period under the HSR Act shall have expired or been terminated and any other Company Required Approvals and Parent Required Approvals shall have been obtained, except where the failure to obtain such other Company Required Approvals and Parent Required Approvals would not have a Material Adverse Effect on the Company or Parent, as the case may be.

    (f) Parent and the Company shall have received a letter of Parent's independent public accountants, dated as of the Effective Time, in form and substance reasonably satisfactory to Parent, stating that Parent's independent public accountants concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by the parties hereto in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

  Section 6.2. Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment of the following conditions:

    (a)(i) The representations and warranties of Parent contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except
  (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Parent, (ii) Parent shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (iii) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or President certifying to both such effects.

    (b) The Company shall have received an opinion of Sonnenschein Nath & Rosenthal, tax counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

  Section 6.3. Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the fulfillment of the following conditions:

    (a)(i) The representations and warranties of the Company contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except
  (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company, (ii) the Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (iii) the Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or Executive Vice President certifying to both such effects.

    (b) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VII

                                  Termination

  Section 7.1. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the respective stockholders of the Company and Parent:

    (a) by the mutual written consent of the Company and Parent;

    (b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before November 30, 1998 and (ii) the party seeking to terminate this Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement or the Option Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date, except that if, as of November 30, 1998, all conditions set forth in Section 6.1, 6.2 and 6.3 of this Agreement have been satisfied or waived other than receipt of the requisite approval of the FCC, then either Parent or the Company may extend the Termination Date to February 28, 1999, by providing written notice to the other party on November 30, 1998;

    (c) by either the Company or Parent if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

    (d) by either the Company or Parent if the approvals of the stockholders of either the Company or Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

    (e) by either the Company or Parent if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that the Company may not terminate this Agreement pursuant to this clause 7.1(e) unless and until (i) three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such three business day period the Company (x) informs Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal and (y) otherwise cooperates with Parent with respect thereto (subject, in the case of this clause (y), to the condition that the Board of Directors of the Company shall not be required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to the Company or the Company's stockholders under applicable law) with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (iii) simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and (iv) the Company pays to Parent the amount specified and within the time period specified in
  Section 7.2;

    (f) by Parent if the Board of Directors of the Company shall have (i) withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal;

    (g) by Parent if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced prior to the Company Meeting, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders

  (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2; or

    (h) by either the Company or Parent if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement or the Option Agreement, which if not cured would cause the conditions set forth in Sections 6.2(a) or 6.3(a), as the case may be, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

  In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the confidentiality agreement referred to in Section 5.2 and the provisions of Sections 7.2, 8.2, 8.4 and 8.5), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of an intentional breach of this Agreement or as provided for in the Confidentiality Agreement.

  Section 7.2. Termination Fee. Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e), (ii) this Agreement is terminated by Parent pursuant to Section 7.1(f), or (iii) (x) prior to the termination of this Agreement, a bona fide Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the Company pursuant to Section 7.1(b) or by Parent or the Company pursuant to
Section 7.1(d) (but only due to the failure of the Company stockholders to approve the Merger) or by Parent pursuant to Section 7.1(g) and (z) concurrently with or within twelve months after such termination a Takeover Proposal shall have been consummated, then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent a fee (the "Termination Fee") of $100 million in cash, such payment to be made simultaneously with such termination in the case of a termination by the Company pursuant to Section 7.1(e) and promptly, but in no event later than the second business day following a termination by Parent pursuant to
Section 7.1(e) or 7.1(f) and, in the case of clause (iii), upon the consummation of such Takeover Proposal.

  Section 7.3. Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Merger by the respective stockholders of the Company and Parent and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company and Parent with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company and Parent there shall be no amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval nor any amendment or change not permitted under applicable law.

  Section 7.4. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, the Company and Parent may:

    (a) extend the time for the performance of any of the obligations or acts of the other party;

    (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

    (c) waive compliance with any of the agreements or conditions of the other party contained herein.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                                 Miscellaneous

  Section 8.1. No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

  Section 8.2. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except expenses incurred in connection with the printing and filing of the Registration Statement and the printing and mailing of the Joint Proxy Statement (including applicable SEC filing fees) shall be shared equally by the Company and Parent.

  Section 8.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

  Section 8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

  Section 8.5. Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

  Section 8.6. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective
(a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.6 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.6:

  To Parent or Merger Sub:

   ALLTEL Corporation
   One Allied Drive
   Little Rock, Arkansas 72202
   Attention: Chief Executive Officer
   (with a copy to the General Counsel)
   Telecopy: (501) 905-0962

  copy to:

   Skadden, Arps, Slate, Meagher & Flom LLP
   919 Third Avenue
   New York, New York 10022
   Attention: J. Michael Schell, Esq.
   Telecopy: (212) 735-2000

  To the Company:

   360 Communications Company
   8725 West Higgins Road
   Chicago, Illinois 60631
   Attention: Kevin C. Gallagher, Esq.
   Telecopy: (773) 693-7432

  copy to:

   Sonnenschein Nath & Rosenthal
   8000 Sears Tower
   Chicago, Illinois 60606
   Attention: Donald G. Lubin, Esq.
   Telecopy: (312) 876-7934

  Section 8.7. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  Section 8.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

  Section 8.9. Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

  Section 8.10. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Option Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Section 5.11 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

  Section 8.11. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  Section 8.12. Definitions. (a) References in this Agreement to "Subsidiaries" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a governmental body or authority.

  (b) Each of the following terms is defined on the pages set forth opposite such term:

affiliates..................................................................  29
Agreement...................................................................   1
APB No. 16..................................................................  18
Certificate of Merger.......................................................   1
Certificates................................................................   2
Closing Date................................................................   1
Code........................................................................   1
Communications Act..........................................................   7
Company.....................................................................   1
Company Affiliated Group....................................................  10
Company Award...............................................................  21
Company Common Stock........................................................   2
Company Disclosure Schedule.................................................   5
Company Material Contracts..................................................  11
Company Meeting.............................................................  20
Company Option Plans........................................................  21
Company Preferred Stock.....................................................   5
Company Required Approvals..................................................   7
Company Rights Plan.........................................................   6
Company SAR.................................................................  21
Company SEC Reports.........................................................   7
Company Series B Preferred Stock............................................   6
Company Stockholder Approval................................................  11
Company Stock Options.......................................................  21
Company 1997 10-K...........................................................  23
Confidentiality Agreement...................................................  19
control.....................................................................  29
Conversion Fraction.........................................................   2
Current Company Group.......................................................  10
Current Parent Group........................................................  16
DGCL........................................................................   1
Disclosure Schedule.........................................................  12
Effective Time..............................................................   1
Environmental Claims........................................................   8
Environmental Laws..........................................................   8
ERISA.......................................................................   8
Exchange Act................................................................   7
Exchange Agent..............................................................   2
Exchange Fund...............................................................   3
FCC.........................................................................   7
GAAP........................................................................   8
HSR Act.....................................................................   7
Indemnified Parties.........................................................  23
Joint Proxy Statement.......................................................   9
Lien........................................................................   5
Material Adverse Effect.....................................................   5

Material State..............................................................  11
Merger......................................................................   1
Merger Consideration........................................................   2
Merger Sub..................................................................   1
No Par Preferred Stock......................................................  12
Option Agreement............................................................   1
Par Preferred Stock.........................................................  12
Parent......................................................................   1
Parent Affiliated Group.....................................................  16
Parent Certificates.........................................................   2
Parent Common Stock.........................................................  12
Parent Disclosure Schedule..................................................  12
Parent Material Contracts...................................................  16
Parent Meeting..............................................................  20
Parent Preferred Stock......................................................  12
Parent Required Approvals...................................................  13
Parent SEC Reports..........................................................  13
Parent Stockholder Approval.................................................  15
Past Company Group..........................................................  10
Past Parent Group...........................................................  16
PUCs........................................................................   7
Registration Statement......................................................  19
Regulatory Law..............................................................  22
SEC.........................................................................   7
Securities Act..............................................................   7
Subsidiaries................................................................  29
Superior Proposal...........................................................  23
Surviving Corporation.......................................................   1
Takeover Proposal...........................................................  23
Tax Assurance Agreement.....................................................  10
Tax Return..................................................................  11
Tax Sharing Agreement.......................................................  10
Taxes.......................................................................  10
Termination Benefit Agreements..............................................  21
Termination Date............................................................  16
Termination Fee.............................................................  27

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          360 COMMUNICATIONS COMPANY

                                                   /s/ Dennis E. Foster
                                          By: _________________________________
                                            NAME:  DENNIS E. FOSTER
                                            TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                                   OFFICER

                                          ALLTEL CORPORATION

                                                       /s/ Joe Ford
                                          By: _________________________________
                                            NAME:  JOE FORD
                                            TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                                   OFFICER

                                          PINNACLE MERGER SUB, INC.

                                                       /s/ Joe Ford
                                          By: _________________________________
                                            NAME:  JOE FORD
                                            TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                                   OFFICER

                                                                        ANNEX B

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of March 16, 1998 (the "Agreement"), between 360 Communications Company, a Delaware corporation
("Issuer"), and ALLTEL Corporation, a Delaware corporation ("Grantee").

                                   RECITALS

  A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Merger Sub with and into Issuer pursuant to the terms of the Merger; and

  B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% of the number of shares (the "Option Shares") of common stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer issued and outstanding immediately prior to the grant of the Option at a purchase price of $33.90 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

  2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
Section 2(c), upon the occurrence of a Purchase Event (as defined in Section 7(c)), except that (i) subject to the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) six months after the date on which a Purchase Event (as defined herein) occurs, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals") and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

  (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 7(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than 20 business days nor later than 30 business days from the Notice Date for the closing of such purchase (an "Option

Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

  (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable best efforts to assist Grantee in seeking the Regulatory Approvals.

  In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 7(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

  3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholder rights agreement or any similar agreement then in effect.

  (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF MARCH 16, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF 360 COMMUNICATIONS COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been sold in compliance with the registration and prospectus delivery requirements of the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  4. Incorporation of Representations and Warranties of Issuer. The representations and warranties of Issuer contained in Article III of the Merger Agreement are hereby incorporated by reference herein with the same force and effect as though made pursuant to this Agreement.

  5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

    (a) Corporate Authorization. Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer, and assuming this Agreement constitutes a valid and binding agreement of Grantee, this Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 7, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

  6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

    (a) Corporate Authorization. Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee, and assuming this Agreement constitutes a valid and binding agreement of Issuer, this Agreement constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) Purchase Not For Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof. Neither the Option nor any of the Option Shares will be offered, sold, pledged or otherwise transferred except in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act.

  7. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any changes in Issuer Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received with respect to Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

  (c) If, at any time during the period commencing on the occurrence of an event as a result of which Grantee is entitled to receive the Termination Fee pursuant to Section 7.2 of the Merger Agreement (the "Purchase Event") and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out-Right") pursuant to this Section 7(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price for the 10 NYSE trading days commencing on the 12th NYSE trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the NYSE Composite Transactions Tape (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and
(ii) the Purchase Price, except that in no event shall the Issuer be required to pay to the Grantee pursuant to this Section 7(c) an amount exceeding the product of (x) $2.00 and (y) such number of Option Shares. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 7(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

  8. Repurchase Option. In the event that Grantee notifies Issuer of its intention to exercise the Option pursuant to Section 2(a), Issuer may require Grantee upon the delivery to Grantee of written notice during the period beginning on the Notice Date and ending two days prior to the Option Closing Date, to sell to Issuer the Option Shares acquired by Grantee pursuant to such exercise of the Option at a purchase price per share for such sale equal to the Purchase Price plus $2.00. The Closing of any repurchase of Option Shares pursuant to this Section 8 shall take place immediately following consummation of the sale of the Option Shares to Grantee on the Option Closing Date at the location and time agreed upon with respect to such Option Closing Date.

  9. Registration Rights.

  (a) Grantee may by written notice (a "Registration Notice") to Issuer request Issuer to register under the Securities Act all or any part of the Option Shares or other securities acquired by Grantee pursuant to this

Agreement (collectively, the "Registrable Securities") in order to permit the sale or other disposition of such securities pursuant to a bona fide, firm commitment underwritten public offering in which Grantee and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 3% of the shares of Issuer Common Stock then outstanding on a fully-diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the shares of Issuer Common Stock then outstanding on a fully-diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

  (b) Issuer shall use reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Issuer will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and
(C) below) when (A) Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, based upon the advice of outside securities counsel to Issuer, such information would have to be disclosed if a registration statement were filed at that time; (B) Issuer would be required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Issuer determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Issuer. If the consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the Securities and Exchange Commission of the initial registration statement therefor, the provisions of this Section shall again be applicable to any proposed registration, it being understood that Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Issuer shall use reasonable best efforts to cause any Registrable Securities registered pursuant to this Section to be qualified for sale under the securities or blue sky laws of such jurisdictions as Grantee may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that Issuer shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction.

  (c) If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 9, except that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

  (d) The registration rights set forth in this Section are subject to the condition that Grantee shall provide Issuer with such information with respect to Grantee Registrable Securities, the plan for distribution thereof, and such other information with respect to Grantee as, in the reasonable judgment of counsel for Issuer, is necessary to enable Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration hereunder.

  (e) A registration effected under this Section shall be effected at Issuer's expense, except for underwriting discounts and commissions and the fees and expenses of Grantee's counsel, and Issuer shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, Grantee and Issuer agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type.

  10. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) pursuant to Section 8 hereof, (ii) in an underwritten public offering as provided in Section 9 or (iii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer, except that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

  11. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

  12. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

  (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 8.10 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

  (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Issuer to:

    360 Communications Company
    8725 West Higgins Road
    Chicago, Illinois 60631
    Attention: Kevin C. Gallagher, Esq.
    Telecopy: (773) 693-7432

  with a copy to:

    Sonnenschein Nath & Rosenthal
    8000 Sears Tower
    Chicago, Illinois 60606
    Attention: Donald G. Lubin, Esq.
    Telecopy: (312) 876-7934

  If to Grantee to:

    ALLTEL Corporation
    One Allied Drive
    Little Rock, Arkansas 72202
    Attention: Chief Executive Officer
    (with a copy to the General Counsel)
    Telecopy: (501) 905-0962

  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    919 Third Avenue
    New York, New York 10022
    Attention: J. Michael Schell
    Telecopy: (212) 735-2000

  (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment, transfer or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          360 Communications Company

                                             /s/ Dennis E. Foster
                                          By: _________________________________
                                             Name: Dennis E. Foster
                                             Title: President and Chief
                                              Executive Officer

                                          ALLTEL Ccorporation

                                             /s/ Joe Ford
                                          By: _________________________________
                                             Name: Joe Ford
                                             Title: Chairman and Chief
                                              Executive Officer

                                                                         ANNEX C

    [LOGO OF LETTER OF MERRILL, LYNCH, PIERCE, FENNER & SMITH APPEARS HERE]

                                                                    May 11, 1998

Board of Directors
ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

Members of the Board of Directors:

  360 Communications Company ("360 Communications"), ALLTEL Corporation ("ALLTEL") and Pinnacle Merger Sub, Inc., a wholly owned subsidiary of ALLTEL (the "Merger Sub"), have entered into an Agreement and Plan of Merger (together with the Option Agreement between 360 Communications and ALLTEL, the "Agreements") pursuant to which the Merger Sub will be merged with and into 360 Communications in a transaction (the "Merger") in which each outstanding share of 360 Communications' common stock, par value $0.01 per share (the "360 Communications Shares"), will be converted into the right to receive 0.74 shares (the "Exchange Ratio") of the common stock of ALLTEL (the "ALLTEL Shares").

  You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to ALLTEL.

  In arriving at the opinion set forth below, we have, among other things:

   (1) Reviewed certain publicly available business and financial information relating to 360 Communications and ALLTEL that we deemed to be relevant;

   (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of 360 Communications and ALLTEL, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by 360 Communications and ALLTEL;

   (3) Conducted discussions with members of senior management of 360 Communications and ALLTEL concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

   (4) Reviewed the market prices and valuation multiples for the 360 Communications Shares and the ALLTEL Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

   (5) Reviewed the results of operations of 360 Communications and ALLTEL and compared them with those of certain publicly traded companies that we deemed to be relevant;

   (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

   (7) Participated in certain discussions and negotiations among representatives of 360 Communications and ALLTEL and their financial and legal advisors;

   (8) Reviewed the potential pro forma impact of the Merger;

   (9) Reviewed the Agreements; and

  (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of 360 Communications or ALLTEL or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of 360 Communications or ALLTEL. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by 360 Communications or ALLTEL, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of 360 Communications' or ALLTEL's management as to the expected future financial performance of 360 Communications or ALLTEL, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

  We are acting as financial advisor to ALLTEL in connection with the Merger and will receive a fee from ALLTEL for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, ALLTEL has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to ALLTEL and financing services to 360 Communications and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the 360 Communications Shares and other securities of 360 Communications, as well as the ALLTEL Shares and other securities of ALLTEL, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. This opinion is for the use and benefit of the Board of Directors of ALLTEL. Our opinion does not address the merits of the underlying decision by ALLTEL to engage in the Merger and does not constitute a recommendation to any shareholder of ALLTEL as to how such shareholder should vote on the proposed Merger.

  We are not expressing any opinion herein as to the prices at which the ALLTEL Shares will trade following the announcement or consummation of the Merger.

  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to ALLTEL.

                                        Very truly yours,

                                      /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                                                        ANNEX D

                           [LOGO OF STEPHENS INC.]

                                                                   May 11, 1998

Members of the Board of Directors
 of ALLTEL CORPORATION
One Allied Drive
Little Rock, Arkansas 72202

Members of the Board:

  We have acted as your financial advisor in connection with the proposed merger of Pinnacle Merger Sub, Inc., a wholly owned subsidiary of ALLTEL Corporation ("Parent"), with and into 360 Communications Company (the "Company") in a transaction (the "Transaction") in which each outstanding share of the Company's common stock, par value $0.01 per share (the "Company Shares"), will be converted into the right to receive 0.74 shares (the "Exchange Ratio") of common stock of Parent (the "Parent Shares").

  You have requested our opinion as to whether the Exchange Ratio is fair from a financial point of view to the Parent.

  In connection with rendering our opinion we have:

  (i) analyzed certain publicly available financial statements and reports regarding the Parent and the Company;

  (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Parent and the Company as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies") prepared by managements of the Parent and the Company;

  (iii) analyzed, on a pro forma basis, the effect of the Transaction;

  (iv) reviewed the reported prices and trading activity for the Parent Shares and Company Shares;

  (v) compared the financial performance of the Parent and the Company and the prices and trading activity of the Parent Shares and Company Shares with that of certain other comparable publicly-traded companies and their securities;

  (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  (vii) reviewed the Agreement and Plan of Merger among the Parent, Merger Sub and the Company and related documents;

  (viii) discussed with managements of the Parent and the Company the operations of and future business prospects for the Parent and the Company and the anticipated financial consequences of the Transaction;

  (ix) assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Company; and

  (x) performed such other analyses and provided such other services as we have deemed appropriate.

  We have relied on the accuracy and completeness of the information and financial data provided to us by the Parent and the Company, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by managements of the Parent and the Company, including the Expected Synergies, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Parent and the Company as to the future financial performance of the Parent and the Company.

  As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Parent and the Company and regularly provide investment banking services to the Parent and issue periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Parent and the Company. Certain affiliates of Stephens Inc. collectively own approximately 9.02% of the outstanding shares of the Parent's common stock. We are acting as financial advisor to the Parent in connection with the Transaction and will receive a fee from the Parent for our services, a significant portion of which is contingent upon the consummation of the Transaction.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

  This opinion is for the use and benefit of the Board of Directors of the Parent. Our opinion does not address the merits of the underlying decision by the Parent to engage in the Transaction and does not constitute a recommendation to any shareholder of the Parent as to how such shareholder should vote on the proposed Transaction.

  We are not expressing any opinion herein as to the prices at which the Parent Shares will trade following the announcement or consummation of the Transaction.

  Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the Parent.

  This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to the Parent's shareholders provided that we approve of such disclosures prior to publication.

                                          Very truly yours,

                                          /s/ Stephens Inc.

                                                                        ANNEX E
[LETTERHEAD OF LAZARD FRERES & CO. LLC]

                                                                    May 6, 1998

The Board of Directors
360 Communications Company
8725 W. Higgins Road
Chicago, Illinois 60631

Dear Members of the Board:

  We understand that 360 Communications Company (the "Company"), ALLTEL Corporation ("ALLTEL") and Pinnacle Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of ALLTEL, have entered into an Agreement and Plan of Merger dated as of March 15, 1998 (the "Agreement"), pursuant to which Merger Sub will be merged with and into the Company in a transaction (the "Merger") in which each issued and outstanding share of the Company's common stock, $.01 par value per share, other than shares held in treasury or by ALLTEL or any subsidiary of ALLTEL or the Company, will be converted into the right to receive 0.74 of a share (the "Exchange Ratio") of the common stock, par value $1.00 per share, of ALLTEL. The terms and conditions of the Merger are more fully set forth in the Agreement.

  At the time the Agreement was initially executed, you had requested our opinion as to the fairness, from a financial point of view, to the Company and its shareholders of the Exchange Ratio. We delivered to you our opinion to that effect by letter dated March 15, 1998. You have requested that we reconfirm our opinion as of the date hereof. In connection with this reconfirmed opinion, we have:

  (i) Reviewed the Joint Proxy Statement/Prospectus in the form to be provided to the shareholders of the Company and ALLTEL in connection with their consideration of the Merger;

  (ii) Reviewed the financial terms and conditions of the Agreement;

  (iii) Analyzed certain publicly available historical business and financial information relating to the Company and ALLTEL;

  (iv) Reviewed various internal financial forecasts and other financial and operating data provided to us prior to execution of the Agreement and subsequently reconfirmed orally to us by the Company and ALLTEL relating to their respective businesses;

  (v) Held discussions prior to and subsequent to execution of the Agreement with certain members of the senior managements of the Company and ALLTEL with respect to the past and current business operations and financial condition and the prospects of the Company and ALLTEL, respectively, the strategic objectives of each, certain possible strategic, financial and operational benefits that might be realized following the Merger;

  (vi) Reviewed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of the Company and ALLTEL, respectively;

  (vii) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and ALLTEL;

[LOGO OF LAZARD FRERES & CO. LLC]

The Board of Directors of
360 Communications Company
May 6, 1998
Page 2

  (viii) Reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and ALLTEL;

  (ix) Reviewed the historical stock prices and trading volumes of the Company's and ALLTEL's common stock;

  (x) Compared the financial performance of the Company and ALLTEL and the prices and trading activity of the Company's and ALLTEL's common stock, respectively, with that of certain other comparable publicly traded companies and their securities;

  (xi) Participated in discussions and negotiations among representatives of the Company and ALLTEL and their financial and legal advisors; and

  (xii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

  We have relied with your consent upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information, nor have we made any independent valuation or appraisal of any of the assets, liabilities or technologies of the Company or ALLTEL, or concerning the solvency or fair value of either of the foregoing entities, nor have we been furnished with such valuations or appraisals. We have relied upon, without independent verification, the assessment by the managements of the Company and ALLTEL of the Company's and ALLTEL's services and products, the timing and risks associated with the integration of the Company with ALLTEL, and the validity of, and risks associated with, the Company's and ALLTEL's existing and future services and products. With respect to internal financial forecasts and any financial or operating information furnished by, or during discussions with the managements of the Company or ALLTEL, including estimates of the strategic, financial and operational benefits that might be realized following the Merger, we have assumed that such forecasts and information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of, the Company and ALLTEL as to the competitive, operating and regulatory environments and the related financial performance of the Company and ALLTEL, respectively, for the relevant periods. We assume no responsibility for and express no view as to such forecasts or assessments or the assumptions on which they are based.

  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company or ALLTEL and that obtaining the necessary regulatory approvals for the Merger will not materially affect the Company or ALLTEL. We have assumed that the Merger will be accounted for as a pooling of interests business combination in accordance with U.S. generally accepted accounting principles and will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986.

  Lazard Freres & Co. llc is acting as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

[LOGO OF LAZARD FRERES & CO. LLC]

The Board of Directors of
360 Communications Company
May 6, 1998
Page 3

  Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors. Our opinion does not address the underlying decision by the Company to engage in the Merger or the prices at which the Company's or ALLTEL's common stock will actually trade at any time and we express no recommendation or opinion to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose or be disclosed or otherwise referred to without our prior consent, except in any filing with the Securities and Exchange Commission with respect to the transactions contemplated by the Agreement or as may otherwise be required by law or by a court of competent jurisdiction.

  Based on and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair to the Company and its shareholders from a financial point of view.

                                          Very truly yours,

                                          Lazard Freres & Co. llc

                                          By /s/ David C. Lee
                                            --------------------------------
                                                David C. Lee
                                                Managing Director

                                                                        ANNEX F

                          FORM OF AMENDMENT NO. 1 TO
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              ALLTEL CORPORATION

ARTICLE IV

  "Section 1. Number of Shares of Stock. The number of shares of stock that ALLTEL is authorized to have outstanding is one billion one hundred million (1,100,000,000), which shall be divided into three classes as follows: fifty million (50,000,000) shares of Cumulative Preferred Stock, par value $25.00 per share, fifty million (50,000,000) shares of No Par Cumulative Preferred Stock and one billion (1,000,000,000) shares of Common Stock, par value $1.00 per share."

                                                                         ANNEX G

                               ALLTEL CORPORATION

                           1998 EQUITY INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
Purpose................................................................     1
Definitions............................................................     1
Scope of the Plan......................................................     4
Administration.........................................................     4
Eligibility............................................................     5
Conditions to Grants...................................................     5
Non-transferability....................................................     8
Exercise...............................................................     8
Loans and Guarantees...................................................    10
Notification under Section 83(b).......................................    10
Mandatory Tax Withholding..............................................    10
Elective Share Withholding.............................................    11
Termination of Employment..............................................    11
Plans of Foreign Subsidiaries..........................................    13
Substituted Awards.....................................................    13
Securities Law Matters.................................................    13
No Employment Rights...................................................    14
No Rights as a Stockholder.............................................    14
Nature of Payments.....................................................    14
Non-uniform Determination..............................................    14
Adjustments............................................................    14
Amendment of the Plan..................................................    15
Termination of the Plan................................................    15
No Illegal Transactions................................................    15
Controlling Law........................................................    15
Severability...........................................................    15

  This 1998 Equity Incentive Plan (the "Plan") is established by ALLTEL Corporation, a Delaware corporation ("ALLTEL"), effective as of April 23, 1998, subject to the approval of the stockholders of ALLTEL within 12 months thereafter.

  1. PURPOSE. The Plan is intended to provide qualifying employees with equity ownership in ALLTEL, thereby strengthening their commitment to the success of ALLTEL and stimulating their efforts on behalf of ALLTEL, and to assist ALLTEL in attracting and retaining talented personnel.

  2. DEFINITIONS.

  The terms set forth below have the indicated meanings which are applicable to both the singular and plural forms:

  (a) "Award" means options, including incentive stock options (ISOs), Restricted Shares, Bonus Shares, stock appreciation rights (SARs), or Performance Shares granted under the Plan.

  (b) "Award Agreement" means the written agreement by which an Award shall be evidenced.

  (c) "Board" means the Board of Directors of ALLTEL.

  (d) "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions or as an incentive to become an employee of ALLTEL or a Subsidiary.

  (e) "Cause" means (i) before the occurrence of a Change in Control, any one or more of the following, as determined by the Committee (in the case of a Section 16 Grantee) or the Chief Executive Officer or President of ALLTEL (in the case of any other Grantee):

      (A) a Grantee's commission of a crime that is likely to result in injury to ALLTEL or a Subsidiary;

      (B) the material violation by the Grantee of written policies of ALLTEL or a Subsidiary;

      (C) the habitual neglect by the Grantee in the performance of his or her duties to ALLTEL or a Subsidiary; or

      (D) the action or inaction in connection with his or her duties to ALLTEL or a Subsidiary resulting in a material injury to ALLTEL or a Subsidiary; and

    (ii) from and after the occurrence of a Change in Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee (in the case of a Section 16 Grantee) or the Chief Executive Officer or President of ALLTEL (in the case of any other Grantee):

      (A) Grantee's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to ALLTEL;

      (B) a demonstrably willful and deliberate act or failure to act committed in bad faith, without reasonable belief that such action or inaction is in the best interests of ALLTEL, which causes material harm, financial or otherwise, to ALLTEL (but only if the act or failure to act is not remedied within ten business days after Grantee's receipt of written notice from ALLTEL describing in reasonable detail the act of inaction); or

      (C) the consistent gross neglect of duties or wanton negligence by the Grantee in the performance of the Grantee's duties.

  (f) "Change in Control" means:

    (i) Any "person," as defined in Sections 13(d) and 14(d) of the Securities 1934 Act, other than ALLTEL, any of its subsidiaries, or any employee benefit plan maintained by ALLTEL or any of its subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of (A) 15% or more, but no greater than 50%, of the outstanding voting capital stock of ALLTEL, unless prior thereto, the Continuing Directors (as defined in this Section 2(f)) approve the transaction that results in the person becoming the beneficial owner of 15% or more, but no greater than 50%, of the outstanding voting capital stock of ALLTEL or (B) more than 50% of the outstanding voting capital stock of ALLTEL, regardless whether the transaction or event by which the foregoing 50% level is exceeded is approved by the Continuing Directors;

    (ii) At any time Continuing Directors no longer constitute a majority of the directors of ALLTEL; or

    (iii) A record date is fixed for determining stockholders entitled to vote upon (A) a merger or consolidation of ALLTEL, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either ALLTEL is not the surviving or continuing corporation or shares of common stock of ALLTEL are to be converted into or exchanged for cash, securities other than common stock of ALLTEL, or other property, (B) a sale or disposition of all or substantially all of the assets of ALLTEL, or (C) the dissolution of ALLTEL; or

    (iv) ALLTEL enters into an agreement with any person the consummation of which would result in the occurrence of an event described in clause (i),
  (ii) or (iii) above of this paragraph (f).

Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred with respect to a Grantee if the Grantee is part of a purchasing group that consummates the Change in Control transaction. A Grantee shall be deemed "part of a purchasing group" for purposes of the immediately preceding sentence if the Grantee is an equity participant in the purchasing company or group other than as a result of (y) passive ownership of less than five percent of the voting capital stock or voting equity interests of the purchasing company or (z) equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the Continuing Directors. For purposes of this
Section 2(f), "Continuing Directors" means directors who were directors of ALLTEL at the beginning of the 24-month period ending on the date the determination is made or whose election, or nomination for election, by ALLTEL's stockholders was approved by at least a majority of the directors who are in office at the time of the election or nomination and who either (a) were directors at the beginning of the period or (b) were elected, or nominated for election, by at least a majority of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period.

  (g) "Change in Control Value" means the Fair Market Value of a Share on the date of a Change in Control.

  (h) "Code" means the Internal Revenue Code of 1986, as amended or superseded, and the regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

  (i) "Committee" means the committee of the Board appointed pursuant to
Section 4(a).

  (j) "Common Stock" means the common stock, $1.00 par value, of ALLTEL.

  (k) "Disability" means a mental or physical condition rendering a Grantee unable to perform his or her regular duties (as determined by the Committee, in the case of a Section 16 Grantee, or by the Chief Executive Officer or President in the case of any other Grantee).

  (l) "Effective Date" means April 23, 1998.

  (m) "Eligible Employee" means any employee (including any officer) of ALLTEL or any Subsidiary, including any employee on an approved leave of absence or layoff, if such leave or layoff does not qualify as a Disability.

  (n) "Fair Market Value" of an equity security as of any date means the closing price of a share of such equity security on the New York Stock Exchange (or such other exchange on which such security is principally traded) on the relevant date or, if there were no sales on that date, the closing price on the next preceding date on which there were sales.

  (o) "Good Reason" means the occurrence after a Change in Control without a Grantee's prior written consent, of any one or more of the following:

    (i) the assignment to the Grantee of any duties which result in a material adverse change in the Grantee's position (including status, offices, titles, and reporting requirements), authority, duties, or other responsibilities with ALLTEL, or any other action of ALLTEL which results in a material adverse change in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by ALLTEL promptly after receipt of notice thereof given by the Grantee;

    (ii) any relocation of the Grantee's primary business office more than 35 miles from the location of the Grantee's primary business office at the time of the Change in Control; or

    (iii) (y) a material reduction or elimination of the base salary that the Grantee was receiving immediately prior to a Change in Control or (z) a material reduction or elimination of any incentive compensation, benefits, or perquisites that the Grantee was receiving immediately prior to a Change in Control, unless the Grantee receives additional or substitute incentive compensation, benefits, or perquisites that are comparable in the aggregate to the incentive compensation, benefits, and perquisites reduced or eliminated.

  (p) "Grantee" means an individual who has been granted an Award or any Permitted Transferee.

  (q) "Immediate Family" means, with respect to a particular Grantee, the Grantee's spouse, children, and grandchildren.

  (r) "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

  (s) "Minimum Consideration" means $1.00 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

  (t) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act include references to successor provisions.

  (u) "Option Price" means the per share exercise price of an option.

  (v) "Option Term" means the period beginning on the Grant Date of an option and ending on the expiration date of such option, as specified in the Award Agreement for such option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time.

  (w) "Performance Shares" means an Award to a Grantee pursuant to Section
6(e).

  (x) "Permitted Transferee" means a person to whom an Award may be transferred or assigned in accordance with Section 7.

  (y) "Restricted Shares" means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to those Shares.

  (z) "Rule 16b-3" means Rule 16b-3 of the SEC under the 1934 Act, as amended from time to time, together with any successor rule.

  (aa) "Retirement" means a termination of employment by a Grantee after attaining (in each case, as determined under the provisions of the ALLTEL Corporation Profit-Sharing Plan as in effect on the Effective Date) either (i) age 55 with at least 20 years of vesting service as an employee of ALLTEL or a Subsidiary; (ii) age 60 with at least 15 years of vesting service as an employee of ALLTEL or a Subsidiary; or (iii) age 65 with at least five years of vesting service as an employee of ALLTEL or a Subsidiary.

  (bb) "SAR" means a stock appreciation right.

  (cc) "SEC" means the Securities and Exchange Commission.

  (dd) "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of ALLTEL.

  (ee) "Share" means a share of Common Stock.

  (ff) "Subsidiary" means, for purposes of grants of incentive stock options, a corporation as defined in Section 424(f) of the Code (with ALLTEL being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation with respect to which ALLTEL owns, directly or indirectly, more than 50% or more of the then-outstanding common stock.

  (gg) "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of ALLTEL or any Subsidiary.

  (hh) "Voting Power" means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.

  3. SCOPE OF THE PLAN. Subject to adjustment in accordance with Section 21, the total number of Shares for which grants under the Plan shall be available is 9,000,000. To the extent the Committee intends any Award to satisfy the requirements of Section 162(m) of the Code, the number of Shares for which Awards may be granted to any individual Grantee in any calendar year shall not exceed 1,000,000. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any outstanding ISOs under the Plan for any reason expire or are terminated, the Shares allocable to the unexercised portion of all of such ISOs may again be subject to ISOs under the Plan. Shares awarded under the Plan may be treasury shares or newly-issued shares.

  4. ADMINISTRATION.

  (a) The Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors of ALLTEL, all of whom qualify as "outside directors" as defined for purposes of the regulations under Section 162(m) of the Code and satisfy one of the conditions of Rule 16b-3 in respect of the exemption of grants to Section 16 Persons from potential liability under Section 16(b) of the 1934 Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and Section 162(m) of the Code as then in effect.

  (b) Subject to the express provisions of the Plan, the Committee has full and final authority and discretion as follows:

    (i) to determine when and to whom Awards should be granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR or Performance Share, and whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

    (ii) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an option) shall be forfeited and whether such shares shall be held in escrow;

    (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

    (iv) to make, amend and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment of a Grantee;

    (v) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

    (vi) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

    (vii) to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment (other than for Cause);

    (viii) subject to Section 6(c), to extend the time during which any Award or group of Awards may be exercised;

    (ix) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

    (x) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrent with the grant thereof, deem appropriate.

    (xi) The Committee may, in its discretion, permit an employee to elect to be granted an Award in lieu of receiving such compensation if, in the judgment of the Committee, the value of such Award on the Grant Date equals the amount of compensation foregone by such employee; and

    (xii) to take any other action with respect to any matters relating to the Plan for which it is responsible.

  The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

  5. ELIGIBILITY. The Committee may, in its discretion, grant Awards to any Eligible Employee, whether or not he or she has previously received an Award.

  6. CONDITIONS TO GRANTS.

  (a) GENERAL CONDITIONS.

    (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee;

    (ii) The Option Term shall under no circumstances extend more than ten years after the Grant Date and shall be subject to earlier termination as herein provided; and

    (iii) Any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award.

  (b) GRANT OF OPTIONS. No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option may be the Fair Market Value of a Share on the Grant Date or may be less than or more than that Fair Market Value. An option shall be exercisable for unrestricted Shares, unless the Award Agreement provides that it is exercisable for Restricted Shares.

  (c) GRANT OF ISOS. At the time of the grant of any option, the Committee may, in its discretion, designate that such option shall be made subject to additional restrictions to permit the option to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any option designated as an ISO:

    (i) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on the Grant Date;

    (ii) shall be for a period of not more than ten years (five years in the case of an ISO granted to a 10% Owner) from the Grant Date and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

    (iii) shall meet the limitations of this subparagraph 6(c)(iii). If the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Grantee in any calendar year exceeds the limit determined in accordance with the provisions of Section 422 of the Code (the "Limit") taking into account Shares subject to all ISOs granted by ALLTEL which are held by the Grantee, the excess will be treated as nonqualified options. To determine whether the Limit is exceeded, the Fair Market Value of Shares subject to options shall be determined as of the Award dates of the options. In reducing the number of options treated as ISOs to meet the Limit, the most recently granted Options will be reduced first. If a reduction of simultaneously granted options is necessary to meet the Limit, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an ISO.

    (iv) shall be granted within ten years from the Effective Date;

    (v) shall require the Grantee to notify the Committee of any disposition of any Shares issued upon the exercise of the ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (a "Disqualifying Disposition"), within ten business days after such Disqualifying Disposition; and

    (vi) unless otherwise permitted by the Code, shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; except that the Grantee may, in accordance with Section 7, designate in writing a beneficiary to exercise his or her ISOs after the Grantee's death.

  (d) GRANT OF SARS.

    (i) When granted, SARs may, but need not, be identified with a specific option, specific Restricted Shares, or specific Performance Shares of the Grantee (including any option, Restricted Shares, or Performance Shares granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted. If SARs are identified with Shares subject to an option, with Restricted Shares, or with Performance Shares, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated SARs shall terminate upon (x) the expiration, termination, forfeiture, or cancellation of such option, Restricted Shares, or Performance Shares, (y) the exercise of such option or Performance Shares, or (z) the date such Restricted Shares become nonforfeitable; and

    (ii) The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an option, the Option Price of such option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (x) specify a higher Strike Price in the Award Agreement or (y) provide that the benefit payable upon exercise of any SAR shall not exceed such percentage of the Fair Market Value of a Share on such Grant Date as the Committee shall specify.

  (e) GRANT OF PERFORMANCE SHARES.

    (i) Before the grant of Performance Shares, the Committee shall:

      (A) determine objective performance goals, which may consist of any one or more of the following goals deemed appropriate by the Committee: earnings (either in the aggregate or on a per-share basis), operating income, cash flow, including EBITDA (earnings before interest, taxes, depreciation and amortization), return on equity, indices related to EVA (economic value added), per share rate of return on the Common Stock (including dividends), general indices relative to levels of general customer service satisfaction, as measured through various randomly-generated customer service surveys, market share (in one or more markets), customer retention rates, market penetration rates, revenues, reductions in expense levels, and the attainment by the Common Stock of a specified market value for a specified period of time, in each case where applicable to be determined either on a company-wide basis or in respect of any one or more business units, and the amount of compensation under the goals applicable to such grant;

      (B) designate a period for the measurement of the extent to which performance goals are attained, which may begin prior to the Grant Date (the "Performance Period"); and

      (C) assign a "Performance Percentage" to each level of attainment of performance goals during the Performance Period, with the percentage applicable to minimum attainment being zero percent and the percentage applicable to maximum attainment to be determined by the Committee from time to time, but not in excess of 250%;

    (ii) If a Grantee is promoted, demoted, or transferred to a different business unit of ALLTEL during a Performance Period, then, to the extent the Committee determines any one or more of the performance goals, Performance Period, or Performance Percentage are no longer appropriate, the Committee may make any changes thereto as it deems appropriate in order to make them appropriate; and

    (iii) When granted, Performance Shares may, but need not, be identified with Shares subject to a specific option, specific Restricted Shares, or specific SARs of the Grantee granted under the Plan in a number equal to or different from the number of the Performance Shares so granted. If Performance Shares are so identified, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Performance Shares shall terminate upon (A) the expiration, termination, forfeiture, or cancellation of the option, Restricted Shares, or SARs with which the Performance Shares are identified, (B) the exercise of such option or SARs, or (C) the date Restricted Shares become nonforfeitable.

  (f) GRANT OF RESTRICTED SHARES.

    (i) The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, subject to the following sentence. Except with respect to Restricted Shares that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than ten business days after the Grant Date. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 9;

    (ii) The Committee may, but need not, provide that all or any portion of a Grantee's Restricted Shares, or Restricted Shares acquired upon exercise of an option, shall be forfeited:

      (A) except as otherwise specified in the Plan or the Award Agreement, upon the Grantee's termination of employment within a specified time period after the Grant Date; or

      (B) if ALLTEL or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment; or

      (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement;

    (iii) If Restricted Shares are forfeited and the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Shares to ALLTEL at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares or (y) the Fair Market Value of the Restricted Shares on the date of forfeiture, which shall be paid to the Grantee in cash as soon as administratively practicable. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a Stockholder of ALLTEL, from and after the date the event causing the forfeiture, whether or not the Grantee accepts ALLTEL's tender of payment for such Restricted Shares; and

    (iv) The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of ALLTEL until such Restricted Shares become nonforfeitable or are forfeited or (ii) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, ALLTEL shall cause certificates for such shares to be issued without such legend.

  (g) GRANT OF STOCK BONUSES. The Committee may grant Bonus Shares to any Eligible Employee.

  7. NON-TRANSFERABILITY. An Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised during the Grantee's lifetime only by the Grantee or his or her guardian or legal representative, except that, subject to Section 6(c) (in respect of ISOs), a Grantee may, if permitted by the Committee, in its discretion, (i) designate in writing a beneficiary to exercise an Award after his or her death (if that designation has been received by ALLTEL prior to the Grantee's death) and (ii) transfer the Award to one or more members of the Grantee's Immediate Family.

  8. EXERCISE.

  (a) EXERCISE OF OPTIONS.

    (i) Subject to Section 6 and except as otherwise provided in the applicable Award Agreement, each option shall become exercisable at such time or times as may be specified by the Committee from time to time;

    (ii) An option shall be exercised by the delivery to ALLTEL during the Option Term of (y) written notice of intent to purchase a specific number of Shares subject to the option and (z) payment in full of the Option Price of such specific number of Shares;

    (iii) Payment of the Option Price may be made by any one or more of the following means:

      (A) cash, personal check, or wire transfer;

      (B) Mature Shares, valued at their Fair Market Value on the date of exercise;

      (C) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise;

      (D) in accordance with procedures previously approved by ALLTEL, through the sale of the Shares acquired on exercise of the Option through a bank or broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to ALLTEL the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by ALLTEL, the amount of federal, state, local, or foreign withholding taxes payable by Grantee by reason of such exercise; or

      (E) in the discretion of the Committee, payment may also be made in accordance with Section 9.

  The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option or

  (y) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

  (b) EXERCISE OF SARS.

    (i) Subject to Sections 6(d) and 8(f), and except as otherwise provided in the applicable Award Agreement, (x) each SAR not identified with any other Award shall become exercisable with respect to 25% of the Shares subject thereto on each of the first four year anniversaries of the Grant Date of such SAR unless the Committee provides otherwise in the Award Agreement and (y) each SAR which is identified with any other Award shall become exercisable as and to extend that the option or Restricted Shares with which such SAR is identified may be exercised or becomes nonforfeitable, as the case may be;

    (ii) SARs shall be exercised by delivery to ALLTEL of written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an option or Restricted Shares shall result in the cancellation or forfeiture of such option or Restricted Shares, as the case may be, to the extent of such exercise; and

    (iii) The benefit for each SAR exercised shall be equal to (x) the Fair Market Value of a Share on the date of such exercise, minus (y) the Strike Price of such SAR. Such benefit shall be payable in cash, except that the Committee may provide in the Award Agreement that benefits may be paid wholly or partly in Shares.

  (c) PAYMENT OF PERFORMANCE SHARES. Unless otherwise provided in the Award Agreement with respect to an Award of Performance Shares, if the minimum performance goals applicable to such Performance Shares have been achieved during the applicable Performance Period, then ALLTEL shall pay to the Grantee of such Award that number of Shares equal to the product of:

    (i) the sum of (x) number of Performance Shares specified in the applicable Award Agreement and (y) the number of Shares that would have been issuable if such Performance Shares had been Shares outstanding throughout the Performance Period and the stock dividends, cash dividends (except as otherwise provided in the Award Agreement), and other property paid in respect of such shares had been reinvested in additional Shares as of each dividend payment date, multiplied by

    (ii) the Performance Percentage achieved during such Performance Period.

The Committee may, in its discretion, determine that cash be paid in lieu of some or all of such Shares. The amount of cash payable in lieu of a Share shall be determined by valuing such shares at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Section shall be made as soon as administratively practical after the end of the applicable Performance Period. Any Performance Shares with respect to which the performance goals shall not have been achieved by the end of the applicable Performance Period shall expire.

  (e) CHANGE IN CONTROL. If, within 12 months after a Change in Control, the employment of a Grantee is terminated by ALLTEL without Cause or by the Grantee for Good Reason, then all unvested Awards shall immediately become fully exercisable or payable, as applicable; except that the benefit payable with respect to any Performance Share with respect to which the Performance Period has not ended as of the date of such termination of employment shall be equal to the product of the Change in Control Value multiplied successively by each of the following:

    (i) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Change in Control and the denominator of which is the number of whole and partial months in the Performance Period; and

    (ii) a percentage equal to the greater of (y) the target percentage, if any, specified in the applicable Award Agreement or (z) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change in Control would continue until the end of the Performance Period.

  (f) POOLING CONSIDERATIONS. Any provision of the Plan to the contrary notwithstanding, if the Committee determines, on the basis of advice from ALLTEL's independent auditors received prior to a business combination involving ALLTEL, that the exercise or payment of any Award would be likely to preclude the use of pooling-of-interests accounting ("pooling") with respect to that transaction the effect of which would be materially adverse to such business combination, the Committee may unilaterally cancel such Award prior to the Change in Control if the Committee grants a substitute Award or ALLTEL pays a substitute benefit in the form of Shares or other benefits that are as comparable in form and value to the canceled Award as practicable and the Committee determines, on the basis of advice from ALLTEL's independent auditors, that such substitute grant or payment would not cause the transaction to become ineligible for pooling-of-interests accounting treatment.

  9. LOANS AND GUARANTEES. The Committee may in its discretion allow a Grantee to defer payment to ALLTEL of all or any portion of (i) the Option Price of an option, (ii) the purchase price of Restricted Shares, or (iii) any taxes associated with the exercise, nonforfeitability of, or payment of benefits in connection with, an Award, or cause ALLTEL to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, or any related taxes. Any such payment deferral or guarantee by ALLTEL shall be on such terms and conditions as the Committee may determine, except that a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) other than treasury shares, pays upon exercise of an option or grant of Restricted Shares, as applicable, an amount at least equal to the Minimum Consideration therefor. If the Committee has permitted a payment deferral or caused ALLTEL to guarantee a loan in accordance with this Section, then the Committee may require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers his or her Shares purchased pursuant to such deferral or guarantee. The Committee may at any time in its discretion forgive the repayment of any or all of the principal of, or interest on, any such deferred payment obligation.

  10. NOTIFICATION UNDER SECTION 83(B). If the Grantee, in connection with the exercise of any option or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify ALLTEL, in writing, of such election within ten days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described in this Section 10.

  11. MANDATORY TAX WITHHOLDING.

  (a) Whenever under the Plan Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, ALLTEL shall be entitled to require (i) that the Grantee remit an amount in cash, or in ALLTEL's discretion, Mature Shares, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan, or (iii) any combination of the foregoing.

  (b) Any Grantee who makes a Disqualifying Disposition or an election under
Section 83(b) of the Code shall remit to ALLTEL an amount sufficient to satisfy all resulting Required Withholding; except that in lieu of or in addition to the foregoing, ALLTEL shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

  12. ELECTIVE SHARE WITHHOLDING.

  (a) Subject to the provisions of this Section 12, a Grantee may elect the withholding ("Share Withholding") by ALLTEL of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon Restricted Shares becoming nonforfeitable (each, a "Taxable Event") having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

  (b) Each Share Withholding election shall be subject to the following conditions:

    (i) any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

    (ii) the Grantee's election must be made before the date on which the amount to be withheld is determined; and

    (iii) the Grantee's election shall be irrevocable.

  13. TERMINATION OF EMPLOYMENT.

  (a) FOR CAUSE. If a Grantee's employment is terminated for Cause, (i) the Grantee's Restricted Shares that are then forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(f)(iii) regarding repayment of certain amounts to the Grantee; and (ii) any unexercised option or Performance Share shall terminate effective immediately upon such termination of employment.

  (b) ON ACCOUNT OF RETIREMENT. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of Retirement, then:

    (i) the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

    (ii) any unexercised option or SAR, whether or not exercisable on the date of such termination of employment, may be exercised, in whole or in part, within the first three years after such termination of employment (but only during the Option Term) by the Grantee or a Permitted Transferee; and

    (iii) any unexercised Performance Shares may be exercised in whole or in part, at any time within six months after such termination of employment on account of Retirement by the Grantee; except that the benefit payable with respect to any Performance Shares for which the Performance Period has not ended as of the date of such termination of employment on account of Retirement shall be equal to the product of the Fair Market Value of a Share Value multiplied successively by each of the following:

      (A) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

      (B) a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for the Performance Share.

  (c) ON ACCOUNT OF DEATH. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of death, then:

    (i) the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

    (ii) any unexercised option or SAR, whether or not exercisable on the date of such termination of employment, may be exercised, in whole or in part, within the first 12 months after such termination of employment (but only during the Option Term) after the death of the Grantee by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's designated beneficiary, or (C) a Permitted Transferee; and

    (iii) any unexercised Performance Shares may be exercised in whole or in part, at any time within six months after such termination of employment on account of the death of the Grantee, by (A) his or her personal representative or by the person to whom the Performance Shares are transferred by will or the applicable laws of descent and distribution, (B) the Grantee's designated beneficiary, or (C) a Permitted Transferee; except that the benefit payable with respect to any Performance Shares for which the Performance Period has not ended as of the date of such termination of employment on account of death shall be equal to the product of the Fair Market Value of Share Value multiplied successively by each of the following:

      (A) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that has elapsed since the beginning of such Performance Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

      (B) a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for the Performance Share.

  (d) ON ACCOUNT OF DISABILITY. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of Disability, then:

    (i) the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

    (ii) any unexercised option or SAR, whether or not exercisable on the date of such termination of employment, may be exercised in whole or in part, within the first 12 months after such termination of employment (but only during the Option Term) by the Grantee, by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution,
  (B) the Grantee's designated beneficiary, or (C) a Permitted Transferee;
  and

    (iii) any unexercised Performance Shares may be exercised in whole or in part, at any time within six months after such termination of employment on account of Disability by the Grantee or by (A) his personal representative or by the person to whom the Performance Shares are transferred by will or the applicable laws of descent and distribution, (B) the Grantee's designated beneficiary, or (C) a Permitted Transferee; except that the benefit payable with respect to any Performance Shares for which the Performance Period has not ended as of the date of such termination of employment on account of Disability shall be equal to the product of the Fair Market Value of a Share Value multiplied successively by each of the following:

      (A) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

      (B) a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance

    Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for the Performance Share.

  (e) ANY OTHER REASON. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates for any reason other than for Cause, Retirement, death, or Disability, then:

    (i) the Grantee's Restricted Shares (and any SARs identified therewith), to the extent forfeitable on the date of the Grantee's termination of employment), shall be forfeited on such date;

    (ii) any unexercised option or SAR (other than a SAR identified with a Restricted Share or Performance Share), to the extent exercisable immediately before the Grantee's termination of employment, may be exercised in whole or in part, not later than three months after such termination of employment (but only during the Option Term); and

    (iii) the Grantee's Performance Shares (and any SARs identified therewith) shall become nonforfeitable and may be exercised in whole or in part, but only if and to the extent determined by the Committee.

  (f) EXTENDED EXERCISABILITY. If the Grantee has entered into an agreement with ALLTEL not to sell any Shares (or the capital stock of a successor to ALLTEL) for a specified period after the consummation of a business combination between ALLTEL and another corporation or entity (the "Specified Period"), such option may be exercised in whole or in part until the later of the end of the post-termination period specified in subparagraph (b), (c), or
(d) of this Section, as applicable, or ten business days after the end of the Specified Period.

  (g) EXTENSION OF TERM. In the event of a termination of the Grantee's employment other than for Cause, the term of any Award (whether or not exercisable immediately before such termination) which would otherwise expire after the Grantee's termination of employment but before the end of the period following such termination of employment described in subparagraphs (b), (c), and (d) of this Section for exercise of Awards may, in the Committee's discretion, be extended so as to permit any unexercised portion thereof to be exercised at any time within such period. The Committee may further extend the period of exercisability to permit any unexercised portion thereof to be exercised within a specified period provided by the Committee.

  14. PLANS OF FOREIGN SUBSIDIARIES. The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Plan"). All Awards granted under such Foreign Plan shall be treated as grants under the Plan. Such Foreign Plans shall have such provisions as the Committee permits not inconsistent with the provisions of the Plan. Awards granted under a Foreign Plan shall be governed by the terms of the Plan, except to the extent that the provisions of the Foreign Plan are more restrictive than the provisions of the Plan, in which case the Foreign Plan shall control.

  15. SUBSTITUTED AWARDS. If the Committee cancels any Award (whether granted under this Plan or any plan of any entity acquired by ALLTEL or a Subsidiary), the Committee may, in its discretion, substitute a new Award therefor upon such terms and conditions consistent with the Plan as the Committee may determine; except that (a) the Option Price of any new option, and the Strike Price of any new SAR, shall not be less than 100% (110% in the case of an incentive stock option granted to a 10% Owner) of the Fair Market Value of a Share on the date of grant of the new Award; and (b) the Grant Date of the new Award shall be the date on which such new Award is granted.

  16. SECURITIES LAW MATTERS. If the Committee deems necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificate for Shares. If, based upon the advice of counsel to ALLTEL, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are listed any of ALLTEL's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but ALLTEL shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

  17. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Award shall (a) give any Grantee the right to remain employed by ALLTEL or any Subsidiary or to any benefits not specifically provided by the Plan or (b) modify the right of ALLTEL or any Subsidiary to modify, amend, or terminate any employee benefit plan.

  18. NO RIGHTS AS A STOCKHOLDER. A Grantee shall not have any rights as a stockholder of ALLTEL with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of ALLTEL, shall confer on the Grantee all rights of a stockholder of ALLTEL, except as otherwise provided in the Plan. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

  19. NATURE OF PAYMENTS. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death, or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, or other employee benefit plan of ALLTEL or any Subsidiary or (b) any agreement between (i) ALLTEL or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

  20. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment of terminations of employment

  21. ADJUSTMENTS.

  (a) The Committee shall make equitable adjustment of:

    (i) the aggregate number of Shares available under the Plan for Awards;

    (ii) the number of Shares, SARs, or Performance Shares covered by an Award; and

    (iii) the Option Price of all outstanding options and the Strike Price of all outstanding SARs;

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation, or similar event, of or by ALLTEL.

  (b) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control in connection with which the holders of Common Stock receive shares of common stock of the surviving or successor corporation that are registered under Section 12 of the 1934 Act:

    (i) there shall be substituted for each option and SAR outstanding on the date of the consummation of corporate transaction relating to such Change in Control, a new option or SAR, as the case may be, reflecting the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control and providing each Grantee with rights that are substantially identical to those under this Plan in all material respects; and

    (ii) in the event of any such substitution, the purchase price per share in the case of an option and the Strike Price in the case of an SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or Strike Price.

  22. AMENDMENT OF THE PLAN. The Board may from time to time, in its discretion, amend the Plan without the approval of ALLTEL's stockholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed ALLTEL's equity securities and (ii) that the Board may not without the approval of ALLTEL's stockholders amend the Plan to increase the total number of shares reserved for the purposes of the Plan.

  23. TERMINATION OF THE PLAN. The Plan shall terminate on the ten year anniversary of the Effective Date or at such earlier time as the Board may determine. No termination shall affect any Award then outstanding under the Plan.

  24. NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and ALLTEL shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or ALLTEL of any applicable law or regulation.

  25. CONTROLLING LAW. The law of the State of Delaware, except its law with respect to choice of law, shall control all matters relating to the Plan.

  26. SEVERABILITY. If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will given effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

-------------------------------------------------------------------------------
IF SIGNED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS GIVEN. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATIONS ARE GIVEN AS TO VOTING, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED BELOW.
--------------------------------------------------------------------------------
                                                            Please mark you vote
                                                            as indicated in this
                                                            example          [x]

     The Board of Directors recommends a vote FOR the following Proposal.

                                                   FOR      AGAINST      ABSTAIN
  1. To approve and adopt the Agreement and Plan   [_]        [_]          [_]
     of  Merger, dated as of March 16, 1998,
     among ALLTEL, Corporation, a Delaware cor-poration ("ALLTEL"), Pinnacle Merger Sub,
     Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of ALLTEL, and the Company, and the transactions contemplated thereby, pursuant to which, among other things, (a) Merger Sub will be merged with and into the Company, and the Company will become a wholly-owned subsidiary of ALLTEL, and (b) each out-standing share of the Company's common stock, $0.01 par value, will be converted into the right to receive .74 of a share of ALLTEL common stock, par value $1.00 per share.


  ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***

                                                         YES      NO
                                   Please check YES      [_]      [_]
                                   if you plan to
                                   attend the Special
                                   Meeting.



Signature                  Signature                                Date
         ------------------          ----------    -----------------    -------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
 ...............................................................................
                             FOLD AND DETACH HERE

                               VOTE BY TELEPHONE
                           QUICK***EASY***IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

* You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Directors recommends on the Proposal described above: Press 1.
--------------------------------------------------------------------------------

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION #1: To vote other than as the Board of Directors recommends on the
           Proposal described above: Press 0. You will hear these instructions:
--------------------------------------------------------------------------------

           To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF YOU VOTED YOUR SHARES BY TELEPHONE, PLEASE DO NOT RETURN THE ABOVE PROXY CARD.
--------------------------------------------------------------------------------


CALL ** TOLL FREE ** ON A TOUCH-TONE TELEPHONE
           X-XXX-XXX-XXXX ANYTIME
   THERE IS NO CHARGE TO YOU FOR THIS CALL.

                         PROXY/VOTING INSTRUCTION CARD
                          360 COMMUNICATIONS COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints D.E. Foster, M.J. Small and K.C. Gallagher, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote, as specified on the reverse side, all shares of Common Stock of 360 Communications Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, June 23, 1998, 10:00 local time, at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois, or at any adjournment thereof.

The undersigned also hereby revokes previous proxies and acknowledges receipt of 360 Communications Company's Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)





 ...............................................................................
                             FOLD AND DETACH HERE





                          360 COMMUNICATIONS COMPANY
                        SPECIAL MEETING OF STOCKHOLDERS

                     TUESDAY, JUNE 23, 1998 AT 10:00 A.M.

                          THE NORTHERN TRUST COMPANY
                            6TH FLOOR ASSEMBLY ROOM
                             50 S. LASALLE STREET
                            CHICAGO, ILLINOIS 60675



All stockholders are cordially invited to attend the Special Meeting in person.